PROSPECTUS SUPPLEMENT
(To Prospectus dated March 6, 1997)

                                  $300,000,000
           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1997-3
                               SUPERIOR BANK FSB,
                                    DEPOSITOR

                                   ----------

     The Series 1997-3 AFC Mortgage Loan Asset Backed Certificates will consist of seven Classes of certificates (collectively, the "Certificates"), Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5 (collectively, the "Class 1A Certificates"), Class 2A (together with the Class 1A Certificates, the "Class A Certificates") and Class R. The Class A Certificates will have the initial principal balances set forth below. Only the Class A Certificates are offered hereby.

     The Class A Certificates will represent a senior undivided interest in a trust fund (the "Trust Fund") created by Superior Bank FSB (the "Depositor"), consisting of two sub-pools of mortgage loans secured by first and second liens on single-family properties, units in planned unit developments, individual condominium units, manufactured homes, multifamily properties and mixed residential and commercial structures (the "Mortgage Loans") originated or purchased by the Depositor, all proceeds thereof due after the Cut-off Date with respect to the Initial Mortgage Loans or the Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, as such terms are defined herein (other than the Depositor's Yield as described in the Prospectus), the certificate insurance (continued on next page)

                      [LOGO] FINANCIAL GUARANTY INSURANCE
                             COMPANY
         FGIC is a registered mark used by Financial Guaranty Company, a private company not affiliated with any U.S. Government agency.

                                   ----------

 PROCEEDS OF THE ASSETS IN THE TRUST FUND, INCLUDING THE CERTIFICATE INSURANCE POLICY, ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A
 CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR OR
   ANY OF ITS AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING
     MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR
         INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 9 OF THE ACCOMPANYING PROSPECTUS.

===============================================================================================================

                             INITIAL PRINCIPAL  PASS-THROUGH       PRICE TO      UNDERWRITING      PROCEEDS TO
                                  BALANCE           RATE            PUBLIC         DISCOUNT        DEPOSITOR(1)
---------------------------------------------------------------------------------------------------------------
Per Class 1A-1 Certificate..    $35,000,000       Variable           100%            0.2%             99.8%
---------------------------------------------------------------------------------------------------------------
Per Class 1A-2 Certificate..    $30,500,000         6.62%          100%(2)          0.25%             99.75%
---------------------------------------------------------------------------------------------------------------
Per Class 1A-3 Certificate..    $12,000,000         6.69%       99.984375%(2)       0.30%           99.684375%
---------------------------------------------------------------------------------------------------------------
Per Class 1A-4 Certificate..    $22,027,857         7.07%        99.96875%(2)       0.35%           99.61875%
---------------------------------------------------------------------------------------------------------------
Per Class 1A-5 Certificate..    $21,000,000         6.90%        99.96875%(2)       0.43%           99.53875%
---------------------------------------------------------------------------------------------------------------
Per Class 2A Certificate....   $179,472,143       Variable           100%           0.29%             99.71%
---------------------------------------------------------------------------------------------------------------
Total.......................   $300,000,000          N/A       $299,984,678.79   $870,116.71     $299,114,562.08
================================================================================================================

(1) Before deducting expenses payable by the Depositor estimated to be $295,000.
(2) Plus accrued interest from September 1, 1997.

                                   ----------

   The Class A Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A Certificates will be made solely in book-entry form through The Depository Trust Company in the United States or CEDEL and Euroclear (each as defined herein) in Europe against payment therefor in immediately available funds in New York, New York, on or about September 25, 1997.

                                   ----------

MERRILL LYNCH & CO.                                            J.P. MORGAN & CO.

          The date of this Prospectus Supplement is September 12, 1997.

(continued from preceding page)

policy described herein, funds on deposit in two Pre-Funding Accounts to be established with the Trustee, certain other accounts and certain other property (Sub-Pool 1 and Sub-Pool 2, each a "Sub-Pool", and collectively, the "Mortgage Pool").

   Additional Mortgage Loans are intended to be purchased by the Trust Fund from the Depositor on or before November 21, 1997 from funds on deposit in the Pre-Funding Accounts. On the Closing Date, the Depositor will pay to the Trustee $46,413,349 for deposit in the Sub-Pool 1 Pre-Funding Account and $69,619,200 for deposit in the Sub-Pool 2 Pre-Funding Account. Sub-Pool 1 consists of fixed-rate mortgage loans which are secured by first and second liens and Sub-Pool 2 consists of adjustable-rate mortgage loans which are secured by first liens. The Sub-Pool 2 Mortgage Loans will be subject to annual or semiannual mortgage rate adjustments after an initial six-month, twenty-four month or sixty month period, based upon changes in either the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year (the "One-Year U.S. Treasury Index"), or six-month London interbank offered rates for United States dollar-denominated deposits in the London market (the "Six-Month LIBOR Index") (each, an "Index") as described herein under "The Mortgage Pool--Sub-Pool 2." The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be entered into as of the Cut-off Date among the Depositor, the Lee Servicing Company division of the Depositor, as servicer (the "Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). To the extent described herein, the Class 1A and Class 2A Certificates are cross-collateralized so that, in certain circumstances, Excess Spread and principal collections on a Sub-Pool will be available to Holders of the Class A Certificates related to the other Sub-Pool. Credit enhancement with respect to the Class 1A Certificates will be provided in part by the initial overcollateralization resulting from the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 1 Pre-Funded Amount exceeding the initial Class 1A Principal Balance as of the Closing Date, and credit enhancement with respect to the Class 2A Certificates will be provided in part by the initial overcollateralization resulting from the sum of the Original Sub-Pool 2 Principal Balance and the Original Sub-Pool 2 Pre-Funded Amount exceeding the initial Class 2A Principal Balance as of the Closing Date.

   The Class A Certificates will be unconditionally and irrevocably guaranteed as to payment of the related Class A Remittance Amount to the extent described herein on each Remittance Date pursuant to the terms of the Certificate Insurance Policy to be issued by Financial Guaranty Insurance Company.

   Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a business day, then on the next business day commencing on October 27, 1997 (each, a "Remittance Date"), to the extent and in the manner set forth herein.

   The yield to investors on the Class A Certificates will be sensitive in varying degrees to, among other things, the rate and timing of principal payments (including prepayments) of the Mortgage Loans and, with respect to Sub-Pool 2, to the level of the related Index. The yield to maturity of the Class A Certificates may vary from the anticipated yield to the extent such Certificates are purchased at a discount or premium and to the extent the rate and timing of payments thereon is sensitive to prepayments and an increased or decreased rate of payment of principal. Holders of the Class A Certificates purchased at a discount should consider the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and Holders of Class A Certificates purchased at a premium should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

   There is currently no secondary market for the Class A Certificates. Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters") intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

   As a condition of issuance, the Class 1A and Class 2A Certificates will be rated Aaa by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc.

   As described herein, a real estate mortgage investment conduit ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes, exclusive of the Interest Coverage Accounts (the "Trust Fund REMIC"). The Class A Certificates will constitute "regular interests" and the Class R Certificates will constitute the sole class of "residual interests" in such REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                                   ----------

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION" HEREIN.

                                   ----------

                             ADDITIONAL INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Class A Certificates. This Prospectus Supplement and the Prospectus, which forms a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and certain of its Regional Offices located as follows: Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                          REPORTS TO CERTIFICATEHOLDERS

   Periodic and annual reports concerning the Trust Fund are required under the Pooling Agreement to be forwarded to holders of the Certificates ("Holders" or "Certificateholders"). Such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

   THE CLASS A CERTIFICATES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH 6, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

        This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Prospectus Supplement are defined elsewhere herein or in the Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Principal Definitions" herein and in the Prospectus.

Title of Securities................AFC Mortgage Loan Asset Backed Certificates,
                                       Series 1997-3, Class 1A-1, Class 1A-2,
                                       Class 1A-3, Class 1A-4, Class 1A-5, Class
                                       2A and Class R (the Class 1A-1, Class
                                       1A-2, Class 1A-3, Class 1A-4 and Class
                                       1A-5 Certificates are referred to herein as the "Class 1A Certificates"; the Class 1A and Class 2A Certificates are referred to herein as the "Class A Certificates"; the Class A and Class R Certificates are referred to herein as the "Certificates"; each such class, a "Class"). The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement (the "Pooling Agreement"), dated as of the Cut-off Date, by and among the Depositor, the Servicer and the Trustee. Only the Class A Certificates are offered hereby.

Depositor..........................Superior Bank FSB, a federally chartered stock savings bank (the "Depositor"),
                                       will deposit into the Trust Fund mortgage loans originated or purchased by the Depositor. See "The Depositor" herein and in the Prospectus.


Servicer...........................The Lee Servicing Company division of the
                                       Depositor (the "Servicer" or the "Lee
                                       Servicing Division"). See "Pooling
                                       Agreement--The Servicer" herein and "The
                                       Servicer" in the Prospectus.

Trustee............................LaSalle National Bank, a nationally chartered bank. See "Pooling Agreement--The
                                       Trustee" herein.

Cut-off Date.......................September 1, 1997.

Distributions......................Distributions on the Certificates will be made on the 25th day of each month or, if such day is not a Business Day, on the first Business Day thereafter commencing October 27, 1997 (each, a "Remittance Date"). Distributions on each Remittance Date will be made to Certificateholders of record as of the Business Day immediately preceding such Remittance Date, in the case of the Class 1A-1 Certificates and the Class 2A
                                       Certificates, and the last Business Day
                                       of the month preceding the month of such Remittance Date, in the case of all other Classes of Certificates (each, a "Record Date"), except that the initial distribution on all Classes of Certificates other than the Class 1A-1 Certificates and the Class 2A
                                       Certificates will be made to
                                       Certificateholders of record as of the
                                       Closing Date and the final distribution
                                       on the Certificates will be made only
                                       upon presentment and surrender of the
                                       Certificates at the office or agency of
                                       the Trustee in Chicago, Illinois.

Registration of Offered
 Certificates......................Holders of the Certificates may elect to hold their Certificate interests through The
                                       Depository Trust Company ("DTC"), in the
                                       United States, or Centrale de Livraison
                                       de Valeurs Mobilieres S.A. ("CEDEL") or
                                       the Euroclear System ("Euroclear"), in
                                       Europe. Transfers within DTC, CEDEL or
                                       Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries (collectively, the
                                       "Depositaries") of CEDEL or Euroclear,
                                       respectively, and each a participating
                                       member of DTC. The Certificates will be
                                       initially registered in the name of CEDE
                                       & Co., the nominee of DTC. The interests of the Certificateholders will be represented by book-entries on the records of DTC, its Participants and Indirect Participants for the benefit of the Certificate Owners. Certificates representing the Class A Certificates will be issued in definitive form only under the limited circumstances described in the Prospectus. In the case of the Class A Certificates, all references herein to "Holders" or
                                       "Certificateholders" shall reflect the
                                       rights of Certificate Owners as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and participating members thereof, except as otherwise specified in the Prospectus. See "Risk Factors-Difficulty in Pledging" and "-Potential Delays in Receipt of Distributions" herein and "Risk Factors" and "Description of the
                                       Certificates--Book-Entry Registration and
                                       Definitive Certificates" in the
                                       Prospectus.

The Class A Certificates............The Class 1A-1 Certificates will have an initial principal balance of $35,000,000
                                       (the initial "Class 1A-1 Principal
                                       Balance") as of the date of initial
                                       issuance (the "Closing Date"), and will
                                       accrue interest at the Class 1A-1
                                       Pass-Through Rate. The Class 1A-2
                                       Certificates will have an initial
                                       principal balance of $30,500,000 (the
                                       initial "Class 1A-2 Principal Balance")
                                       as of the Closing Date, and will accrue
                                       interest at the Class 1A-2 Pass-Through
                                       Rate. The Class 1A-3 Certificates will
                                       have an initial principal balance of
                                       $12,000,000 (the initial "Class 1A-3
                                       Principal Balance") as of the Closing
                                       Date, and will accrue interest at the
                                       Class 1A-3 Pass-Through Rate. The Class
                                       1A-4 Certificates will have an initial
                                       principal balance of $22,027,857 (the
                                       initial "Class 1A-4 Principal Balance")
                                       as of the Closing Date, and will accrue
                                       interest at the Class 1A-4 Pass-Through
                                       Rate. The Class 1A-5 Certificates will
                                       have an initial principal balance of
                                       $21,000,000 (the initial "Class 1A-5
                                       Principal Balance") as of the Closing
                                       Date, and will accrue interest at the
                                       Class 1A-5 Pass-Through Rate. The
                                       aggregate initial principal balance of
                                       the Class 1A Certificates is
                                       $120,527,857.

                                   The Class 2A Certificates will have an
                                       initial principal balance of $179,472,143
                                       (the initial "Class 2A Principal
                                       Balance") as of the Closing Date, and
                                       will accrue interest at the Class 2A
                                       Pass-Through Rate.

                                   The sum of the Class 1A-1 Principal Balance,
                                       the Class 1A-2 Principal Balance, the
                                       Class 1A-3 Principal Balance, the Class
                                       1A-4 Principal Balance and the Class 1A-5
                                       Principal Balance is referred to herein
                                       as the "Class 1A Principal Balance." The
                                       Class 1A Principal Balance and the Class
                                       2A Principal Balance are collectively
                                       referred to herein as the "Class A
                                       Principal Balance."

                                   Except to the extent that Sub-Pool 1 and
                                       Sub-Pool 2 are cross-collateralized as
                                       described herein under "Description of
                                       the Certificates--Excess Spread,
                                       Overcollateralization and Cross-

                                       Collateralization Provisions", the Class
                                       1A Certificates are related to Sub-Pool 1 and the Class 2A Certificates are related to Sub-Pool 2. Each Class of the Class A Certificates will represent a senior undivided ownership interest in a trust fund (the "Trust Fund") consisting initially of two groups of Initial Mortgage Loans (the "Sub-Pool 1 Initial Mortgage Loans" and the "Sub-Pool 2 Initial Mortgage Loans") with an aggregate principal balance of $75,270,504.81 with respect to Sub-Pool 1, and $115,690,188.57 with respect to
                                       Sub-Pool 2, as of the Cut-off Date, after giving effect to all payments collected on or prior to the Cut-off Date (with respect to Sub-Pool 1, the "Original Sub-Pool 1 Principal Balance"; with respect to Sub-Pool 2, the "Original Sub-Pool 2 Principal Balance"; collectively, the "Original Pool Principal Balance"), all proceeds thereof due after the Cut-off Date with respect to the related Initial Mortgage Loans or the Subsequent Cut-off Date with respect to the related Subsequent Mortgage Loans (other than the related Depositor's Yield as described in the Prospectus), a Certificate Insurance Policy, three trust accounts for each Sub-Pool established with the Trustee (the Pre-Funding Accounts, the Reserve Accounts and the Interest Coverage Accounts), and funds on deposit in each such account and certain other property (each such group of Mortgage Loans and the related assets, "Sub-Pool 1" and "Sub-Pool 2"; each a "Sub-Pool" and collectively, the "Mortgage Pool").

Interest Distributions on the
  Class A Certificates............. As described herein, on each Remittance
                                       Date, with respect to the Class 1A-1
                                       Certificates, interest will be paid at
                                       the Class 1A-1 Pass-Through Rate in an
                                       amount equal to interest accrued during
                                       the related Accrual Period on the related
                                       Class 1A-1 Principal Balance prior to
                                       giving effect to principal distributions to be made on such date.

                                    As described herein, on each Remittance
                                       Date, with respect to each Class of the
                                       Class 1A Certificates, other than the
                                       Class 1A-1 Certificates, interest will be paid at the related Class 1A Pass-Through Rate in an amount equal to 30 days' interest on the related Class 1A Principal Balance prior to giving effect to principal distributions to be made on such date. All calculations of interest on each Class of Class 1A Certificates, other than the Class 1A-1 Certificates, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                                    As described herein, on each Remittance
                                       Date, with respect to the Class 2A
                                       Certificates, interest will be paid at
                                       the Class 2A Pass-Through Rate in an
                                       amount equal to interest accrued during
                                       the related Accrual Period on the related
                                       Class 2A Principal Balance prior to
                                       giving effect to principal distributions to be made on such date.

                                   The Class 1A-1 Certificates will accrue
                                       interest at the Class 1A-1 Pass-Through
                                       Rate which, for a particular Remittance
                                       Date, will be equal to the least of (i)
                                       One-Month LIBOR plus 0.09% per annum,
                                       (ii) the weighted average of the Mortgage
                                       Rates of the Sub-Pool 1 Mortgage Loans
                                       minus, with respect to Sub-Pool 1, the
                                       sum of (a) the Servicing Fee Rate, (b)
                                       the rate at which the monthly premium
                                       payable to the Certificate Insurer is
                                       calculated and (c) the rate at
                                       which the Annual Trustee Expense Amount
                                       is calculated and (iii) 10.50% per annum
                                       (the "Class 1A-1 Cap Rate"); provided,
                                       however, that on any Remittance Date on
                                       which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.49% per annum. For purposes of calculating the Class 1A-1
                                       Pass-Through Rate for any Remittance
                                       Date, because most of the Sub-Pool 1
                                       Mortgage Loans do not provide for the
                                       calculation of interest on an Actual/360
                                       Basis (which is the basis on which
                                       interest is calculated on the Class 1A-1
                                       Certificates), the basis on which
                                       interest is computed on the Sub-Pool 1
                                       Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Sub-Pool 1 Mortgage Loans.

                                   The Class 1A-2 Certificates will accrue
                                       interest at the fixed per annum rate of
                                       6.62% (the "Class 1A-2 Pass-Through
                                       Rate"). The Class 1A-3 Certificates will accrue interest at the fixed per annum rate of 6.69% (the "Class 1A-3 Pass-Through Rate"). The Class 1A-4 Certificates will accrue interest at the fixed per annum rate of 7.07% (the "Class 1A-4 Pass-Through Rate"). The Class 1A-5 Certificates will accrue interest at the fixed per annum rate of 6.90% (the "Class 1A-5 Pass-Through Rate"). In addition, on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling
                                       Agreement--Termination; Purchase of the
                                       Mortgage Loans" herein, the Class 1A-2
                                       Pass-Through Rate, Class 1A-3
                                       Pass-Through Rate, Class 1A-4
                                       Pass-Through Rate and Class 1A-5 Pass
                                       Through Rate will each be increased by
                                       0.40% per annum. The Class 1A-1
                                       Pass-Through Rate, the Class 1A-2
                                       Pass-Through Rate, the Class 1A-3
                                       Pass-Through Rate, the Class 1A-4
                                       Pass-Through Rate and the Class 1A-5
                                       Pass-Through Rate are each referred to
                                       herein as a "Class 1A Pass-Through Rate."
                                       The Class 1A Pass-Through Rate and the
                                       Class 2A Pass-Through Rate are referred
                                       to herein as a "Class A Pass-Through
                                       Rate."

                                   The Class 2A Certificates will accrue
                                       interest at the Class 2A Pass-Through
                                       Rate which, for a particular Remittance
                                       Date will be equal to the least of (i)
                                       One-Month LIBOR plus 0.20% per annum (the rate described in this clause (i), the "Class 2A LIBOR Rate"), (ii) the weighted average of the Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated, (c) the rate at which the Annual Trustee Expense Amount is calculated and (d) 0.50% per annum (the rate described in this clause (ii), the "Available Funds Cap Rate") and (iii) the weighted average of the Maximum Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated, (c) the rate at which the Annual Trustee Expense Amount is calculated and (d) 0.50% per annum (the rate described in this clause

                                       (iii), "Class 2A Cap Rate"); provided,
                                       however, that on any Remittance Date on
                                       which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.60% per annum. For purposes of calculating the Class 2A Pass-Through Rate for any Remittance Date, because most of the Sub-Pool 2 Mortgage Loans provide for the calculation of interest on a basis other than an Actual/360 Basis (which is the basis on which interest is calculated on the Class 2A Certificates), the basis on which interest is computed on the Sub-Pool 2 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Sub-Pool 2 Mortgage Loans.

                                   The Pooling Agreement also provides that on
                                       any Remittance Date on which the Class 2A
                                       Pass-Through Rate is based on the
                                       Available Funds Cap Rate, the excess of
                                       (i) that amount of interest the Holders
                                       of Class 2A Certificates would be
                                       entitled to receive on such Remittance
                                       Date had interest been calculated based
                                       on the Class 2A LIBOR Rate (but in no
                                       event exceeding the Class 2A Cap Rate),
                                       over (ii) the amount of interest such
                                       Class 2A Certificateholders will receive on such Remittance Date at the Available Funds Cap Rate, will be carried forward and paid on a subordinated basis to the extent of Excess Spread with respect to Sub-Pool 2, as described below, to the Holders of Class 2A Certificates on future Remittance Dates and such amount shall accrue interest at the then applicable Class 2A Pass-Through Rate, until paid or until the Class 2A Principal Balance has been reduced to zero (the amount of such excess, together with such accrued interest, the "Available Funds Cap Carry Forward Amount").

                                   Interest payable with respect to each
                                       Remittance Date on the Class 1A-1 and
                                       the Class 2A Certificates will accrue
                                       during the period commencing on the
                                       Remittance Date of the immediately
                                       preceding month and ending on the day
                                       immediately preceding the related
                                       Remittance Date, except that with respect to the first Remittance Date interest payable on the Class 1A-1 and the Class 2A Certificates will accrue during the period commencing on the Closing Date and ending on the day immediately preceding the first Remittance Date (each such period, an "Accrual Period"). All calculations of interest on the Class 1A-1 and the Class 2A Certificates will be computed on the basis of the actual number of days elapsed in the Accrual Period and a 360-day year ("Actual/360 Basis"). One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period.

Principal Distributions on the
  Class A Certificates............ As to any Sub-Pool, Holders of the related
                                       Class A Certificates will be entitled to receive on each Remittance Date (subject to the next succeeding paragraph) distributions in respect of principal (the "Class A Principal Remittance Amount") in the respective amounts and order of priority described herein, to the extent of the related Amount Available, if the Remittance Date is prior to the related

                                       Cross-Over Date, or to the extent of the related Net Excess Amount Available, if the Remittance Date is on or after the related Cross-Over Date, remaining after interest distributions on the related Classes of Class A Certificates, and to the extent of the amount required to reach the related Required
                                       Overcollateralization Amount with respect to such Sub-Pool and, thereafter, to maintain the Required
                                       Overcollateralization Amount but not to
                                       exceed the related Class 1A or Class 2A
                                       Principal Balance then outstanding, plus any amounts described in clauses (iv) (if such amounts represent prior Insured Payments with respect to such Sub-Pool or interest thereon) and (v) below.

                                   The Holders of the Class 1A-5 Certificates
                                       are entitled to receive payments of the
                                       Class 1A-5 Lockout Remittance Amount as
                                       specified below commencing in October
                                       2000. In addition, on any Remittance Date on which the Class 1A-4 Principal Balance is zero, the Holders of the Class 1A-5 Certificates will be entitled to receive the entire Class A Principal Remittance Amount with respect to Sub-Pool 1 remaining after distribution of the Class 1A-5 Lockout Remittance Amount. The Certificate Insurer does not guarantee payment of any portion of the Class 1A-5 Lockout Remittance Amount that is in excess of the Class A Principal Remittance Amount with respect to Sub-Pool 1 for any Remittance Date. See "Description of the
                                       Certificates--Allocation of Amount
                                       Available" herein.

                                   The "Required Overcollateralization Amount"
                                       for any Sub-Pool is the
                                       Overcollateralization Amount required by the Certificate Insurer with respect to such Sub-Pool. As more fully described herein, distributions allocable to principal on the Class A Certificates will generally include (i) the principal portion of all scheduled and unscheduled payments received on the Mortgage Loans in the related Sub-Pool during the period beginning on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date (the "Due Period"), including prepayments, the proceeds of any related insurance policy ("Insurance Proceeds"), proceeds received in connection with the liquidation of defaulted Mortgage Loans in the related Sub-Pool, by foreclosure or otherwise, net of fees and advances reimbursable therefrom ("Net Liquidation Proceeds") and condemnation, eminent domain and release of lien proceeds ("Released Mortgaged Property Proceeds"),
                                       (ii) the principal portion of all
                                       proceeds deposited into the Principal and Interest Account with respect to such Sub-Pool in connection with the repurchase or substitution of Mortgage Loans in the related Sub-Pool for which there is defective loan documentation or a breach of a representation or warranty,
                                       (iii) the Unrecovered Class A Portion
                                       with respect to such Sub-Pool, (iv) the
                                       Class A Carry-Forward Amount with respect to such Sub-Pool, (v) any Mortgagor payments on related Mortgage Loans or Advances with respect to such Sub-Pool which are recovered prior to the expiration date of the Certificate Insurance Policy from Holders of the related Class A Certificates as a voidable preference pursuant to a final, non-appealable order under the United States Bankruptcy Code (a "Preference Amount") and (vi) any additional amount which may be required so that the related Class 1A or Class 2A Principal Balance for such Remittance Date will equal the related Scheduled Class A Principal Balance. In addition, on any Remittance Date prior to the Cross-Over Date, to the extent not previously distributed as described herein, Excess Spread, Remaining Net Excess Spread and Net Excess Principal will be distributable on account of principal to Holders of the Class A Certificates to the extent available and necessary to reach, and thereafter maintain, the Required
                                       Overcollateralization Amount with respect to such Sub-Pool. See "Description of the Certificates--Allocation of Amount
                                       Available" and "--Excess Spread,
                                       Overcollateralization and
                                       Cross-Collateralization Provisions"
                                       herein.

                                   The Certificate Insurer, as subrogee of the
                                       Class A Certificateholders to the extent of Insured Payments, will be entitled to any payments on the related Class A Certificates in respect of that portion of the related Class A Carry-Forward Amount representing amounts previously covered by Insured Payments and interest accrued thereon. See "Description of the Certificates--Allocation of Amount
                                       Available" and "The Certificate Insurer
                                       and the Certificate Insurance Policy"
                                       herein.

                                   The Class A Principal Remittance Amount with
                                       respect to Sub-Pool 1 will be distributed as follows: (a) to the Holders of the Class 1A-5 Certificates, an amount equal to the Class 1A-5 Lockout Remittance Amount, and (b) the remainder to the Holders of the Class 1A-1 Certificates until the Class 1A-1 Principal Balance is reduced to zero, then to the Holders of the Class 1A-2 Certificates until the Class 1A- 2 Principal Balance is reduced to zero, then to the Holders of the Class 1A-3 Certificates until the Class 1A-3 Principal Balance is reduced to zero, then to the Holders of the Class 1A-4 Certificates until the Class 1A-4 Principal Balance is reduced to zero and thereafter to the Holders of the Class 1A-5 Certificates until the Class 1A-5 Principal Balance is reduced to zero.

                                   The Class A Principal Remittance Amount with
                                       respect to Sub-Pool 2 will be distributed to the Holders of the Class 2A Certificates until the Class 2A Principal Balance is reduced to zero.

Mandatory Prepayments on Class A
  Certificates.....................Each Class of the Class A Certificates will be prepaid in part, on a pro rata basis
                                       in proportion to its Principal Balance,
                                       on the November 25, 1997 Remittance Date in the event that any amount remains on deposit in the related Pre-Funding Account on such Remittance Date after the purchase by the Trust Fund of Subsequent Mortgage Loans, if any, with respect to the related Sub-Pool. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans purchased by the Trust Fund will require the application of substantially all of the Original Pre-Funded Amounts and that there should be no material amount of principal prepaid to the related Class A Certificateholders from the related Pre-Funding Account. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amount.

Excess Spread,
  Overcollateralization
  and Cross-Collateralization......On any Remittance Date prior to the
                                       Cross-Over Date with respect to a
                                       particular Sub-Pool, Holders of the
                                       related Class 1A and Class 2A
                                       Certificates will have a right to 100% of the related Excess Spread to fund the amount by which the related Class A Remittance Amount with respect to all Classes of related Class A Certificates exceeds the related Available Remittance Amount for such Remittance Date. To the extent available, the Net Excess Spread and Excess Principal with respect to a Sub-Pool will then be applied to cover any Available Funds Shortfall with respect to the other Sub-Pool.

                                   In addition, on any Remittance Date prior to
                                       the Cross-Over Date on which the
                                       Overcollateralization Amount for a
                                       Sub-Pool is less than the Required
                                       Overcollateralization Amount for such
                                       Sub-Pool, the Remaining Net Excess Spread for such Sub-Pool plus the Available Transfer Cashflow, if any, and the Net Excess Principal, if any, will be used to make additional distributions of principal on the related Classes of Class A Certificates until such
                                       Overcollateralization Amount equals the
                                       related Required Overcollateralization
                                       Amount for such Sub-Pool.

                                   The Pooling Agreement also provides that, on
                                       each Remittance Date, the balance of the Excess Spread for Sub-Pool 2 remaining after all distributions for such Remittance Date are made, other than the distribution to the Class R
                                       Certificateholders, will be used to pay
                                       the Available Funds Cap Carry Forward
                                       Amount for such Remittance Date, if any.

                                   Credit enhancement with respect to the Class
                                       1A Certificates will be provided in part by the initial Overcollateralization Amount for Sub-Pool 1 resulting from the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 1 Pre-Funded Amount exceeding the initial Class 1A Principal Balance as of the Closing Date. On the Closing Date, the initial Overcollateralization Amount with respect to Sub-Pool 1 is expected to be approximately $1,155,996.61, equal to 0.95% of the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 1 Pre-Funded Amount. See "Description of the Certificates-Excess Spread, Overcollateralization and
                                       Cross-Collateralization Provisions"
                                       herein.

                                   Credit enhancement with respect to the Class
                                       2A Certificates will be provided in part by the initial Overcollateralization Amount for Sub-Pool 2 resulting from the sum of the Original Sub-Pool 2 Principal Balance and the Original Sub-Pool 2 Pre-Funded Amount exceeding the initial Class 2A Principal Balance as of the Closing Date. On the Closing Date, the initial Overcollateralization Amount with respect to Sub-Pool 2 is expected to be approximately $5,837,245.74, equal to 3.15% of the sum of the Original Sub-Pool 2 Principal Balance and the Original Sub-Pool 2 Pre-Funded Amount. See "Description of the Certificates-Excess Spread, Overcollateralization and
                                       Cross-Collateralization Provisions"
                                       herein.

                                   Prior to the related Cross-Over Date, Excess
                                       Spread with respect to a Sub-Pool will be applied first, to cover any Available Funds Shortfall with respect to such Sub-Pool, second, to cover any Available Funds Shortfall with respect to the other Sub-Pool, third, to pay the amount of any related accrued and unpaid Annual Trustee Expense Amount, fourth, to reach and maintain the Required
                                       Overcollateralization Amount for such
                                       Sub-Pool, if necessary, fifth, to reach
                                       and maintain the Required
                                       Overcollateralization Amount for the
                                       other Sub-Pool, if necessary, sixth, with respect to the related Sub-Pool, to reimburse the Servicer for amounts to which it is entitled under the Pooling Agreement, and seventh, with respect to Sub-Pool 2 to pay the Available Funds Cap Carry Forward Amount, if any, to the Holders of Class 2A Certificates on a pro rata basis among such Certificateholders, and to distribute any remaining amounts to the Class R Certificateholders. After the Cross-Over Date with respect to a particular Sub-Pool, related Excess Spread will be applied first, to cover any Available Funds Shortfall with respect to the related Sub-Pool, second, to cover any Available Funds Shortfall with respect to the other Sub-Pool, third, to pay the amount of any related accrued and unpaid Annual Trustee Expense Amount, fourth, to reach and maintain the Required Overcollateralization Amount for the other Sub-Pool, if necessary, fifth, with respect to the related Sub-Pool, to reimburse the Servicer for amounts to which it is entitled under the Pooling Agreement, and sixth, with respect to Sub-Pool 2, to pay the Available Funds Cap Carry Forward Amount, if any, to the Holders of Class 2A Certificates on a pro rata basis among such Certificateholders, and to distribute any remaining amounts to the Class R Certificateholders.

                                   The "Net Excess Spread" for a Sub-Pool is the
                                       Excess Spread for such Sub-Pool remaining after the application thereof to cover Required Payments with respect to such Sub-Pool (other than in respect of the Class A Principal Remittance Amount after the related Cross-Over Date). An "Available Funds Shortfall" with respect to any Sub-Pool means the amount by which the Available Remittance Amount plus Excess Spread for such Sub-Pool is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related Cross-Over Date) for such Sub-Pool. The "Required Payments" with respect to any Sub-Pool means the amount required to pay the related Class A Interest Remittance Amount with respect to all related outstanding Classes of Class A Certificates, the related Class A Principal Remittance Amount with respect to all related outstanding Classes of Class A Certificates, the related Annual Trustee Expense Amount and the related monthly premium payable to the Certificate Insurer. The "Remaining Net Excess Spread" for a Sub-Pool is the Net Excess Spread for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Sub-Pool. The "Available Transfer Cashflow" for each Sub-Pool is the Remaining Net Excess Spread for the other Sub-Pool remaining after the payment, if any, of Additional Principal on the Classes of Class A Certificates related to such other Sub-Pool. The "Net Excess Principal" for a Sub-Pool is the Excess Principal for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Sub-Pool. The "Excess Principal" for a Sub-Pool will equal the lesser of (i) the portion, if any, of the Available Principal Amount for such Sub-Pool that is not required to be included in the related Class A Principal Remittance Amount for such Sub-Pool for such Remittance

                                       Date as a result of the application of
                                       clause (a) of the related definition of
                                       "Class A Principal Remittance Amount" and
                                       (ii) the amount of such portion described in clause (i) remaining after the application of the related Available Remittance Amount to cover the Required Payments for such Sub-Pool. The "Available Principal Amount" for a Sub-Pool will equal the excess of the amount described in the related definition of "Class A Principal Remittance Amount" without giving effect to clause (a) thereof over the amount described in the definition of "Class A Principal Remittance Amount" after giving effect to clause (a) thereof. The "Additional Principal" for the Class 1A or Class 2A Certificates will equal the lesser of (i) the amount necessary to reduce the related Class 1A or Class 2A Principal Balance so that the
                                       Overcollateralization Amount for the
                                       related Sub-Pool equals the Required
                                       Overcollateralization Amount for such
                                       Sub-Pool and (ii) the sum of (a) the
                                       Remaining Net Excess Spread for such
                                       Sub-Pool, (b) the Available Transfer
                                       Cashflow from the other Sub-Pool and (c) the Net Excess Principal for such Sub-Pool.

                                   The "Overcollateralization Amount" for a
                                       Sub-Pool will equal the excess, if any,
                                       of (i) the sum of (a) the related
                                       Sub-Pool Principal Balance, (b) the
                                       related Pre-Funding Amount and (c) the
                                       amount, if any, on deposit in the related
                                       Reserve Account, over (ii) the Class A
                                       Principal Balance with respect to all
                                       related Classes of Class A Certificates, after giving effect to the distributions of the related Class A Principal Remittance Amount on such Remittance Date. See "Description of the
                                       Certificates--Excess Spread,
                                       Overcollateralization and
                                       Cross-Collateralization Provisions" and
                                       "--Allocation of Amount Available"
                                       herein.

Reserve Account...................If required by the Certificate Insurer for credit enhancement, on the Closing Date
                                       the Trustee will establish a reserve
                                       account with respect to each Sub-Pool
                                       (with respect to Sub-Pool 1, the
                                       "Sub-Pool 1 Reserve Account"; with
                                       respect to Sub-Pool 2, the "Sub-Pool 2
                                       Reserve Account"; each, a "Reserve
                                       Account") into which it will deposit upon receipt from the Depositor an amount specified by the Certificate Insurer. Prior to the related Cross-Over Date, the funds on deposit in the Reserve Accounts will be available for withdrawal to fund any shortfalls between the funds available for distribution to Holders of the related Classes of Class A Certificates and the related Class A Remittance Amount with respect to all related Classes of Class A Certificates. If the Certificate Insurer has determined that the entire amount of such funds on deposit therein is not required for credit enhancement and has so directed the Trustee, the portion of the amount on deposit therein not so required will be distributed by the Trustee to the Class R Certificateholders on the November 25, 1997 Remittance Date. In addition, on any Remittance Date on which the
                                       Overcollateralization Amount for a
                                       Sub-Pool exceeds the Required
                                       Overcollateralization Amount for such
                                       Sub-Pool, an amount equal to the lesser
                                       of (i) the amount, if any, remaining in
                                       the related Reserve Account and (ii) such excess, will be released to the Class R Certificateholders. See "Description of the Certificates--Reserve Account" herein.

Certificate Insurance Policy.......Financial Guaranty Insurance Company, a New
                                       York stock insurance corporation (the
                                       "Certificate Insurer"), will issue a
                                       certificate insurance policy (the
                                       "Certificate Insurance Policy") pursuant to which it will irrevocably and unconditionally guarantee payment to the Holders of the Class A Certificates of the related Class A Remittance Amount. The Certificate Insurer only insures the timely receipt of interest on the Class A Certificates and the ultimate receipt of principal on the Class A Certificates. The Certificate Insurer does not guarantee (i) any rate of principal payments on the Class A Certificates, other than that set forth in the Principal Payment Tables attached as an exhibit to the Pooling Agreement and provided by the Certificate Insurer, (ii) any recovery of payments deemed voidable preferences under state law, (iii) the payment of the purchase price by the Depositor in connection with the purchase of Mortgage Loans due to defective documentation or a breach of representation or warranty, (iv) payment of any portion of the Class 1A-5 Lockout Remittance Amount that is in excess of the Class A Principal Remittance Amount with respect to Sub-Pool 1 for any Remittance Date or (v) the payment of any Available Funds Cap Carry Forward Amount with respect to Sub-Pool 2 for any Remittance Date. The Certificate Insurer will only be required to make one Insured Payment with respect to each Sub-Pool relating to a particular Remittance Date, and no Holder of a Class A Certificate shall be entitled to reimbursement for any payment voided as a preference as to which the Certificate Insurer made a payment under the Certificate Insurance Policy. See "The Certificate Insurer and the Certificate Insurance Policy" herein.

                                   Pursuant to the Pooling Agreement, the
                                       Certificate Insurer will be subrogated to the rights of the Holders of the related Class A Certificates to receive any payments on such Certificates to the extent of payments under the Certificate Insurance Policy which remain unreimbursed and interest accrued thereon at the weighted average of the related Class A Pass-Through Rates in the case of the Class 1A Certificates and at the Class 2A Pass-Through Rate in the case of the Class 2A Certificates.

The Mortgage Pool..................The Mortgage Pool initially will consist primarily of two sub-pools of
                                       conventional Mortgage Loans (with respect to Sub-Pool 1, the "Sub- Pool 1 Initial Mortgage Loans"; with respect to Sub-Pool 2, the "Sub-Pool 2 Initial Mortgage Loans"; collectively, the "Initial Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other similar security instruments (the "Mortgages") creating a first or second lien on one- to four-family residential properties, units in planned unit developments, individual condominium units and manufactured homes ("Single Family Properties"), residential properties consisting of five or more dwelling units ("Multifamily Properties") and mixed residential and commercial structures ("Mixed Use Properties"; collectively with Single Family Properties and Multifamily Properties, the "Mortgaged Properties"). Sub-Pool 1 consists of fixed-rate mortgage loans which are secured by first and second liens and Sub-Pool 2 consists of adjustable-rate mortgage loans which are secured by first liens. See "The Mortgage Pool" herein.

                                   Pursuant to the Pooling Agreement, the
                                       Depositor has committed to sell, and the Trust Fund will be obligated to purchase from the Depositor, on or before November 21, 1997, additional Mortgage Loans (with respect to Sub-Pool 1, the "Sub-Pool 1 Subsequent Mortgage Loans"; with respect to Sub-Pool 2, the "Sub-Pool 2 Subsequent Mortgage Loans"; collectively, the "Subsequent Mortgage Loans"), subject to certain conditions described herein. See "The Mortgage Pool" herein.

Mortgage Rate of Sub-Pool 2
  Mortgage Loans...................As described under "The Mortgage
                                       Pool--Sub-Pool 2", the Sub-Pool 2
                                       Mortgage Loans have Mortgage Rates
                                       subject to annual or semiannual
                                       adjustment after an initial six-month,
                                       twenty-four month or sixty month period, to equal the sum, rounded to the nearest 0.125%, of the related Index and the Gross Margin for such Mortgage Loan, subject to the effects of any applicable Periodic Rate Cap, Maximum Mortgage Rate or Minimum Mortgage Rate. Approximately 85.73% of the Sub-Pool 2 Mortgage Loans were originated with an initial Mortgage Rate below the sum of the related Index and the Gross Margin, rounded as described herein.

Pre-Funding Account................The Trustee will establish a Pre-Funding
                                       Account with respect to each Sub-Pool
                                       (with respect to Sub-Pool 1, the
                                       "Sub-Pool 1 Pre-Funding Account"; with
                                       respect to Sub-Pool 2, the "Sub-Pool 2
                                       Pre-Funding Account"; each, a
                                       "Pre-Funding Account") into which it will deposit upon receipt from the Depositor $46,413,349 with respect to Sub-Pool 1 (the "Original Sub-Pool 1 Pre-Funded Amount") and $69,619,200 with respect to Sub-Pool 2 (the "Original Sub-Pool 2 Pre-Funded Amount", together with the Original Sub-Pool 1 Pre-Funded Amount, the "Original Pre-Funded Amounts"). The Original Pre-Funded Amounts will be reduced during the Funding Period by the amount thereof used to purchase the related Subsequent Mortgage Loans in accordance with the Pooling Agreement (on any date of determination, the related Original Pre-Funded Amount as so reduced, the "Sub-Pool 1 Pre-Funded Amount" or the "Sub-Pool 2 Pre-Funded Amount"). See "The Mortgage Pool--Sub-Pool 1--Conveyance of Sub-Pool 1 Subsequent Mortgage Loans and the Sub-Pool 1 Pre-Funding Account", "--Sub-Pool 2--Conveyance of Sub-Pool 2 Subsequent Mortgage Loans and the Sub-Pool 2 Pre-Funding Account" herein.


Index..............................The Index applicable to the initial
                                       Adjustment Date and any annual or
                                       semiannual Adjustment Date thereafter for a Sub-Pool 2 Mortgage Loan will be, (i) with respect to approximately 18.71% of the Sub- Pool 2 Mortgage Loans (by Original Sub-Pool 2 Principal Balance), a per annum rate equal to the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as published in the Federal Reserve Statistical Release H.15
                                       (519), as most recently announced as of a date 45 days prior to such Adjustment Date (the "One-Year U.S. Treasury Index"; such Mortgage Loans, the "One-Year U.S. Treasury Loans"), and (ii) with respect to approximately 81.29% of the Sub-Pool 2 Mortgage Loans (by Original Sub-Pool 2 Principal Balance), a per annum rate equal to the average of interbank offered rates for six-month U.S.
                                       dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the date specified in the related Mortgage Note (the "Six-Month LIBOR Index"; such Mortgage Loans, the "Six-Month LIBOR Loans"). In the event that the related Index specified in a Mortgage Note is no longer available, the Servicer will select an alternative index for mortgage loans on Single Family Properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors. See "The Mortgage Pool--Sub-Pool 2" herein.

Optional Termination
  by the Servicer..................On any Remittance Date on which the outstanding aggregate principal balance
                                       of the Mortgage Loans in the Trust Fund
                                       is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amounts, the Servicer may purchase all of the Mortgage Loans and REO Properties from the Trust Fund at a price equal to the Termination Price. See "Pooling Agreement-- Termination; Purchase of Mortgage Loans" herein and "Description of the Certificates--Termination" in the
                                       Prospectus.

Servicing of the Mortgage
  Loans............................The Servicer will be responsible for the servicing of the Mortgage Loans and will, except as provided below, be entitled to a fee equal to 0.65% per annum (the "Servicing Fee Rate") of the principal balance of each Mortgage Loan (the "Servicing Fee"), calculated and payable monthly from interest actually received by the Servicer on the Mortgage Loans, as described herein. The Servicer is obligated to make cash advances (each an "Advance") in respect of delinquent payments of interest on the Mortgage Loans and REO Properties, subject to the limitations described herein. In addition, the Servicing Fee will be reduced in respect of interest shortfalls resulting from the weighted average of the Mortgage Rates (net of the fees payable to the Trustee and the Certificate Insurer) being less than any Class A Pass-Through Rate. The Trustee will be obligated to make Advances if the Servicer fails in its obligation to do so to the extent provided in the Pooling Agreement. See "Description of the Certificates--Advances" herein.


Certain Legal Aspects of the
  Sub-Pool 1 Mortgage Loans
  and Sub-Pool 2 Mortgage Loans....Approximately 3.52% and 2.10% of the Sub-Pool
                                       1 Initial Mortgage Loans, by Original
                                       Sub-Pool 1 Principal Balance are secured by Multifamily Properties and Mixed Use Properties, respectively. For a discussion of the risks associated with multifamily properties and mixed use properties, see "Risk Factors" herein and in the Prospectus and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                  Approximately 2.72% of the Sub-Pool 1 Initial
                                       Mortgage Loans, by Original Sub-Pool 1
                                       Principal Balance and approximately 0.81% of the Sub-Pool 2 Initial Mortgage Loans by Original Sub-Pool 2 Principal Balance are secured by permanently affixed Manufactured Homes (as defined in the Prospectus, and the related loans "Manufactured Home Loans"). For a discussion of the risks associated with manufactured homes, see "Risk Factors" herein and in the Prospectus and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   Approximately 38.22% of the Sub-Pool 1
                                       Initial Mortgage Loans, by Original
                                       Sub-Pool 1 Principal Balance, are secured by second mortgages which are subordinate to a mortgage lien on such Sub-Pool 1 Mortgage Loan (such senior lien, a "First Lien"). For a discussion of the risks associated with second mortgage loans, see "Risk Factors" herein and in the Prospectus and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

                                   Approximately 35.23% of the Sub-Pool 1
                                       Initial Mortgage Loans, by Original
                                       Sub-Pool 1 Principal Balance, provide for the payment of the unamortized principal balance of the Sub-Pool 1 Initial Mortgage Loan in a single payment at the maturity of the Sub-Pool 1 Initial Mortgage Loan that is substantially greater than the preceding monthly payment (the "Balloon Loans"). For a discussion of the risks associated with Balloon Loans, see "Risk Factors" herein and in the Prospectus.

                                   Approximately 5.40% of the Sub-Pool 1 Initial
                                       Mortgage Loans, by Original Sub-Pool 1
                                       Principal Balance provide for
                                       substantially equal payments to be made
                                       every 28 days (each, a "Periodic Payment" and each such loan, a "Periodic Payment Loan"), each of which may become a Balloon Loan. For a discussion of the risks associated with Periodic Payment Loans, see "Risk Factors" herein.

Ratings............................As a condition of issuance, the Class 1A and
                                       Class 2A Certificates will be rated Aaa
                                       by Moody's Investors Service, Inc.
                                       ("Moody's") and "AAA" by Standard &
                                       Poor's Ratings Services, A Division of
                                       the McGraw-Hill Companies, Inc.
                                       ("Standard & Poor's"). The security
                                       ratings of the Class 1A and Class 2A
                                       Certificates should be evaluated
                                       independently from similar ratings on
                                       other types of securities. A security
                                       rating is not a recommendation to buy,
                                       sell or hold securities and may be
                                       subject to revision or withdrawal at any time by the rating agencies. In general, ratings address credit risk and do not address the likelihood or rate of prepayments. In addition, the ratings by Moody's and S&P will not address the likelihood of any Available Funds Cap Carry Forward Amount being paid to the Class 2A Certificateholders. See "Ratings" herein and in the Prospectus, and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

Certain Federal Income Tax
  Consequences.....................On the Closing Date, a real estate mortgage investment conduit ("REMIC") election
                                       will be made with respect to the Trust
                                       Fund REMIC for federal income tax
                                       purposes. Upon the issuance of the Class
                                       A Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, the Trust Fund REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                   For federal income tax purposes, the Class R
                                       Certificates will be the sole Class of
                                       "residual interests" and the Class A
                                       Certificates will be the "regular
                                       interests" in such REMIC and will
                                       generally be treated as debt instruments of the Trust Fund REMIC.

                                   For federal income tax information reporting
                                       purposes, the Class A Certificates will
                                       not be treated as having been issued with original issue discount. With respect to the Class 1A Certificates, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be 2% per annum of the then outstanding principal balance of the Sub-Pool 1 Mortgage Loans in the first month of the life of the Sub-Pool 1 Mortgage Loans and an additional 1.2% per annum in each month thereafter until the twenty-first month and in each month thereafter during the life of the Sub-Pool 1 Mortgage Loans, 26% per annum each month. With respect to the Class 2A Certificates, the prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be 28% CPR. No representation is made that the Mortgage Loans will prepay at these rates or at any other rate.

                                   In general, the Class A Certificates will be
                                       treated as assets described in Section
                                       7701(a)(19)(C) of the Code, "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund REMIC would be so treated. Moreover, if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, the Class A Certificates will qualify for the corresponding status in their entirety for that calendar year. In addition, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Amounts held in the Trustee Expense Accounts, the Reserve Accounts and the Interest Coverage Accounts may not be treated as assets described in the foregoing sections of the Code. In addition, prior to November 21, 1997 or any earlier Subsequent Transfer Date on which the entire balance of the related Pre-Funded Amount is applied to purchase the related Subsequent Mortgage Loans, the related Pre-Funding Account will be an asset of the Trust Fund REMIC, and may not be an asset described in certain of the foregoing sections of the Code. Moreover, to the extent that the Mortgage Loans represent loans secured by mixed residential and commercial structures, such loans will be treated as assets described in Section 7701(a)(19)(C) of the Code only if the residential use of the property securing such loans exceeds 80% of the property's entire use. See "Certain Federal Income Tax Consequences --REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

                                   Prospective investors are advised to consult
                                       their own tax advisors concerning the
                                       federal income tax characterization of an investment in the Certificates.

                                   For further information regarding the federal
                                       income tax consequences of investing in
                                       the Class A Certificates, see "Certain
                                       Federal Income Tax Consequences" herein
                                       and in the Prospectus.

ERISA Considerations...............A fiduciary of any employee benefit plan or other retirement arrangement, and any
                                       other entity that may be deemed to be
                                       investing plan assets, including
                                       insurance companies, as applicable,
                                       subject to the Employee Retirement Income
                                       Security Act of 1974, as amended
                                       ("ERISA"), or the Code should carefully
                                       review with its legal advisors whether
                                       the purchase or holding of Class A
                                       Certificates could give rise to a
                                       transaction prohibited or not otherwise
                                       permissible under ERISA or the Code. The
                                       U.S. Department of Labor has issued
                                       individual exemptions, Prohibited
                                       Transaction Exemption 90-29 to Merrill
                                       Lynch, Pierce, Fenner & Smith
                                       Incorporated and Prohibited Transaction
                                       Exemption 90-23 to J.P. Morgan Securities
                                       Inc. (the "Exemptions"). It is believed
                                       that the Exemptions would generally
                                       exempt from the application of certain of the prohibited transaction provisions of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A Certificates and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment...................Although at their initial issuance the Class
                                       1A Certificates will be rated Aaa by
                                       Moody's and "AAA" by Standard & Poor's,
                                       the Class 1A Certificates will not
                                       constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because Sub-Pool 1 includes Mortgage Loans which are secured by second liens.

                                   The Class 2A Certificates will not constitute
                                       "mortgage related securities" for
                                       purposes of SMMEA until such time as the balance of the Sub-Pool 2 Pre-Funding Account is reduced to zero. At such time, the Class 2A Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                                   Institutions whose investment activities are
                                       subject to review by federal and state
                                       regulatory authorities should consult
                                       with their counsel or the applicable
                                       authorities to determine whether an
                                       investment in any Class 1A or Class 2A
                                       Certificate complies with applicable
                                       guidelines, policy statements or
                                       restrictions. See "Legal Investment"
                                       herein and in the Prospectus.

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Class A Certificates:

LIMITED LIQUIDITY

     There is currently no secondary market for the Class A Certificates. While the Underwriters currently intend to make a secondary market in the Class A Certificates, they are under no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will provide Holders of Class A Certificates with liquidity of investment or that it will continue for the life of the Class A Certificates. The Class A Certificates will not be listed on any securities exchange.

DIFFICULTY IN PLEDGING

     Since transactions in Class A Certificates can be effected only through DTC, CEDEL or Euroclear, their Participants and Indirect Participants, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

POTENTIAL DELAYS IN RECEIPT OF DISTRIBUTIONS

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through Indirect Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTAIN RISKS OF THE MORTGAGE LOANS

     Sub-Pool 1

     Approximately 24.88%, 10.48%, 8.82%, 5.90% and 5.72% of the Sub-Pool 1
Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, are located in New York, Florida, Pennsylvania, Colorado and Illinois, respectively.

     Considerable uncertainty exists with respect to the regional economies and real estate markets. In addition, regardless of its location, manufactured housing generally depreciates in value. Accordingly, when coupled with a deteriorating real estate market in a particular region, the value of the mortgaged property improved by a manufactured home could be or become lower than the outstanding principal balance of the mortgage loans it secures.

     Approximately 3.52% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, are secured by residential properties consisting of five or more dwelling units ("Multifamily Properties", and the related loans, "Multifamily Loans"). Approximately 2.10% of the Sub-Pool 1 Initial Mortgage Loans are secured by mixed residential and commercial structures ("Mixed Use Properties", and the related loans, "Mixed Use Loans"). Multifamily Loans and Mixed Use Loans are generally viewed as exposing the lender to a greater risk of loss than Mortgage Loans secured by one- to-four family residential properties, units in planned unit developments, individual condominium units or manufactured homes ("Single Family Properties", and the related loans, "Single Family Loans"). Multifamily lending and mixed use lending typically involves larger loans, and repayment is typically dependent upon the successful operation of the related mortgaged property. Income from and the market value of the mortgaged property would be adversely affected if space in the mortgaged property could not be leased, if tenants were unable to meet their obligations or if for any other reason rental payments could not be collected. Successful operation of an income-producing mortgaged property is dependent upon, among other factors, economic conditions generally and in the geographic area, operating costs and the performance of the management agent, if any. In some cases, that operation may be subject to circumstances outside the control of the borrower or lender, including but not limited to the quality or stability of surrounding neighborhoods, the development of competing properties or businesses, maintenance expenses (including energy costs), rent control or stabilization laws and changes in the tax laws. If the cash flow from a particular mortgaged property is reduced (for example, if leases are not renewed, if tenants default or if rental rates decline), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline. For further information regarding the primary risk to holders of Mortgage Loans secured by multifamily properties and mixed use properties, see "Risk Factors" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     Approximately 2.72% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance are secured by a lien on real estate to which a Manufactured Home (as defined in the Prospectus) is deemed permanently affixed. Under the laws of most states, a Manufactured Home that has been permanently attached to its site becomes subject to real estate title and recording laws. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the Uniform Commercial Code or record a real estate mortgage or deed of trust under the real estate laws of the state where the home is located. Such filing or recordation must be made in the real estate records office of the county where the Manufactured Home is located. With respect to the Manufactured Home Loans, the Depositor records or causes to be recorded a real estate mortgage or deed of trust where the related Manufactured Home is located. The Depositor also obtains a manufactured housing unit (ALTA 7) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. If however, the Manufactured Home is deemed not permanently attached to the real estate, under the laws of most states, it will be considered personal property and perfection of a security interest in such Manufactured Home is effected, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code with the office of the Secretary of State and, in some states, the office of the county clerk of the state where the home is located. Consequently, if a determination is made that the Manufactured Home is considered personal property, other parties could obtain an interest in the Manufactured Home which is prior to the security interest retained by the Trust Fund. See "Certain Legal Aspects of Mortgage Loans - Contracts" in the Prospectus.

     Approximately 38.22% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, are secured by second liens, and the related First Liens are not included in the Mortgage Pool. The weighted average of the Second Mortgage Ratios for Sub-Pool 1 Initial Mortgage Loans secured by second liens on real property is approximately 32.00%. The "Second Mortgage Ratio" for each Sub-Pool 1 Initial Mortgage Loan secured by a second lien is calculated as the outstanding principal balance of such Sub-Pool 1 Initial Mortgage Loan as of the Cutoff Date divided by the sum of (i) the outstanding principal balance of the related First Lien at the time of origination of such Sub-Pool 1 Initial Mortgage Loan and (ii) the outstanding principal balance as of the Cut-off Date of such Sub-Pool 1 Initial Mortgage Loan. For further information regarding the primary risk to holders of Mortgage Loans secured by second liens see "Risk Factors--Risks Associated with the Mortgage Loans and Mortgaged Properties" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     All of the Sub-Pool 1 Initial Mortgage Loans have been originated since March 21, 1990. No Sub-Pool 1 Initial Mortgage Loan has an unexpired term to maturity as of the Cut-off Date of less than approximately 59 months. The weighted average remaining term to maturity of the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date is approximately 221.18 months. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Approximately 35.23% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, are Balloon Loans which provide for equal monthly payments, consisting of principal and interest, based on either a 25-year or 30-year amortization schedule, and a single payment of the remaining principal balance of the Balloon Loan at the end of the 15th year following origination. Approximately 5.40% of the Sub-Pool 1 Initial Mortgage Loans, by Sub-Pool 1 Original Principal Balance, are Periodic Payment Loans (as defined herein). More specifically, approximately 4.73% of the Sub-Pool 1 Initial Mortgage Loans, by Sub-Pool 1 Original Principal Balance, are Periodic Payment Loans the Mortgage Notes of which provide that the Mortgagors have the option, at any time during the term of the related Periodic Payment Loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding Periodic Payment (as defined herein) and pay only the interest portion due on such payment date. Moreover, approximately 4.60% of the Sub-Pool

1 Initial Mortgage Loans, by Sub-Pool 1 Original Principal Balance, are Periodic Payment Loans the Mortgage Notes of which provide that the Mortgagor may defer payment of the first Periodic Payment or the first and second Periodic Payment due thereon together with interest accrued from the date of origination to the date the first or the second Periodic Payment, as the case may be, is due and, under certain limited circumstances, the interest portion of such deferred payment will be forgiven on the final maturity date of the Mortgage Note. Any principal and interest deferred in such a manner will not result in an increase or reduction of the principal balance of the related Periodic Payment Loan on such payment date and will be due in full on the final maturity date of such Periodic Payment Loan, thus creating a balloon payment. Accordingly, the final payment due on the related Mortgage Note may be substantially greater than any other previous payment (depending on how many interest only vouchers are used by the Mortgagor). Because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans.

     Sub-Pool 2

     Approximately 20.94%, 16.70%, 10.45%, 7.44% and 6.51% of the Sub-Pool 2
Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance, are located in Illinois, New York, Pennsylvania, New Jersey, and Michigan, respectively.

     Several regions of the United States have been affected by a contraction of economic activity and a deterioration of the real estate market. Considerable uncertainty exists with respect to the regional economies and real estate markets.

     Approximately 0.81% of the Sub-Pool 2 Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance, are secured by a lien on real estate to which a Manufactured Home is permanently affixed. For a discussion of the risks associated with multifamily properties and manufactured homes, see "--Certain Risks of The Mortgage Loans--Sub-Pool 1" above.

     All of the Sub-Pool 2 Initial Mortgage Loans have been originated since November 27, 1991. No Sub-Pool 2 Initial Mortgage Loan has an unexpired term to maturity as of the Cut-off Date of less than approximately 120 months. The weighted average remaining term to maturity of the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date is approximately 350.37 months.

UNDERWRITING STANDARDS FOR MULTIFAMILY LOANS, MIXED USE LOANS AND MANUFACTURED HOME LOANS

     Under the Depositor's underwriting standards for Multifamily Loans and Mixed Use Loans, the critical factors in underwriting a Multifamily Loan or Mixed Use Loan are the ability of the Mortgaged Property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the borrower. Therefore, changes in cash flow of the Multifamily Properties and Mixed Use Properties may have a greater effect on the delinquency, foreclosure and loss experience of the Multifamily Loans and Mixed Use Loans than on residential mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines. No assurance can be given that the values of the Multifamily Properties and the Mixed Use Properties have remained or will remain at the levels in effect on the dates of origination of the related Multifamily Loans and Mixed Use Loans. If the cash flow of the Multifamily Properties and Mixed Use Properties decline after the dates of origination of the Multifamily Loans and Mixed Use Loans, then the rates of delinquencies, foreclosures and losses on the Multifamily Loans and Mixed Use Loans may increase and such increase may be substantial.

     The mortgage loan programs pertaining to Multifamily Loans and Mixed Use Loans and Manufactured Home Loans described in "Description of the Mortgage Pool--Underwriting" in this Prospectus Supplement were recently implemented by the Depositor and have produced a relatively low total volume of mortgage loans. Because all of the Multifamily Loans, Mixed Use Loans and Manufactured Home Loans being sold to the Trust Fund were underwritten in accordance with these programs, the Depositor does not have historical delinquency, foreclosure or loss experience with respect to its Multifamily Loan, Mixed Use Loan or Manufactured Home Loan programs that may provide a basis for purposes of estimating the future delinquency, foreclosure or loss experience on mortgage loans similar to the Multifamily Loans, Mixed Use Loans and Manufactured Home Loans included in the Trust Fund.

THE SUBSEQUENT MORTGAGE LOANS

     The Subsequent Mortgage Loans may have characteristics different from those of the Initial Mortgage Loans in the related Sub-Pool. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein, as applicable, under "The Mortgage Pool--Sub-Pool 1--Conveyance of Sub-Pool 1 Subsequent Mortgage Loans and the Sub-Pool 1 Pre-Funding Account" and "--Sub-Pool 2--Conveyance of Sub-Pool 2 Subsequent Mortgage Loans and the Sub-Pool 2 Pre-Funding Account" at the time of its conveyance to the Trust Fund and be underwritten in accordance with the criteria set forth herein, as applicable, under "The Depositor--Underwriting Criteria--Sub-Pool 1" and "--Sub-Pool 2".

MANDATORY PREPAYMENT

     To the extent that amounts on deposit in the related Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Trust Fund by the end of the Funding Period, the Holders of the related Class A Certificates will receive, pro rata, a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the related Pre-Funding Account on the first Remittance Date following the termination of the Funding Period. Such prepayment, in general, will have the same effect on Class A Certificateholders as prepayments on the Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

CERTAIN TRUTH-IN-LENDING CONSIDERATIONS

     It is possible that some Mortgage Loans included in the Mortgage Pool will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10 percentage points greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400 (the $400 amount is adjusted annually based on changes in the Consumer Price Index for the prior year). The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. The Depositor will represent and warrant in the Pooling Agreement that each of the Mortgage Loans was originated in compliance with all applicable laws, including the Truth-in-Lending Act as amended. The Depositor, upon breaching any such representation and warranty, will be required by the Pooling Agreement to repurchase the related Mortgage Loan at a price equal to the principal amount thereof plus accrued interest thereon. The amount of such purchase price will be treated as a Principal Prepayment of the related Mortgage Loan.

                                THE MORTGAGE POOL

GENERAL

     The statistical information presented in this Prospectus Supplement describes only the Initial Mortgage Loans for each Sub-Pool (and not the Subsequent Mortgage Loans) and is based on the related Sub-Pool as of the Cut-off Date.

     Subsequent Mortgage Loans are intended to be purchased by the Trust Fund from the Depositor from time to time on or before November 21, 1997, from funds on deposit in the related Pre-Funding Account. The Initial Mortgage Loans and the Subsequent Mortgage Loans, if available, will be originated or purchased by the Depositor, and sold by the Depositor to the Trust Fund. The Pooling Agreement will provide that the Mortgage Loans in the related Sub-Pools, following the conveyance of the related Subsequent Mortgage Loans, must conform to certain specified characteristics described below under "--Sub-Pool 1--Conveyance of Sub-Pool 1 Subsequent Mortgage Loans and the Sub-Pool 1 Pre-Funding Account" and "--Sub-Pool 2--Conveyance of Sub-Pool 2 Subsequent Mortgage Loans and the Sub-Pool 2 Pre-Funding Account". Funds on deposit in the Sub-Pool 1 Pre-Funding Account will only be used to purchase Sub-Pool 1 Subsequent Mortgage Loans and funds on deposit in the Sub-Pool 2 Pre-Funding Account will only be used to purchase Sub-Pool 2 Subsequent Mortgage Loans. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans with characteristics varying from those described herein may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the entire Mortgage Pool.

     Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it exists at the time the Certificates are issued, although the range of interest rates borne by the related Mortgage Notes ("Mortgage Rates") and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary as described herein.

SUB-POOL 1

     PAYMENTS ON THE SUB-POOL 1 MORTGAGE LOANS

     Approximately 88.98% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, provide for substantially equal monthly payments (except, in the case of a Balloon Loan, for the final monthly payment) that are allocated to principal and interest according to the daily simple interest method (the "Simple Interest Loans"). Each monthly payment with respect to substantially all of the Simple Interest Loans consists of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of the Simple Interest Loan multiplied by the stated note rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is 365 days (the "Simple Interest Method"), as opposed to the customary method, on which 30 days of interest is owed each month irrespective of the day on which the payment is received. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a Mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, if the next succeeding payment is made on the due date, a greater amount will be allocated to interest than would be the case if the previous payment had also been on the due date.

     Conversely, if a Mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the Simple Interest Loan will amortize in the manner described in the preceding paragraph. However, if the Mortgagor consistently makes scheduled payments after the scheduled due date the Simple Interest Loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the Simple Interest Loan.

     With respect to the Simple Interest Loans, the Mortgagor is required to pay interest only to the date of prepayment in the case of Principal Prepayments and Curtailments.

     Approximately 5.40% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance provide for substantially equal payments to be made every 28 days (each, a "Periodic Payment" and each such loan, a "Periodic Payment Loan"). Each Periodic Payment consists of an installment of interest which is calculated according to the customary method, applied on a 28/364 day basis, so that each payment is applied first to accrued and unpaid interest as if the payment were made on its due date, regardless of when the payment is actually received, and the remainder, if any, to the unpaid principal balance. Although partial prepayments of principal on Periodic Payment Loans are applied on scheduled Periodic Payment dates, with no resulting reduction in interest payable for the period in which the partial prepayment is made, the related Mortgagors are required to pay interest only to the date of prepayment if accompanied by a prepayment of principal in full. In addition, approximately 4.73% of the Sub-Pool 1 Initial Mortgage Loans, by Sub-Pool 1 Original Principal Balance, are Periodic Payment Loans the Mortgage Notes of which provide that the Mortgagors have the option at any time during the term of the related Periodic Payment Loan, to use a limited number of payment vouchers provided to them at origination in order to defer payment of the principal portion of the corresponding Periodic Payment and pay only the interest portion due on such payment date. Approximately 4.60% of the Sub-Pool 1 Initial Mortgage Loans, by Sub-Pool 1 Original Principal Balance, are Periodic Payment Loans the Mortgage Notes of which provide that the Mortgagor may defer payment of the first Periodic Payment or the first and second Periodic Payment due thereon together with interest accrued from the date of origination to the date the first or the second Periodic Payment, as the case may be, is due and, under certain limited circumstances, the interest portion of such deferred payment will be forgiven on the final maturity date of the Mortgage Note. Any principal and interest deferred in such a manner will not result in an increase or reduction of the principal balance of the related Periodic Payment Loan on such payment date and will be due and payable in full on the final maturity date of such Periodic Payment Loan. In addition, a Periodic Payment will be due after the Cutoff Date with respect to each of the Periodic Payment Loans included in the Initial Sub-Pool 1.

     The initial Sub-Pool 1 (the "Initial Sub-Pool 1") consists of the Sub-Pool 1 Initial Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting all payments of principal due on or before such date, of $75,270,504.81 (the "Original Sub-Pool 1 Principal Balance"). The Sub-Pool 1 Initial Mortgage Loans consist of conventional, fixed-rate Mortgage Loans secured by first or second liens on one- to four-family residential properties, units in planned unit developments, individual condominium units and manufactured homes ("Single Family Properties"), residential properties consisting of five or more dwelling units ("Multifamily Properties") and mixed residential and commercial structures ("Mixed Use Properties"; collectively with Single Family Properties and Multifamily Properties, the "Mortgaged Properties"), with original terms to maturity of up to 360 months. Approximately 73.59% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, were originated and underwritten by the Depositor and the remainder of the Sub-Pool 1 Initial Mortgage Loans were purchased and re-underwritten by the Depositor. In each case the underwriting was performed in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 1" herein. The predecessor of the Depositor began originating and purchasing mortgage loans pursuant to its Fixed Rate Mortgage Program in 1985, pursuant to its Fixed Rate Mortgage Program-Multifamily and Mixed Use Properties in September 1994 and pursuant to its Manufactured Home Loan Program in March 1997. See "The Depositor--Loan Origination History" herein.

     Approximately 38.22% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance, are secured by second liens with a First Lien on the related underlying Mortgaged Property. The related First Liens are not included in Sub-Pool 1. With respect to the remainder of the Sub-Pool 1 Initial Mortgage Loans there exists no other mortgage lien senior to that of such Sub-Pool 1 Initial Mortgage Loans.

     As of the Cut-off Date, none of the Sub-Pool 1 Initial Mortgage Loans were contractually delinquent for thirty or more days (two or more payments missed). Since the origination of the Sub-Pool 1 Mortgage Loans, six Sub-Pool 1 Initial Mortgage Loans secured by Single Family Properties have been contractually delinquent for thirty days (two payments missed) on one occasion prior to the Cut-off Date. As of the Cut-off Date, all of the Sub-Pool 1 Initial Mortgage Loans are current.

     Each Sub-Pool 1 Initial Mortgage Loan was originated on or after March 21, 1990.

     The Sub-Pool 1 Initial Mortgage Loans have the following characteristics as of the Cut-off Date (expressed, where applicable, as a percentage of the Original Sub-Pool 1 Principal Balance):

          The weighted average Mortgage Rate of the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date is approximately 11.558% per annum. All the Sub-Pool 1 Initial Mortgage Loans have Mortgage Rates as of the Cut-off Date ranging from approximately 8.580% per annum to 17.900% per annum.

          No Sub-Pool 1 Initial Mortgage Loan has a Combined Loan-to-Value Ratio, calculated for each Sub-Pool 1 Initial Mortgage Loan using the related original principal balance of such Initial Mortgage Loan and the then outstanding principal balance of any related First Lien, exceeding 91.90%. The weighted average Combined Loan-to-Value Ratio of the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date is approximately 77.70%.

          The weighted average remaining term to maturity of the Sub-Pool 1 Initial Mortgage Loans will be approximately 221.18 months. None of the Sub-Pool 1 Initial Mortgage Loans will have had a first payment date prior to April 26, 1990 and none of the Sub-Pool 1 Initial Mortgage Loans will have a remaining term to maturity of less than approximately 59.00 months. The latest maturity date of any of the Sub-Pool 1 Initial Mortgage Loans will be September 1, 2027.

          The Sub-Pool 1 Initial Mortgage Loans will each have a principal balance of not less than approximately $9,631.44 or more than approximately $574,000.00. The Sub-Pool 1 Initial Mortgage Loans will have an average principal balance of approximately $57,634.38.

          Approximately 18.48% of the Sub-Pool 1 Initial Mortgage Loans will be Mortgage Loans the proceeds of which were used to purchase a Mortgaged Property. The proceeds of not more than approximately 9.92% of the Sub-Pool 1 Initial Mortgage Loans will be used to refinance an existing mortgage loan and not more than approximately 71.60% of the Sub-Pool 1 Initial Mortgage Loans will be cash-out loans.

          No more than approximately 0.76% of the Sub-Pool 1 Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

          Approximately 78.65% of the Sub-Pool 1 Initial Mortgage Loans will be secured by attached or detached one-family dwelling units. Approximately 0.23% of the Sub-Pool 1 Initial Mortgage Loans will be secured by units in condominiums. Approximately 2.72% of the Sub-Pool 1 Initial Mortgage Loans will be secured by Manufactured Homes. Approximately 1.57% of the Sub-Pool 1 Initial Mortgage Loans will be secured by units in planned unit developments. No more than approximately 11.21% of the Sub-Pool 1 Initial Mortgage Loans will be secured by units in properties consisting of two- to four-family dwelling units. Approximately 3.52% of the Sub-Pool 1 Initial Mortgage Loans will be secured by Multifamily Properties, and no more than approximately 2.10% of the Sub-Pool 1 Initial Mortgage Loans will be secured by Mixed Use Properties.

          Based on representations of Mortgagors at origination, approximately 18.22% of the Sub-Pool 1 Initial Mortgage Loans will be secured by investor properties and approximately 93.28% of the Sub-Pool 1 Initial Mortgage Loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately 11.50% of the Sub-Pool 1 Initial Mortgage Loans that are secured by units in properties consisting of two- to four-family dwelling units, Multifamily Properties and Mixed Use Properties partially occupied by the Mortgagor as the Mortgagor's primary residence and partially rented out as investor property.

          Approximately 35.23% of the Sub-Pool 1 Initial Mortgage Loans are Balloon Loans.

          Approximately 5.40% of the Sub-Pool 1 Initial Mortgage Loans are Periodic Payment Loans which may become Balloon Loans.

          None of the Sub-Pool 1 Initial Mortgage Loans provide for negative amortization.

          Except for certain of the Periodic Payment Loans, none of the Sub-Pool 1 Initial Mortgage Loans provide for deferred interest.

          None of the Sub-Pool 1 Initial Mortgage Loans will be subject to any buydown agreement.

          None of the Sub-Pool 1 Initial Mortgage Loans will be insured by any primary mortgage insurance policy.

     The following table sets forth the Range of Principal Balances of the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 1

                                                         PERCENT BY    NUMBER OF
                                         PRINCIPAL        PRINCIPAL    MORTGAGE
RANGE OF PRINCIPAL BALANCES               BALANCE          BALANCE       LOANS
---------------------------              ---------       ----------    ---------
$      0.00 - $  10,000.00.......... $     59,557.11        0.08%           6
$ 10,000.01 - $  20,000.00..........    3,148,592.17        4.18          193
$ 20,000.01 - $  30,000.00..........    5,545,993.65        7.37          222
$ 30,000.01 - $  40,000.00..........    6,393,311.31        8.49          182
$ 40,000.01 - $  50,000.00..........    7,034,437,88        9.35          154
$ 50,000.01 - $  60,000.00..........    7,542,120.74       10.02          136
$ 60,000.01 - $  70,000.00..........    4,996,044.91        6.64           76
$ 70,000.01 - $  80,000.00..........    5,715,328.75        7.59           76
$ 80,000.01 - $  90,000.00..........    3,866,932.88        5.14           45
$ 90,000.01 - $ 100,000.00..........    4,557,191.89        6.06           48
$100,000.01 - $ 110,000.00..........    3,555,999.35        4.72           34
$110,000.01 - $ 120,000.00..........    2,687,930.30        3.57           23
$120,000.01 - $ 130,000.00..........    2,260,366.02        3.00           18
$130,000.01 - $ 140,000.00..........    2,295,746.12        3.05           17
$140,000.01 - $ 150,000.00..........    2,330,170.54        3.10           16
$150,000.01 - $ 160,000.00..........    1,559,134.63        2.07           10
$160,000.01 - $ 170,000.00..........    1,814,656.57        2.41           11
$170,000.01 - $ 180,000.00..........      871,556.26        1.16            5
$180,000.01 - $ 190,000.00..........      552,594.55        0.73            3
$190,000.01 - $ 200,000.00..........    1,971,550.41        2.62           10
$200,000.01 - $ 250,000.00..........    2,031,159.18        2.70            9
$250,000.01 - $ 300,000.00..........      784,400.00        1.04            3
$300,000.01 - $ 350,000.00..........    1,318,966.65        1.75            4
$350,000.01 - $ 400,000.00..........      380,000.00        0.51            1
$400,000.01 - $ 450,000.00..........      430,000.00        0.57            1
$450,000.01 - $ 500,000.00..........      992,762.94        1.32            2
$550,000.01 - $ 600,000.00..........      574,000.00        0.76            1
                                      ---------------     ------         -----
    Totals.........................  $ 75,270,504.81      100.00%        1,306
                                      ===============     ======         =====

     The following table sets forth the Geographic Distribution of the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 1

                                                      PERCENT BY      NUMBER OF
                                       PRINCIPAL       PRINCIPAL       MORTGAGE
    GEOGRAPHIC DISTRIBUTION             BALANCE         BALANCE         LOANS
    -----------------------            ---------      ----------       ---------
Arizona........................    $  2,133,026.16       2.83%            37
California.....................       1,683,826.47       2.24             31
Colorado.......................       4,437,810.51       5.90             90
Connecticut....................       2,359,616.61       3.13             37
Delaware.......................         167,405.41       0.22              4
District of Columbia...........         100,000.00       0.13              1
Florida........................       7,886,305.47      10.48            185
Georgia........................       2,405,342.49       3.20             37
Idaho..........................         189,727.00       0.25              4
Illinois.......................       4,302,300.02       5.72             65
Indiana........................         728,155.50       0.97             16
Kentucky.......................       1,335,227.57       1.77             27
Maryland.......................       1,589,829.62       2.11             25
Massachusetts..................         832,849.43       1.11             13
Michigan.......................         653,108.30       0.87             15
Minnesota......................       1,447,946.60       1.92             29
Missouri.......................         804,792.49       1.07             15
Nevada.........................         398,196.62       0.53              9
New Hampshire..................         549,100.00       0.73              4
New Jersey.....................       3,557,623.30       4.73             46
New Mexico.....................         226,394.00       0.30              7
New York.......................      18,727,846.81      24.88            206
North Carolina.................       1,986,874.69       2.64             38
Ohio...........................       1,865,787.53       2.48             34
Oregon.........................       1,484,328.10       1.97             34
Pennsylvania...................       6,641,520.82       8.82            154
Rhode Island...................         901,750.00       1.20             13
South Carolina.................         891,855.65       1.19             17
Utah...........................       2,472.193.08       3.28             63
Virginia.......................         465,074.59       0.62              6
Washington.....................       1,975,089.97       2.62             42
Wisconsin......................          69,600.00       0.09              2
                                   ---------------     ------          -----
                 Totals........    $ 75,270,504.81     100.00%         1,306
                                   ===============     ======          =====

     The following table sets forth the original Combined Loan-to-Value Ratios (as defined below) of the Sub-Pool 1 Initial Mortgage Loan as of the Cut-off
Date:

                                   SUB-POOL 1

                                                     PERCENT BY        NUMBER OF
 ORIGINAL COMBINED             PRINCIPAL             PRINCIPAL         MORTGAGE
LOAN-TO-VALUE RATIO             BALANCE               BALANCE           LOANS
-------------------            ---------             ----------        ---------
 5.01% - 10.00%.........    $     15,000.00             0.02%              1
15.01% - 20.00%.........          71,922.68             0.10               3
20.01% - 25.00%.........         208,981.19             0.28               7
25.01% - 30.00%.........         342,499.99             0.46               6
30.01% - 35.00%.........         337,541.42             0.45               6
35.01% - 40.00%.........         332,220.04             0.44              10
40.01% - 45.00%.........         692,965.56             0.92              14
45.01% - 50.00%.........       1,218,593.29             1.62              19
50.01% - 55.00%.........         980,355.15             1.30              16
55.01% - 60.00%.........       2,057,972.17             2.73              32
60.01% - 65.00%.........       3,038,247.95             4.04              56
65.01% - 70.00%.........       9,819,055.62            13.04             122
70.01% - 75.00%.........       6,132,514.95             8.15              98
75.01% - 80.00%.........      13,977,264.03            18.57             250
80.01% - 85.00%.........      19,317,645.64            25.66             357
85.01% - 90.00%.........      16,403,029.69            21.79             304
90.01% - 92.00%.........         324,695.44             0.43               5
                            ---------------           ------           -----
       Totals...........    $ 75,270,504.81           100.00%          1,306
                            ===============           ======           =====

     The original "Combined Loan-to-Value Ratios" shown on the previous page are equal, with respect to each Sub-Pool 1 Initial Mortgage Loan, to (i) the sum of
(a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the then outstanding principal balance of any related First Lien, divided by (ii) the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made by or for the originator of the Initial Mortgage Loan of the related Sub-Pool by an independent fee appraiser (or, in certain instances, by a licensed in-house appraiser of the Depositor) at the time of the origination of the related Initial Mortgage Loan and (y) the sales price of such Mortgaged Property at such time of origination. With respect to an Initial Mortgage Loan for which the proceeds were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the related Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     The following table sets forth the Mortgage Rates borne by the Mortgage Notes relating to the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 1

                                                     PERCENT BY        NUMBER OF
                                  PRINCIPAL           PRINCIPAL         MORTGAGE
 MORTGAGE RATES                    BALANCE             BALANCE           LOANS
---------------                   ---------          ----------        ---------
 8.500 -  8.749%..........    $     42,531.05           0.06%                1
 8.750 -  8.999%..........         410,771.59           0.55                 4
 9.000 -  9.249%..........       1,109,025.88           1.47                16
 9.250 -  9.499%..........       1,363,245.83           1.81                17
 9.500 -  9.749%..........       2,254,701.23           3.00                32
 9.750 -  9.999%..........       2,886,744.94           3.84                48
10.000 - 10.249%..........       2,381,881.78           3.16                43
10.250 - 10.499%..........       3,890,703.73           5.17                62
10.500 - 10.749%..........       5,346,919.38           7.10                78
10.750 - 10.999%..........       5,316,111.03           7.06                84
11.000 - 11.249%..........       5,690,561.29           7.56                81
11.250 - 11.499%..........       6,335,743.12           8.42                88
11.500 - 11.749%..........       6,321,074.98           8.40               102
11.750 - 11.999%..........       4,804,683.85           6.38               114
12.000 - 12.249%..........       4,642,522.94           6.17                76
12.250 - 12.499%..........       4,249,939.13           5.65                87
12.500 - 12.749%..........       3,907,480.20           5.19                84
12.750 - 12.999%..........       4,071,547.24           5.41                77
13.000 - 13.249%..........       2,554,879.37           3.39                47
13.250 - 13.499%..........       2,059,354.09           2.74                35
13.500 - 13.749%..........       2,021,599.46           2.69                39
13.750 - 13.999%..........       1,701,936.05           2.26                37
14.000 - 14.249%..........         391,472.68           0.52                14
14.250 - 14.499%..........         465,871.26           0.62                13
14.500 - 14.749%..........         326,806.57           0.43                 9
14.750 - 14.999%..........         387,342.61           0.52                 9
15.000 - 15.249%..........          10,880.00           0.01                 1
15.250 - 15.499%..........         190,926.45           0.25                 4
15.500 - 15.749%..........          54,782.59           0.07                 2
16.500 - 16.749%..........          17,489.92           0.02                 1
17.750 - 17.999%..........          60,974.57           0.08                 1
                              ---------------         ------              -----
       Totals.............    $ 75,270,504.81         100.00%             1,306
                              ===============         ======              =====

     The following table sets forth the number of Remaining Months to Maturity of the Sub-Pool 1 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 1

                                                       PERCENT BY      NUMBER OF
                                  PRINCIPAL             PRINCIPAL      MORTGAGE
REMAINING MONTHS TO MATURITY       BALANCE               BALANCE         LOANS
----------------------------      ---------            ----------      ---------
      48.01 -  60.00.......... $    148,562.25             0.20%            6
      84.01 -  96.00..........      174,519.86             0.23             5
      96.01 - 108.00..........       71,100.00             0.09             2
     108.01 - 120.00..........    2,297,131.17             3.05            69
     120.01 - 132.00..........      163,000.00             0.22             3
     132.01 - 144.00..........      286,700.00             0.38             5
     144.01 - 156.00..........      115,532.62             0.15             4
     156.01 - 168.00..........      129,726.28             0.17             4
     168.01 - 180.00..........   43,921,598.48            58.35           797
     180.01 - 192.00..........      145,100.00             0.19             2
     192.01 - 204.00..........       87,256.81             0.12             1
     204.01 - 216.00..........       86,200.00             0.11             1
     216.01 - 228.00..........      394,831.05             0.53            10
     228.01 - 240.00..........   11,734,491.04            15.59           220
     276.01 - 288.00..........      313,000.00             0.42             4
     288.01 - 300.00..........    1,737,095.39             2.31            13
     348.01 - 360.00..........   13,464,659.86            17.89           160
                               ---------------           ------         -----
              Totals.......... $ 75,270,504.81           100.00%        1,306
                               ===============           ======         =====

     The following table sets forth the distribution of the Sub-Pool 1 Initial Mortgage Loans by the Depositor's Underwriting Class as of the Cut-off Date:

                                   SUB-POOL 1

                                                      PERCENT BY       NUMBER OF
                                  PRINCIPAL           PRINCIPAL         MORTGAGE
      UNDERWRITING CLASS           BALANCE             BALANCE           LOANS
      ------------------          ---------           ----------       ---------
AA..........................   $ 13,364,602.92          17.76%             192
ANIV........................     16,469,659.08          21.88              263
I...........................     21,398,259.91          28.43              383
II..........................      7,951,867.23          10.56              156
IIB.........................        741,102.57           0.98               15
III.........................      5,857,020.49           7.78              100
III-SE......................      2,905,833.27           3.86               56
IV..........................      5,724,916.12           7.61              120
IV-PI.......................        358,799.77           0.48               10
V...........................        498,443.45           0.66               11
                               ---------------         ------            -----
      Totals................   $ 75,270,504.81         100.00%           1,306
                               ===============         ======            =====

     The following table sets forth the Property Types of the Sub-Pool 1 Initial Mortgage Loans:

                                   SUB-POOL 1

                                                       PERCENT BY      NUMBER OF
                                       PRINCIPAL        PRINCIPAL       MORTGAGE
            PROPERTY TYPES              BALANCE          BALANCE         LOANS
            --------------             ---------       ----------      ---------
One Family (attached/detached)....  $ 59,201,715.46       78.65%          1,106
Condominium.......................       169,500.00        0.23               3
Two-to-Four Family................     8,435,701.22       11.21              98
Planned Unit Development..........     1,178,345.28        1.57              23
Manufactured Homes................     2,050,148.78        2.72              50
MultiFamily.......................     2,652,661.13        3.52              17
Mixed Use.........................     1,582,432.94        2.10               9
                                    ---------------      ------           -----
               Totals.............  $ 75,270,504.81      100.00%          1,306
                                    ===============      ======           =====

     CONVEYANCE OF SUB-POOL 1 SUBSEQUENT MORTGAGE LOANS AND THE SUB-POOL 1 PRE-FUNDING ACCOUNT

     Under the Pooling Agreement, following the initial issuance of the Certificates, the Depositor has committed to sell, and the Trust Fund will be obligated to purchase from the Depositor, on or before November 21, 1997, subject to the availability thereof, additional conventional, fixed-rate residential Mortgage Loans (the "Sub-Pool 1 Subsequent Mortgage Loans") secured by first or second liens on Single Family Properties, Multifamily Properties and Mixed Use Properties which will be originated and underwritten or purchased and re-underwritten by the Depositor. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Sub-Pool 1". Sub-Pool 1 Subsequent Mortgage Loans will be transferred to the Trust Fund pursuant to Subsequent Transfer Instruments (the "Sub-Pool 1 Subsequent Transfer Instruments") between the Depositor and the Trustee. In connection with the purchase of Sub-Pool 1 Subsequent Mortgage Loans on such dates of transfer (the "Sub-Pool 1 Subsequent Transfer Dates"), the Trust Fund will be required to pay the Depositor from amounts on deposit in the Sub-Pool 1 Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Depositor will designate the close of business on the day prior to the Sub-Pool 1 Subsequent Transfer Date as the cut-off date (the "Sub-Pool 1 Subsequent Cut-off Date") with respect to the related Subsequent Mortgage Loans purchased on such date and, as a result, the Trust Fund will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of Sub-Pool 1 after the Closing Date will increase by an amount equal to the aggregate principal balance of the Sub-Pool 1 Subsequent Mortgage Loans so purchased and the amount in the Sub-Pool 1 Pre-Funding Account will decrease accordingly.

     The Trustee will establish a Pre-Funding Account (the "Sub-Pool 1 Pre-Funding Account") into which it will deposit upon receipt from the Depositor $46,413,349 (the "Original Sub-Pool 1 Pre-Funded Amount") to be used to purchase the Sub-Pool 1 Subsequent Mortgage Loans. The Original Sub-Pool 1 Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Sub-Pool 1 Subsequent Mortgage Loans in accordance with the Pooling Agreement (on any date of determination, the Original Sub-Pool 1 Pre-Funded Amount as so reduced, the "Sub-Pool 1 Pre-Funded Amount"). During the period (the "Sub-Pool 1 Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Sub-Pool 1 Pre-Funding Account is zero or (ii) November 21, 1997, the Sub-Pool 1 Pre-Funded Amount will be maintained in the Sub-Pool 1 Pre-Funding Account.

     Any conveyance of Sub-Pool 1 Subsequent Mortgage Loans on a Sub-Pool 1 Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each such Sub-Pool 1 Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Sub-Pool 1 Subsequent Transfer Instrument and the Pooling Agreement; (b) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (d) as of the respective Subsequent Cut-off Date, the Sub-Pool 1 Subsequent Mortgage Loans will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the original term to maturity of such Subsequent Mortgage Loan will not be less than 60 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will have a Mortgage Rate not less than 8.50%; (v) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 1" herein; (vi) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (vii) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 91%; and (viii) such Subsequent Mortgage Loans will have (A) as of the end of the Sub-Pool 1 Funding Period, a weighted average number of months since origination of not over 4 months and (B) not over 20% by aggregate principal balance with a first payment date in January 1998. In addition, following the purchase of any Sub-Pool 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool 1 Mortgage Loans (including the Sub-Pool 1 Subsequent Mortgage Loans) as of the end of the Sub-Pool 1 Funding Period will: (i) have a weighted average Mortgage Rate of at least 10.96%; (ii) have a weighted average remaining term to stated maturity of not more than 275 months and not less than 180 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 83%; (iv) have not in excess of 50% by aggregate principal balance of Sub-Pool 1 Mortgage Loans that are Balloon Loans; (v) have no Sub-Pool 1 Mortgage Loan with a principal balance in excess of $850,000; (vi) not have in excess of 15% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 4% by aggregate principal balance of Sub-Pool 1 Mortgage Loans; (viii) not have in excess of 5% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Mortgaged Properties that are condominiums;
(ix) have at least 74% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in planned unit developments); (x) not have in excess of 10% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Multifamily Properties and Mixed Use Properties; and (xi) not have in excess of 5% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Manufactured Homes. In the sole discretion of the Certificate Insurer, Sub-Pool 1 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Sub-Pool 1.

SUB-POOL 2

     Payments on the Sub-Pool 2 Mortgage Loans

     The initial Sub-Pool 2 (the "Initial Sub-Pool 2") consists of the Sub-Pool 2 Initial Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting all payments of principal due on or before such date, of $115,690,188.57 (the "Original Sub-Pool 2 Principal Balance"). The Sub-Pool 2 Initial Mortgage Loans consist of conventional, adjustable-rate Mortgage Loans secured by first liens on Single Family Properties with original terms to maturity of up to 360 months. Approximately 60.02% of the Sub-Pool 2 Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance, were originated and underwritten by the Depositor, and the remainder of the Sub-Pool 2 Initial Mortgage Loans were purchased and re-underwritten by the Depositor. In each case the underwriting was performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Sub-Pool 2". The Depositor began originating and purchasing mortgage loans pursuant to its Adjustable Rate First Mortgage Program in the fourth calendar quarter of 1992.

     The Sub-Pool 2 Initial Mortgage Loans have Mortgage Rates subject to annual or semiannual adjustment after an initial six-month, twenty-four month or sixty month period on the day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (i)(A) with respect to 18.71% of the Sub-Pool 2 Mortgage Loans, by Original Sub-Pool 2 Principal Balance, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519), as most recently announced as of a date 45 days prior to such Adjustment Date (the "One-Year U.S. Treasury Index"; such Mortgage Loans, the "One-Year U.S. Treasury Loans"), and (B) with respect to 81.29% of the Sub-Pool 2 Mortgage Loans, by Original Sub-Pool 2 Principal Balance, the Six-Month LIBOR Index (as defined below; such Mortgage Loans, the "Six-Month LIBOR Loans"; the One-Year U.S. Treasury Index and the Six-Month LIBOR Index, each, an "Index") and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Gross Margin"); provided, however, that the Mortgage Rate will not increase or decrease on any Adjustment Date by more than
(i) 2% with respect to the One-Year U.S. Treasury Loans or (ii) 1% with respect to the Six-Month LIBOR Loans, or, with respect to the initial Adjustment Date, not increase by more than 2%, with respect to the Six-Month LIBOR Loans that are subject to an adjustment after an initial twenty-four month period (each, a "Periodic Rate Cap"). All the Sub-Pool 2 Initial Mortgage Loans provide that over the life of the Mortgage Loan the Mortgage Rate will in no event be more than the fixed percentage set forth in the Mortgage Note (such rate, the "Maximum Mortgage Rate"). Each Sub-Pool 2 Initial Mortgage Loan provides that in no event will the Mortgage Rate be less than the initial Mortgage Rate, except with respect to approximately 61.48% of the Sub-Pool 2 Initial Mortgage Loans which are Six-Month LIBOR Loans that are subject to an adjustment after an initial twenty-four month period, all of which provide that the Mortgage Rate may be 1% lower than the initial Mortgage Rate (such rate, the "Minimum Mortgage Rate") and except with respect to approximately 14.27% of the Sub-Pool 2 Initial Mortgage Loans which are One-Year U.S. Treasury Loans that are subject to an adjustment after an initial sixty month period, all of which provide for no minimum Mortgage Rate. Effective with the first payment due on a Sub-Pool 2 Initial Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of such Sub-Pool 2 Initial Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Approximately 85.73% of the Sub-Pool 2 Initial Mortgage Loans were originated with a Mortgage Rate less than the sum of (i) the related Index at the time the initial Mortgage Rate was established and (ii) the Gross Margin, such sum rounded as described above.

     The Index applicable with respect to approximately 81.29% of the Mortgage Loans, by Original Sub-Pool 2 Principal Balance, will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks (the "Six-Month LIBOR Index") as published in The Wall Street Journal and as most recently available as of the date specified in the related Mortgage Note.

     If an Index ceases to be published or is otherwise unavailable, the Servicer will select an alternative index for mortgage loans on comparable properties, based upon comparable information, over which it has no control and which is readily verifiable by Mortgagors.

     As of the Cut-off Date, none of the Sub-Pool 2 Initial Mortgage Loans were contractually delinquent for thirty or more days (two or more payments missed). Since the origination of the Sub-Pool 2 Mortgage Loans, five of the Sub-Pool 2 Initial Mortgage Loans secured by Single Family Properties have been contractually delinquent for thirty days (two payments missed) on one occasion prior to the Cut-off Date. As of the Cut-off Date, all of the Sub-Pool 2 Initial Mortgage Loans are current.

     Each Sub-Pool 2 Initial Mortgage Loan was originated on or after November 27, 1991, and has an initial or next Adjustment Date on or before September 1, 1999.

     The Sub-Pool 2 Initial Mortgage Loans have the following characteristics as of the Cut-off Date (expressed, where applicable, as a percentage of the Original Sub-Pool 2 Principal Balance):

     The weighted average Mortgage Rate of the Sub-Pool 2 Initial Mortgage Loans will be approximately 10.026%. The Sub-Pool 2 Initial Mortgage Loans will have Mortgage Rates ranging from approximately 6.750% to 13.875% and Gross Margins ranging from approximately 2.750% to 9.00%. The weighted average Gross Margin will be approximately 5.731%.

     The Sub-Pool 2 Initial Mortgage Loans will have Minimum Mortgage Rates ranging from approximately 0.000% to 12.875% and Maximum Mortgage Rates ranging from approximately 12.750% to 19.875%. The weighted average Minimum Mortgage Rate of the Sub-Pool 2 Initial Mortgage Loans will be approximately 8.368% and the weighted average Maximum Mortgage Rate of the Sub-Pool 2 Initial Mortgage Loans will be approximately 16.007%.

     The weighted average remaining term to maturity of the Sub-Pool 2 Initial Mortgage Loans will be approximately 350.37 months. None of the Sub-Pool 2 Initial Mortgage Loans will have had a first payment date prior to January 1, 1992 and none of the Sub-Pool 2 Initial Mortgage Loans will have a remaining term to maturity of less than approximately 120 months. The latest maturity date of any of the Sub-Pool 2 Initial Mortgage Loans will be September 1, 2027.

     The Sub-Pool 2 Initial Mortgage Loans will each have a principal balance of not less than approximately $16,796.05 or more than approximately $577,500.00. The Sub-Pool 2 Initial Mortgage Loans will have an average principal balance of approximately $117,810.78.

     The weighted average Loan-to-Value Ratio at origination of the Sub-Pool 2 Initial Mortgage Loans (weighted based upon the Original Sub-Pool 2 Principal Balance) will be approximately 79.36%, and no Sub-Pool 2 Initial Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 92.40%.

     Approximately 49.61% of the Sub-Pool 2 Initial Mortgage Loans will be Mortgage Loans the proceeds of which were used to purchase a Mortgaged Property. The proceeds of not more than approximately 6.82% of the Sub-Pool 2 Initial Mortgage Loans will be used to refinance an existing mortgage loan and the proceeds of not more than approximately 43.57% of the Sub-Pool 2 Initial Mortgage Loans will be cash-out mortgage loans.

     No more than approximately 1.19% of the Sub-Pool 2 Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area.

     Approximately 83.03% of the Sub-Pool 2 Initial Mortgage Loans will be secured by attached or detached one-family dwelling units (not including Manufactured Homes). Approximately 2.07% of the Sub-Pool 2 Initial Mortgage Loans will be secured by units in condominiums. Approximately 2.34% of the Sub-Pool 2 Initial Mortgage Loans will be secured by units in planned unit developments. Approximately 0.81% of the Sub-Pool 2 Initial Mortgage Loans will be secured by Manufactured Homes. No more than approximately 11.75% of the Sub-Pool 2 Initial Mortgage Loans will be secured by units in properties consisting of two- to four-family dwelling units. None of the Sub-Pool 2 Initial Mortgage Loans will be secured by Multifamily Properties or Mixed Use Properties.

     Based on representations of Mortgagors at origination, approximately 13.40% of the Sub-Pool 2 Initial Mortgage Loans will be secured by investor properties and approximately 96.83% of the Sub-Pool 2 Initial Mortgage Loans will be secured by owner-occupied properties. The apparent discrepancy in these percentages results from there being approximately 10.35% of the Sub-Pool 2 Initial Mortgage Loans that are secured by units in properties consisting of two- to four-family dwelling units partially occupied by the Mortgagor as the Mortgagor's primary residence and partially rented out as investor property.

     None of the Sub-Pool 2 Initial Mortgage Loans provide for deferred interest or negative amortization.

     None of the Sub-Pool 2 Initial Mortgage Loans will be subject to any buydown agreement.

     None of the Sub-Pool 2 Initial Mortgage Loans will be insured by any primary mortgage insurance policy.

     The following table sets forth the Range of Principal Balances of the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                         PERCENT BY    NUMBER OF
                                         PRINCIPAL        PRINCIPAL    MORTGAGE
RANGE OF PRINCIPAL BALANCES               BALANCE          BALANCE       LOANS
---------------------------              ---------       ----------    ---------
$  10,000.01 - $  20,000.00........  $      76,391.34       0.07%           4
$  20,000.01 - $  30,000.00........        444,351.95       0.38           17
$  30,000.01 - $  40,000.00........      1,723,623.71       1.49           48
$  40,000.01 - $  50,000.00........      3,305,247.05       2.86           73
$  50,000.01 - $  60,000.00........      4,377,846.06       3.78           79
$  60,000.01 - $  70,000.00........      4,637,909.44       4.01           71
$  70,000.01 - $  80,000.00........      4,462,861.74       3.86           59
$  80,000.01 - $  90,000.00........      5,687,865.61       4.92           67
$  90,000.01 - $ 100,000.00........      7,744,816.13       6.69           81
$ 100,000.01 - $ 110,000.00........      5,862,815.50       5.07           56
$ 110,000.01 - $ 120,000.00........      8,162,325.43       7.05           71
$ 120,000.01 - $ 130,000.00........      5,646,398.79       4.88           45
$ 130,000.01 - $ 140,000.00........      6,799,632.88       5.88           50
$ 140,000.01 - $ 150,000.00........      6,094,606.68       5.27           42
$ 150,000.01 - $ 160,000.00........      5,607,322.78       4.85           36
$ 160,000.01 - $ 170,000.00........      3,776,258.74       3.26           23
$ 170,000.01 - $ 180,000.00........      3,337,369.44       2.88           19
$ 180,000.01 - $ 190,000.00........      2,233,955.94       1.93           12
$ 190,000.01 - $ 200,000.00........      3,932,202.10       3.40           20
$ 200,000.01 - $ 250,000.00........     11,444,785.01       9.89           52
$ 250,000.01 - $ 300,000.00........      5,445,167.43       4.71           20
$ 300,000.01 - $ 350,000.00........      3,535,171.98       3.06           11
$ 350,000.01 - $ 400,000.00........      3,419,878.64       2.96            9
$ 400,000.01 - $ 450,000.00........      3,402,218.85       2.94            8
$ 450,000.01 - $ 500,000.00........      2,848,165.35       2.46            6
$ 500,000.01 - $ 550,000.00........        526,500.00       0.45            1
$ 550,000.01 - $ 600,000.00........      1,154,500.00       1.00            2
                                     ----------------     ------          ---
      Totals.......................  $ 115,690,188.57     100.00%         982
                                     ================     ======          ===

     The following table sets forth the Geographic Distribution of the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                         PERCENT BY   NUMBER OF
                                        PRINCIPAL         PRINCIPAL   MORTGAGE
GEOGRAPHIC DISTRIBUTION                  BALANCE           BALANCE      LOANS
-----------------------                 ---------        ----------   ---------
Arizona............................  $   2,259,766.92       1.95%        18
California.........................        643,991.86       0.56          4
Colorado...........................      7,416,200.48       6.41         49
Connecticut........................      5,873,291.69       5.08         42
Delaware...........................        683,937.55       0.59          6
District of Columbia...............        171,986.83       0.15          2
Florida............................      2,835,804.71       2.45         29
Georgia............................      1,909,313.21       1.65         18
Idaho..............................         48,287.99       0.04          1
Illinois...........................     24,226,904.39      20.94        191
Indiana............................      3,236,433.36       2.80         36
Maryland...........................      1,955,357.09       1.69         12
Massachusetts......................        952,458.38       0.82          6
Michigan...........................      7,533,680.05       6.51         77
Minnesota..........................        259,988.42       0.23          2
Nevada.............................        729,098.49       0.63          7
New Jersey.........................      8,611,923.94       7.44         62
New Mexico.........................        126,504.86       0.11          2
New York...........................     19,314,778.08      16.70        134
North Carolina.....................        589,412.69       0.51         10
Ohio...............................      3,900,426.17       3.37         40
Oregon.............................        498,628.47       0.43          5
Pennsylvania.......................     12,089,832.42      10.45        144
Rhode Island.......................        264,500.00       0.23          3
South Carolina.....................        647,203.09       0.56          8
Texas..............................        327,986.38       0.28          6
Utah...............................      1,880,837.02       1.63         15
Virginia...........................      1,832,244.92       1.58          8
Washington.........................      3,759,212.05       3.25         32
Wisconsin..........................      1,110,197.06       0.96         13
                                     ----------------     ------        ---
                Totals.............  $ 115,690,188.57     100.00%       982
                                     ================     ======        ===

     The following table sets forth the Original Combined Loan-to-Value Ratios (as defined below) of the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off
Date:

                                   SUB-POOL 2

                                                           PERCENT BY  NUMBER OF
                                              PRINCIPAL     PRINCIPAL   MORTGAGE
ORIGINAL COMBINED LOAN-TO-VALUE RATIO          BALANCE       BALANCE     LOANS
-------------------------------------         ---------    ----------  ---------
10.01% - 15.00%......................... $      27,500.00     0.02%         1
20.01% - 25.00%.........................        30,000.00     0.03          1
30.01% - 35.00%.........................       424,461.87     0.37          2
35.01% - 40.00%.........................       389,652.00     0.34          7
40.01% - 45.00%.........................       890,928.26     0.77          7
45.01% - 50.00%.........................     1,506,548.95     1.30         16
50.01% - 55.00%.........................       471,657.52     0.41          6
55.01% - 60.00%.........................     3,320,504.02     2.87         31
60.01% - 65.00%.........................     5,262,693.65     4.55         38
65.01% - 70.00%.........................     9,278,956.65     8.02         67
70.01% - 75.00%.........................     9,549,588.85     8.25         90
75.01% - 80.00%.........................    29,746,760.89    25.71        264
80.01% - 85.00%.........................    25,755,301.21    22.26        212
85.01% - 90.00%.........................    28,504,386.63    24.64        236
90.01% - 93.00%.........................       531,248.07     0.46          4
                                         ----------------   ------        ---
       Totals........................... $ 115,690,188.57   100.00%       982
                                         ================   ======        ===

     The original "Loan-To-Value Ratios" shown on the previous table are equal, with respect to each Sub-Pool 2 Initial Mortgage Loan, to (i) the principal balance of such Sub-Pool 2 Initial Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property.

     The following table sets forth the Mortgage Rates borne by the Mortgage Notes relating to the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                        PERCENT BY   NUMBER OF
                                    PRINCIPAL            PRINCIPAL    MORTGAGE
 MORTGAGE RATES                      BALANCE              BALANCE      LOANS
 --------------                     ---------           ---------    ---------
 6.750 -  6.999%..............  $   5,687,929.66            4.92%         39
 7.000 -  7.249%..............      6,740,828.79            5.83          43
 7.250 -  7.499%..............      1,366,883.37            1.18           9
 7.500 -  7.749%..............        732,808.09            0.63           7
 7.750 -  7.999%..............      1,169,607.23            1.01          10
 8.000 -  8.249%..............        445,747.40            0.39           5
 8.250 -  8.499%..............      1,897,315.80            1.64          15
 8.500 -  8.749%..............      2,910,898.62            2.52          29
 8.750 -  8.999%..............      3,613,115.79            3.12          27
 9.000 -  9.249%..............      2,792,348.45            2.41          20
 9.250 -  9.499%..............      4,777,912.31            4.13          36
 9.500 -  9.749%..............      7,407,860.45            6.40          57
 9.750 -  9.999%..............     10,528,443.63            9.10          87
10.000 - 10.249%..............      8,146,569.32            7.04          66
10.250 - 10.499%..............      7,514,224.01            6.49          66
10.500 - 10.749%..............      9,657,774.82            8.35          89
10.750 - 10.999%..............      8,875,339.92            7.67          77
11.000 - 11.249%..............      7,031,155.68            6.08          65
11.250 - 11.499%..............      6,579,817.68            5.69          53
11.500 - 11.749%..............      2,883,902.09            2.49          24
11.750 - 11.999%..............      2,903,344.07            2.51          25
12.000 - 12.249%..............      2,650,660.69            2.29          27
12.250 - 12.499%..............      2,516,786.68            2.18          24
12.500 - 12.749%..............      2,402,600.13            2.08          24
12.750 - 12.999%..............      2,906,121.01            2.51          41
13.000 - 13.249%..............        359,049.67            0.31           5
13.250 - 13.499%..............        241,470.10            0.21           2
13.500 - 13.749%..............        674,092.20            0.58           7
13.750 - 13.999%..............        275,580.91            0.24           3
                                ----------------          ------         ---
       Totals.................  $ 115,690,188.57          100.00%        982
                                ================          ======         ===

     The following table sets forth the number of Remaining Months to Maturity of the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                       PERCENT BY      NUMBER OF
                                     PRINCIPAL          PRINCIPAL       MORTGAGE
REMAINING MONTHS TO MATURITY          BALANCE            BALANCE         LOANS
----------------------------         ---------         ----------       --------
109 - 120.99..................    $      51,153.82         0.04%           1
121 - 132.99..................           76,356.30         0.07            1
169 - 180.99..................          226,653.88         0.20            4
229 - 240.99..................          404,561.26         0.35            7
289 - 300.99..................        1,800,585.17         1.56           24
301 - 312.99..................       14,582,101.88        12.60          101
337 - 348.99..................          510,266.28         0.44            4
349 - 357.99..................        6,837,990.11         5.91           61
358 - 358.99..................       28,211,327.11        24.38          241
359 - 359.99..................       45,915,045.67        39.69          386
360 ..........................       17,074,147.09        14.76          152
                                  ----------------       ------          ---
      Totals..................    $ 115,690,188.57       100.00%         982
                                  ================       ======          ===

     The following tables set forth the distribution of the Sub-Pool 2 Initial Mortgage Loans by Month of Next Rate Adjustment as of the Cut-off Date:

                                   SUB-POOL 2

                                                       PERCENT BY      NUMBER OF
                                     PRINCIPAL          PRINCIPAL       MORTGAGE
REMAINING MONTHS TO MATURITY          BALANCE            BALANCE         LOANS
----------------------------         ---------         ----------       --------
October 1997....................   $    136,547.38         0.63%           3
November 1997...................        511,782.94         2.37            6
December 1997...................        794,427.28         3.67            8
January 1998....................      2,104,469.93         9.72           17
February 1998...................      3,027,775.04        13.99           19
March 1998......................      1,298,731.06         6.00           12
April 1998......................      1,132,263.24         5.23            6
May 1998........................      2,358,243.02        10.90           20
June 1998.......................        604,705.99         2.79            6
July 1998.......................      2,404,347.22        11.11           16
August 1998.....................      3,282,919.47        15.17           22
September 1998..................      3,987,520.56        18.42           31
                                   ---------------       ------          ---
               Totals...........   $ 21,643,733.13       100.00%         166
                                   ===============       ======          ===

                                   SUB-POOL 2

                                                    PERCENT BY      NUMBER OF
MONTH OF NEXT RATE ADJUSTMENT       PRINCIPAL        PRINCIPAL      MORTGAGE
  FOR SIX-MONTH LIBOR LOANS          BALANCE          BALANCE         LOANS
-----------------------------       ---------       ----------      ----------
October 1997..................   $    434,181,23        0.46%           4
November 1997.................        501,822.04        0.53            3
December 1997.................        672,303.93        0.72            6
January 1998..................      6,353,257.82        6.76           42
February 1998.................     11,147,960.08       11.85           90
March 1998....................      3,804,252.71        4.05           30
January 1999..................         98,407.86        0.10            2
February 1999.................        200,628.48        0.21            3
March 1999....................        497,912.72        0.53            2
April 1999....................        464,098.47        0.49            5
May 1999......................        901,378.17        0.96            6
June 1999.....................      2,677,816.99        2.85           26
July 1999.....................     20,992,072.89       22.32          194
August 1999...................     32,315,144.96       34.36          280
September 1999................     12,985,217.09       13.81          123
                                 ---------------      ------          ---
               Totals.........   $ 94,046,455.44      100.00%         816
                                 ===============      ======          ===

     The following tables set forth the distribution of the Gross Margins set forth in the Mortgage Notes relating to the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                    PERCENT BY      NUMBER OF
      GROSS MARGIN FOR              PRINCIPAL        PRINCIPAL      MORTGAGE
ONE-YEAR U.S. TREASURY LOANS         BALANCE          BALANCE        LOANS
----------------------------        ---------       -----------     ----------
2.750 - 2.999%................   $ 16,510,197.17       76.28%         127
3.750 - 3.999%................        419,500.00        1.94            2
5.000 - 5.249%................        269,006.36        1.24            2
5.250 - 5.499%................        440,943.26        2.04            5
5.500 - 5.749%................        262,661.86        1.21            2
5.750 - 5.999%................        496,468.63        2.29            4
6.000 - 6.249%................        732,919.39        3.39            5
6.250 - 6.499%................        811,713.60        3.75            6
6.500 - 6.749%................        631,480.83        2.92            5
6.750 - 6.999%................        555,784.59        2.57            4
7.250 - 7.499%................        128,080.00        0.59            1
7.500 - 7.749%................        384,977.44        1.78            3
                                 ---------------      ------          ---
     Totals...................   $ 21,643,733.13      100.00%         166
                                 ===============      ======          ===

                                   SUB-POOL 2

                                                PERCENT BY          NUMBER OF
  GROSS MARGIN FOR            PRINCIPAL          PRINCIPAL           MORTGAGE
SIX-MONTH LIBOR LOANS          BALANCE            BALANCE             LOANS
---------------------         ---------         ----------          ----------
3.500 - 3.749%..........   $    316,690.04          0.34%               2
3.750 - 3.999%..........      1,070,522.28          1.14                9
4.000 - 4.249%..........        188,454.83          0.20                2
4.250 - 4.499%..........      1,048,314.50          1.11                6
4.500 - 4.749%..........      2,785,711.59          2.96               26
4.750 - 4.999%..........      2,225,944.60          2.37               15
5.000 - 5.249%..........      6,695,775.01          7.12               57
5.250 - 5.499%..........      5,771,607.46          6.14               45
5.500 - 5.749%..........      4,458,259.58          4.74               45
5.750 - 5.999%..........     14,570,428.53         15.49              120
6.000 - 6.249%..........      7,140,819.32          7.59               67
6.250 - 6.499%..........      7,442,964.14          7.91               64
6.500 - 6.749%..........      8,490,300.17          9.03               71
6.750 - 6.999%..........      8,216,339.57          8.74               61
7.000 - 7.249%..........      3,340,375.18          3.55               32
7.250 - 7.499%..........      4,777,393.66          5.08               45
7.500 - 7.749%..........      9,182,583.58          9.76               93
7.750 - 7.999%..........        978,313.63          1.04                8
8.000 - 8.249%..........      1,320,131.93          1.40               11
8.250 - 8.499%..........      1,380,438.42          1.47               13
8.500 - 8.749%..........      2,299,987.42          2.45               20
8.750 - 8.999%..........        291,200.00          0.31                3
9.000 - 9.249%..........         53,900.00          0.06                1
                           ---------------        ------              ---
           Totals.......   $ 94,046,455.44        100.00%             816
                           ===============        ======              ===

     The following tables set forth the distribution of the Maximum Mortgage Rates set forth in the Mortgage Notes relating to the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                     PERCENT BY       NUMBER OF
 MAXIMUM MORTGAGE RATES FOR        PRINCIPAL          PRINCIPAL       MORTGAGE
ONE-YEAR U.S. TREASURY LOANS        BALANCE            BALANCE         LOANS
----------------------------       ---------         -----------      ---------
12.750 -- 12.999% ........      $  5,687,929.66         26.28%          39
13.000 -- 13.249% ........         6,332,828.79         29.26           42
13.250 -- 13.499% ........         1,366,883.37          6.32            9
13.500 -- 13.749% ........           901,463.20          4.16           11
13.750 -- 13.999% ........         1,141,674.18          5.27           10
14.000 -- 14.249% ........           642,774.12          2.97            6
14.250 -- 14.499% ........           821,485.50          3.80           11
14.500 -- 14.749% ........           317,858.35          1.47            3
14.750 -- 14.999% ........           457,443.22          2.11            5
15.000 -- 15.249% ........           199,693.67          0.92            1
15.250 -- 15.499% ........           221,037.08          1.02            3
15.500 -- 15.749% ........           944,558.71          4.36            7
15.750 -- 15.999% ........           791,613.70          3.66            4
16.000 -- 16.249% ........           381,331.96          1.76            3
16.250 -- 16.499% ........           757,147.80          3.50            5
16.500 -- 16.749% ........           162,053.59          0.75            2
16.750 -- 16.999% ........           116,000.00          0.54            1
17.000 -- 17.249% ........           328,456.23          1.52            3
17.250 -- 17.499% ........            71,500.00          0.33            1
                                ---------------        ------          ---
          Totals .........      $ 21,643,733.13        100.00%         166
                                ===============        ======          ===

                                   SUB-POOL 2

                                                      PERCENT BY     NUMBER OF
MAXIMUM MORTGAGE RATES FOR       PRINCIPAL             PRINCIPAL      MORTGAGE
   SIX-MONTH LIBOR LOANS          BALANCE               BALANCE         LOANS
---------------------------      ---------            ----------     ---------
13.000 - 13.249% ............  $    408,000.00            0.43%           1
13.250 - 13.499% ............       109,490.04            0.12            1
13.500 - 13.749% ............        92,133.26            0.10            1
13.750 - 13.999% ............        86,700.00            0.09            1
14.000 - 14.249% ............       410,796.88            0.44            4
14.250 - 14.499% ............     1,034,686.15            1.10            6
14.500 - 14.749% ............     1,812,410.53            1.93           14
14.750 - 14.999% ............     3,187,568.11            3.39           22
15.000 - 15.249% ............     2,592,654.78            2.76           19
15.250 - 15.499% ............     4,737,179.07            5.04           35
15.500 - 15.749% ............     6,784,767.39            7.21           53
15.750 - 15.999% ............     9,817,105.94           10.44           84
16.000 - 16.249% ............     7,765,237.36            8.26           63
16.250 - 16.499% ............     6,576,772.37            6.99           59
16.500 - 16.749% ............     9,429,451.85           10.02           86
16.750 - 16.999% ............     8,588,401.42            9.13           74
17.000 - 17.249% ............     6,702,699.45            7.13           62
17.250 - 17.499% ............     6,508,317.68            6.92           52
17.500 - 17.749% ............     2,472,377.70            2.63           21
17.750 - 17.999% ............     2,903,344.07            3.09           25
18.000 - 18.249% ............     2,650,660.69            2.82           27
18.250 - 18.499% ............     2,516,786.68            2.67           24
18.500 - 18.749% ............     2,402,600.13            2.55           24
18.750 - 18.999% ............     2,906,121.01            3.09           41
19.000 - 19.250% ............     1,550,192.88            1.65           17
                               ---------------          ------          ---
       Totals ...............  $ 94,046,455.44          100.00%         816
                               ===============          ======          ===

     The following tables set forth the distribution of Minimum Mortgage Rates set forth in the Mortgage Notes relating to the Sub-Pool 2 Initial Mortgage Loans as of the Cut-off Date:

                                   SUB-POOL 2

                                                        PERCENT BY  NUMBER OF
 MINIMUM MORTGAGE RATES FOR           PRINCIPAL          PRINCIPAL   MORTGAGE
ONE-YEAR U.S. TREASURY LOANS           BALANCE            BALANCE     LOANS
----------------------------          ---------         ----------  ----------
No Minimum Rate..................   $ 16,510,197.17        76.28%      127
 7.250 -  7.499%.................        258,300.00         1.19         1
 7.500 -  7.749%.................        161,200.00         0.75         1
 8.500 -  8.749%.................        283,200.00         1.31         2
 8.750 -  8.999%.................        457,443.22         2.11         5
 9.000 -  9.249%.................        199,693.67         0.92         1
 9.250 -  9.499%.................        221,037.08         1.02         3
 9.500 -  9.749%.................        944,558.71         4.36         7
 9.750 -  9.999%.................        791,613.70         3.66         4
10.000 - 10.249%.................        381,331.96         1.76         3
10.250 - 10.499%.................        757,147.80         3.50         5
10.500 - 10.749%.................        162,053.59         0.75         2
10.750 - 10.999%.................        116,000.00         0.54         1
11.000 - 11.249%.................        328,456.23         1.52         3
11.250 - 11.499%.................         71,500.00         0.33         1
                                    ---------------       ------       ---
       Totals....................   $ 21,643,733.13       100.00%      166
                                    ===============       ======       ===

                                   SUB-POOL 2

                                                     PERCENT BY      NUMBER OF
MINIMUM MORTGAGE RATES FOR            PRINCIPAL       PRINCIPAL       MORTGAGE
   SIX-MONTH LIBOR LOANS               BALANCE         BALANCE         LOANS
--------------------------            ---------       ---------       --------
 7.000 -  7.249%...............    $    408,000.00       0.43%           1
 7.250 -  7.499%...............         166,190.04       0.18            2
 7.500 -  7.749%...............         812,255.35       0.86            8
 7.750 -  7.999%...............       1,197,641.41       1.27            9
 8.000 -  8.249%...............       1,907,032.85       2.03           16
 8.250 -  8.499%...............       4,116,624.72       4.38           28
 8.500 -  8.749%...............       5,925,989.56       6.30           43
 8.750 -  8.999%...............       9,915,715.68      10.54           81
 9.000 -  9.249%...............       6,434,631.40       6.84           53
 9.250 -  9.499%...............       6,900,647.13       7.34           61
 9.500 -  9.749%...............      10,664,445.42      11.34           98
 9.750 -  9.999%...............       9,315,443.39       9.91           79
10.000 - 10.249%...............       6,630,427.58       7.05           61
10.250 - 10.499%...............       6,802,877.35       7.23           52
10.500 - 10.749%...............       2,516,514.68       2.68           22
10.750 - 10.999%...............       3,771,965.19       4.01           33
11.000 - 11.249%...............       4,670,074.03       4.97           40
11.250 - 11.499%...............       3,197,392.75       3.40           32
11.500 - 11.749%...............       3,020,635.85       3.21           27
11.750 - 11.999%...............       3,288,474.88       3.50           45
12.000 - 12.249%...............         838,932.97       0.89           10
12.250 - 12.499%...............         540,970.10       0.58            4
12.500 - 12.749%...............         727,992.20       0.77            8
12.750 - 12.999%...............         275,580.91       0.29            3
                                   ---------------     ------          ---
       Totals..................    $ 94,046,455.44     100.00%         816
                                   ===============     ======          ===

     The following table sets forth the distribution of the Sub-Pool 2 Initial Mortgage Loans by Underwriting Class as of the Cut-off Date:

                                   SUB-POOL 2

                                                           PERCENT BY  NUMBER OF
                                           PRINCIPAL        PRINCIPAL  MORTGAGE
  UNDERWRITING CLASS                        BALANCE          BALANCE    LOANS
  ------------------                       ---------       ----------  ---------
AA...................................   $   9,299,234.15       8.04%      71
A....................................      16,510,197.17      14.27      127
ANIV.................................      22,461,238.76      19.42      162
I....................................      25,861,926.73      22.35      227
II...................................      10,099,287.08       8.73      104
IIB..................................         509,241.29       0.44        4
III..................................       9,309,568.44       8.05       74
SE...................................       4,674,183.94       4.04       32
IV...................................      14,870,592.57      12.85      163
V....................................       2,094,718.44       1.81       18
                                        ----------------     ------      ---
               Totals................   $ 115,690,188.57     100.00%     982
                                        ================     ======      ===

     The following table sets forth the Number of Months Since Origination of the Sub-Pool 2 Initial Mortgage Loans:

                                   SUB-POOL 2
                                                           PERCENT BY  NUMBER OF
                                           PRINCIPAL        PRINCIPAL  MORTGAGE
NUMBER OF MONTHS SINCE ORIGINATION          BALANCE          BALANCE    LOANS
----------------------------------         ---------       ----------  ---------
         0..........................    $  17,273,797.09      14.93%     156
 0.01 -  1..........................       46,013,670.67      39.77      388
 1.01 -  2..........................       28,494,782.38      24.63      245
 2.01 - 12..........................        7,116,081.50       6.15       64
12.01 - 24..........................          281,659.76       0.24        2
36.01 - 48..........................        3,748,807.95       3.24       26
48.01 - 60..........................       11,148,362.84       9.64       81
60.01 - 72..........................        1,613,026.38       1.40       20
                                        ----------------     ------      ---
      Totals........................    $ 115,690,188.57     100.00%     982
                                        ================     ======      ===

     The following table sets forth the Property Types of the Sub-Pool 2 Initial Mortgage Loans:

                                   SUB-POOL 2

                                                          PERCENT BY  NUMBER OF
                                          PRINCIPAL       PRINCIPAL    MORTGAGE
             PROPERTY TYPES                BALANCE         BALANCE      LOANS
             --------------               ---------       ----------   --------
Single Family (attached/detached)....  $  96,057,145.32     83.03%        815
Condominium..........................      2,393,990.16      2.07          30
Two-to-Four Family...................     13,598,474.94     11.75         104
Planned Unit Development.............      2,702,013.01      2.34          18
Manufactured Homes...................        938,565.14      0.81          15
                                       ----------------    ------         ---
               Totals................  $ 115,690,188.57    100.00%        982
                                       ================    ======         ===

CONVEYANCE OF SUB-POOL 2 SUBSEQUENT MORTGAGE LOANS AND THE SUB-POOL 2 PRE-FUNDING ACCOUNT

     Under the Pooling Agreement, following the initial issuance of the Certificates, the Depositor has committed to sell, and the Trust Fund will be obligated to purchase from the Depositor, on or before November 21, 1997, subject to the availability thereof, additional conventional, adjustable-rate residential Mortgage Loans (the "Sub-Pool 2 Subsequent Mortgage Loans", together with the Sub-Pool 1 Subsequent Mortgage Loans, the "Subsequent Mortgage Loans") secured by first liens on Single Family Properties which will be originated and underwritten or purchased and re-underwritten by the Depositor. In each case the underwriting will be performed in accordance with the criteria set forth herein under "The Depositor--Underwriting Criteria--Sub-Pool 2". Sub-Pool 2 Subsequent Mortgage Loans will be transferred to the Trust Fund pursuant to Sub-Pool 2 Transfer Instruments (the "Sub-Pool 2 Transfer Instruments", together with the Sub-Pool 1 Transfer Instruments, the "Subsequent Transfer Instruments") between the Depositor and the Trustee. In connection with the purchase of Sub-Pool 2 Subsequent Mortgage Loans on such dates of transfer (the "Sub-Pool 2 Transfer Dates", together with the Sub-Pool 1 Transfer Dates, the "Subsequent Transfer Dates"), the Trust Fund will be required to pay to the Depositor from amounts on deposit in the Sub-Pool 2 Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Depositor will designate the close of business on the day prior to the Sub-Pool 2 Transfer Date as the cut-off date (the "Sub-Pool 2 Subsequent Cut-off Date", together with the Sub-Pool 1 Subsequent Cut-off Date, the "Subsequent Cut-off Dates") with respect to the related Sub-Pool 2 Subsequent Mortgage Loans purchased on such date and, as a result, the Trust Fund will not be required to pay accrued interest with respect thereto. Therefore, the aggregate principal balance of Sub-Pool 2 after the Closing Date will increase by an amount equal to the aggregate principal balance of the Sub-Pool 2 Subsequent Mortgage Loans so purchased and the amount in the Sub-Pool 2 Pre-Funding Account will decrease accordingly.

     The Trustee will establish a Pre-Funding Account (the "Sub-Pool 2 Pre-Funding Account", together with the Sub-Pool 1 Pre-Funding Account, the "Pre-Funding Accounts") into which it will deposit upon receipt from the Depositor $69,619,200 (the "Original Sub-Pool 2 Pre-Funded Amount", together with the Original Sub-Pool 1 Pre-Funded Amount, the "Original Pre-Funded Amounts") to be used to purchase Sub-Pool 2 Subsequent Mortgage Loans. The Original Sub-Pool 2 Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Sub-Pool 2 Subsequent Mortgage Loans in accordance with the Pooling Agreement (on any date of determination, the Original Sub-Pool 2 Pre-Funded Amount as so reduced, the "Sub-Pool 2 Pre-Funded Amount", together with the Sub-Pool 1 Pre-Funded Amount, the "Pre-Funded Amounts"). During the period (the "Sub-Pool 2 Funding Period", together with the Sub-Pool 1 Funding Period, the "Funding Periods") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Sub-Pool 2 Pre-Funding Account is zero and (ii) November 21, 1997, the Sub-Pool 2 Pre-Funded Amount will be maintained in the Sub-Pool 2 Pre-Funding Account.

     Any conveyance of Sub-Pool 2 Subsequent Mortgage Loans on a Sub-Pool 2 Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Sub-Pool 2 Subsequent Transfer Instrument and the Pooling Agreement; (b) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (c) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (d) as of the respective Subsequent Cut-off Date the Sub-Pool 2 Subsequent Mortgage Loans will satisfy the following criteria: (i) such Sub-Pool 2 Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Sub-Pool 2 Subsequent Cut-off Date;
(ii) the original term to maturity of such Sub-Pool 2 Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (iii) such Subsequent Mortgage Loan may not provide for negative amortization; (iv) such Subsequent Mortgage Loan will have a Gross Margin not less than 2.75%; (v) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 2" herein; (vi) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (vii) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 91%; (viii) such Subsequent Mortgage Loan will have a Maximum Mortgage Rate not less than 13.50%; and (ix) such Subsequent Mortgage Loans will have (A) as of the end of the Sub-Pool 2 Funding Period, a weighted average number of months since origination of not over 4 months and (B) not over 20% by aggregate principal balance with a first payment date in January 1998. In addition, following the purchase of any Sub-Pool 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool 2 Mortgage Loans (including the Sub-Pool 2 Subsequent Mortgage Loans) as of the end of the Sub-Pool 2 Funding Period will: (i) have a weighted average Gross Margin of at least 5.27% and a weighted average coupon of at least 9.47%; (ii) have a weighted average remaining term to stated maturity of not more than 356 months and not less than 348 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 83%; (iv) have no Sub-Pool 2 Mortgage Loan with a principal balance in excess of $850,000; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool 2 Mortgage Loans; (vii) not have in excess of 6% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by Mortgaged Properties that are condominiums; (viii) have at least 76% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in planned unit developments); (ix) not be secured by Multifamily Properties; (x) not be secured by Mixed Use Properties; and (xi) not have in excess of 5% by aggregate principal balance of the Sub-Pool 2 Mortgage Loans secured by Manufactured Homes. In the sole discretion of the Certificate Insurer, Sub-Pool 2 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Sub-Pool 2 Mortgage Loans will not materially affect the aggregate characteristics of Sub-Pool 2.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

DELAY IN DISTRIBUTIONS

     The effective yield to the Class 1A Certificateholders will be slightly lower than the yield otherwise produced by the related Class 1A Pass-Through Rate because the distribution of such interest will not be made until the 25th day (or, if such day is not a Business Day, on the first Business Day thereafter) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay). A "Business Day" is any day other than Saturday or Sunday, or a day on which banking institutions in the States of New York, Illinois or New Jersey are authorized or obligated by law or executive order to be closed. See "Description of the Certificates" herein.

PREPAYMENT CONSIDERATIONS AND RISKS

     Substantially all of the Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. Any prepayment charges collected shall be retained by the Servicer.

     Interest shortfalls on the Mortgage Loans due to principal prepayments ("Principal Prepayments") and curtailments ("Curtailments") will be covered to the extent described herein and in the Prospectus by payments of Compensating Interest by the Servicer and any shortfalls not covered by such payments that would otherwise be borne by the Class A Certificates will be covered by distributions of Excess Spread from the related Sub-Pool, Net Excess Spread and Excess Principal from the other Sub-Pool (prior to the related Cross-Over Date), any amounts withdrawn from the related Reserve Account and payments pursuant to the Certificate Insurance Policy, subject to the limitations described herein. Because in the absence of such shortfalls the Excess Spread will be, prior to the related Cross-Over Date, used to accelerate payments of principal on the related Class A Certificates, and in certain circumstances, the Class A Certificates with respect to the other Sub-Pool, application of Excess Spread to cover any interest shortfalls will reduce accelerated payments of principal to the Class A Certificates.

     To the extent that the Original Pre-Funded Amount with respect to a Sub-Pool has not been fully applied to the purchase of related Subsequent Mortgage Loans by the Trust Fund by the end of the related Funding Period, the Holders of the related Class A Certificates will receive, pro rata, a prepayment of principal in an amount equal to (a) the lesser of (i) the Pre-Funded Amount remaining in the related Pre-Funding Account on the first Remittance Date following the termination of the Funding Period and (ii) the related outstanding Class A Principal Balance. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the Original Pre-Funded Amounts and that there should be no material amount of principal prepaid to the related Class A Certificateholders from the related Pre-Funding Account. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amounts, with the result that some prepayment of the related Class A Certificates will occur on the November 25, 1997 Remittance Date.

     In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Spread, Available Transfer Cashflow and Net Excess Principal is used to accelerate payments of principal on such Class A Certificates. With respect to any Sub-Pool, on any Remittance Date on which the Overcollateralization Amount equals the Required Overcollateralization Amount, Excess Spread, Available Transfer Cashflow and Net Excess Principal will not be applied to accelerate payments of principal on such Class A Certificates. In addition, on any such date, distributions in respect of principal to the related Class A Certificates may only equal that amount necessary to maintain the Required Overcollateralization Amount with respect to a Sub-Pool, which amount may be zero, therefore reducing the rate of principal payments allocated to the related Class A Certificates.

     Greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Class A Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on defaulted Mortgage Loans and foreclosed properties.

     The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates is directly related to the rate of payments of principal on the Mortgage Loans in the related Sub-Pool, which may be in the form of scheduled and unscheduled payments. In particular, a reduction in the rate of principal payments will occur when interest only vouchers are used to defer principal payments and interest only payments are made under the Periodic Payment Loans. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. The rate of principal payments will in turn be affected by the amortization schedules (which will change periodically to accommodate adjustments to the Mortgage Rates on Sub-Pool 2 Mortgage Loans) and by the rate of Principal Prepayments and Curtailments on the related Mortgage Loans (including, for this purpose, prepayments resulting from (i) refinancings, (ii) liquidations due to defaults, casualties and condemnations and (iii) repurchases by the Depositor or the Servicer). The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to related Class A Certificateholders of amounts of principal which would otherwise be distributed over the remaining terms of the related Mortgage Loans. The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty and the Mortgagor is required to pay interest only to the date of prepayment.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     Although the Servicer has no obligation to do so, the Servicer may purchase from the Trust Fund a Mortgage Loan which is delinquent in payment 90 days or more. The purchase price for such Mortgage Loan will be equal to 100% of the Principal Balance thereof plus accrued and unpaid interest thereon.

     In addition, the Servicer may, at its option, with written notice to the Certificateholders and the Trustee, purchase from the Trust Fund all of the outstanding Mortgage Loans and REO Properties, and thus effect the early retirement of the related Class A Certificates, on any Remittance Date on which the outstanding aggregate principal balance of the Mortgage Loans is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amounts. See "Pooling Agreement--Termination; Purchase of Mortgage Loans" herein and "Description of the Certificates--Termination" in the Prospectus.

     CLASS 1A CERTIFICATES

     PREPAYMENT CONSIDERATIONS

     The Class 1A-1 Pass-Through Rate for each Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.09% per annum, (ii) the weighted average of the Mortgage Rates of the Sub-Pool 1 Mortgage Loans minus, with respect to Sub-Pool 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Amount is calculated and (iii) 10.50% per annum (the "Class 1A-1 Cap Rate"); provided, however, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.49% per annum. Disproportionate principal payments (whether resulting from Principal Prepayments or Curtailments) on Sub-Pool 1 Mortgage Loans having Mortgage Rates higher or lower than the then current Class 1A-1 Pass-Through Rate may also affect the yield on the Class 1A-1 Certificates. The yield to maturity of the Class 1A-1 Certificates may be lower than that otherwise produced if disproportionate principal payments (including Principal Prepayments) are made on Sub-Pool 1 Mortgage Loans having Mortgage Rates that exceed the Class 1A-1 Pass-Through Rate.

     EFFECT OF MORTGAGE LOAN YIELD ON CLASS 1A-1 PASS-THROUGH RATE

     The Class 1A-1 Pass-Through Rate is based upon, among other factors as described above, the value of an index ("One-Month LIBOR") which is different from the fixed rates applicable to the Sub-Pool 1 Mortgage Loans, as described under "The Mortgage Pool-Sub-Pool 1" herein. See "Description of the Certificates- Calculation of One-Month LIBOR" herein. Each Mortgage Loan bears a fixed rate whereas the Class 1A-1 Pass-Through Rate with respect to Class 1A-1 Certificates adjusts monthly and may be based upon One-Month LIBOR. Because the Mortgage Rates on the Sub-Pool 1 Mortgage Loans are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the Class 1A-1 Certificates were to rise, the market value of the Class 1A-1 Certificates may decline in cases where the Class 1A-1 Pass-Through Rate did not increase accordingly. One-Month LIBOR may respond to economic and market factors, while the Mortgage Rate on the Sub-Pool 1 Mortgage Loans will be fixed. One-Month LIBOR may increase to a level at which the amount of interest collected on all the Sub-Pool 1 Mortgage Loans during the related Accrual Period may be insufficient to pay interest on the Class 1A-1 Certificates at the Class 1A-1 Pass-Through Rate calculated using One-Month LIBOR. The Class 1A-1 Certificates do not contain any "carry-forward" or "catch-up" feature if the amount of interest paid is so limited.

     PREPAYMENT MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement with respect to Sub-Pool 1 is based on a constant annual rate of prepayment relative to the then outstanding principal balance of the related Mortgage Loans applied monthly during the period indicated of the life of the Sub-Pool 1 Mortgage Loan. The prepayment model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Sub-Pool 1 Mortgage Loans. The Depositor does not make any representation about the appropriateness of any prepayment model.

     The percentages and weighted average lives in the second through seventh following tables were determined assuming that (i) scheduled interest and principal payments (including balloon payments) on the Sub-Pool 1 Mortgage Loans are received in a timely manner and prepayments of Sub-Pool 1 Mortgage Loans in full are made at the indicated scenario level (each, a "Prepayment Model") set forth in the tables; (ii) the Servicer exercises its right of optional termination described above; (iii) distributions are made on the 25th day of each calendar month regardless of the day on which the Remittance Date actually occurs, commencing in October 1997; (iv) the Sub-Pool 1 Mortgage Loans have been aggregated into five hypothetical Initial Mortgage Loans and four hypothetical Subsequent Mortgage Loans with the characteristics set forth in the first following table; (v) losses on the Sub-Pool 1 Mortgage Loans for each Due Period will be realized in an amount equal to the product of (a) the principal balance of each hypothetical Sub-Pool 1 Mortgage Loan (prior to giving effect to the payment of principal received in such Due Period) and (b) one-twelfth of 0.50% (such losses do not separately reduce the principal balance of a hypothetical Sub-Pool 1 Mortgage Loan but instead are assumed to comprise a portion of the payment of principal for which liquidation proceeds are not received); (vi) the sum of the Servicing Fee and fees payable out of the Trust Fund to the Trustee and the Certificate Insurer, respectively, equals approximately 0.81% per annum of the scheduled principal balance of the Sub-Pool 1 Mortgage Loans for each Remittance Date; (vii) no interest shortfalls will arise in connection with prepayment in full of the Sub-Pool 1 Mortgage Loans;
(viii) the initial Class 1A-1 Pass-Through Rate is equal to 5.74625% per annum, the Class 1A-2 Pass-Through Rate is equal to 6.62% per annum, the Class 1A-3 Pass-Through Rate is equal to 6.69% per annum, the Class 1A-4 Pass-Through Rate is equal to 7.07% per annum, the Class 1A-5 Pass-Through Rate is equal to 6.90% per annum, the initial Class 1A-1 Principal Balance is equal to $35,000,000, the initial Class 1A-2 Principal Balance is equal to $30,500,000, the initial Class 1A-3 Principal Balance is equal to $12,000,000, the initial Class 1A-4 Principal Balance is equal to $22,027,857, the initial Class 1A-5 Principal Balance is equal to $21,000,000, (ix) the Class A Principal Remittance Amount with respect to each of the Class 1A Certificates on each Remittance Date occurring prior to the Step-Down Date is equal to principal received plus the related Unrecovered Class A Portion for such Remittance Date and on each Remittance Date occurring on or after the Step-Down Date is equal to that amount required to reach or maintain the Required Overcollateralization Amount; (x) the related Excess Spread is applied in an amount required to reach or maintain the Required Overcollateralization Amount to reduce the principal balance of the Class 1A Certificates on each Remittance Date that is prior to the CrossOver Date to the extent that the amount of such current application plus such amounts applied on all prior Remittance Dates does not exceed $16,865,382; (xi) each Remittance Date is deemed to occur before the Cross-Over Date; (xii) the Class 1A Certificates are purchased on September 25, 1997; (xiii) no Available Funds Shortfall with respect to Sub-Pool 1 exists and Available Transfer Cashflow and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the Pooling Agreement; and (xiv) the Required Overcollateralization Amount for Sub-Pool 1 is the Overcollateralization Amount required by the Certificate Insurer at any time as set forth in the Insurance Agreement with respect to Sub-Pool 1 among the Depositor, the Servicer, the Certificate Insurer and the Trustee. The third through eighth following tables assume that there are no delinquencies on the Sub-Pool 1 Mortgage Loans and that the Sub-Pool 1 Interest Coverage Account has sufficient funds on deposit to cover shortfalls in interest of the Class 1A Certificates during the Funding Period attributable to the pre-funding feature. The "Step-Down Date" will be the Remittance Date following the later to occur of
(i) the thirtieth Remittance Date and (ii) the date on which the then outstanding Sub-Pool 1 Principal Balance is equal to 50% of the sum of the Original Sub-Pool 1 Pre-Funded Amount and the Original Sub-Pool 1 Principal Balance.

     In addition to the assumptions listed in the preceding paragraph, the third through eighth following tables have been prepared assuming that (i) the first through fifth hypothetical Sub-Pool 1 Mortgage Loans set forth in the first following table comprise the Sub-Pool 1 Initial Mortgage Loans, (ii) the sixth through ninth hypothetical Sub-Pool 1 Mortgage Loans set forth in the first following table comprise the Sub-Pool 1 Subsequent Mortgage Loans and (iii) the Sub-Pool 1 Subsequent Mortgage Loans are purchased by November 21, 1997, resulting in no mandatory prepayment of the Class 1A Certificates on November 25, 1997.

                                                            SUB-POOL 1

                                                    HYPOTHETICAL MORTGAGE LOANS

                                                                                                                        REMAINING
                                                                                         ORIGINAL         REMAINING     MONTHS TO
                                                                         MORTGAGE      AMORTIZATION     AMORTIZATION     BALLOON
                                                                         INTEREST          TERM             TERM         PAYMENT
                               PRINCIPAL BALANCE                           RATE        (IN MONTHS)       (IN MONTHS)   (IN MONTHS)
                               -----------------                         --------      ------------     ------------   -----------
Sub-Pool 1 Initial Mortgage Loans:
          $ 26,515,373.71...........................................      11.843%          360               359           179
          $ 18,101,183.67...........................................      11.593%          179               178           N/A
          $ 12,447,878.90...........................................      11.276%          239               237           N/A
          $ 15,514,755.25...........................................      11.311%          352               351           N/A
          $  2,691,313.28...........................................      11.241%          118               114           N/A

Subsequent Mortgage Loans (first subsequent
transfer balance as of October 1, 1997):
          $  8,174,963.73 ..........................................      11.843%          360               360           180
          $ 15,031,710.77 ..........................................      11.403%          252               252           N/A
Subsequent Mortgage Loans (second subsequent
transfer balance as of November 1, 1997):
          $  8,174,963.73 ..........................................      11.843%          360               360           180
          $ 15,031,710.77 ..........................................      11.403%          252               252           N/A

     Since the following tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Sub-Pool 1 Mortgage Loans and the characteristics of the mortgage loans assumed in preparing such tables. Any such discrepancy may have an effect upon the percentages of the Principal Balance outstanding of each Class of the Class 1A Certificates and the weighted average life of the Class 1A Certificates set forth in the tables. In addition, since the actual Sub-Pool 1 Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class 1A Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that the Sub-Pool 1 Mortgage Loans will prepay to maturity at any of the Prepayment Models specified in the tables below or that all Sub-Pool 1 Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Sub-Pool 1 Mortgage Loans (which include recently originated Sub-Pool 1 Mortgage Loans) could produce slower or faster distributions of principal than are indicated in the following tables at the Prepayment Model specified even if the weighted average of the remaining terms to maturity of the Sub-Pool 1 Mortgage Loans equals those assumed.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The model used in this Prospectus Supplement with respect to the Class 1A Certificates is the prepayment assumption (the "Prepayment Assumption") which represents the assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Class 1A Certificates, a 100% Prepayment Assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of such Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.2% per annum in each month thereafter until the twenty-first month. Beginning in the twenty-first month and in each month thereafter during the life of the Mortgage Loans, a 100% Prepayment Assumption assumes a constant prepayment rate of 26% per annum. As used in the table entitled "Prepayment Scenarios", 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption i.e., no prepayments. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption and so forth. In comparison, the model used in this Prospectus Supplement with respect to Sub-Pool 2 (a "Prepayment Model") is based on a Constant Prepayment Rate more fully defined herein under the caption "Certain Yield and Prepayment Considerations--Class 2A Certificates--Prepayment Model". A "Constant Prepayment Rate" or "CPR" represents a constant annual rate of payment relative to the then outstanding principal balance of the related Mortgage Loans applied monthly during the indicated portion of the life of the Sub-Pool 2 Mortgage Loan.

                              PREPAYMENT SCENARIOS

                Scenario 1    Scenario 2     Scenario 3  Scenario 4  Scenario 5
                ----------    ----------     ----------  ----------  ----------
Sub-Pool 1(1)       0%            50%           100%        150%        200%
Sub-Pool 2(2)       0%            14%            28%         42%         56%
----------
(1) As a percentage of the Prepayment Assumption.
(2) As a conditional prepayment rate (CPR).

     Based on the foregoing assumptions, the following tables indicate the projected weighted average life of each Class of the Class 1A Certificates.


                                       PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A-1
                                                    CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                                         PREPAYMENT MODELS SET FORTH BELOW

      REMITTANCE DATE                           SCENARIO 1        SCENARIO 2         SCENARIO 3         SCENARIO 4      SCENARIO 5
      ---------------                           ----------        ----------         ----------         ----------      ----------
Initial Percentage........................          100%             100%                100%              100%             100%
September 25, 1998........................           78               64                  50                36               21
September 25, 1999........................           73               21                   0                 0                0
September 25, 2000........................           68                0                   0                 0                0
September 25, 2001........................           62                0                   0                 0                0
September 25, 2002........................           56                0                   0                 0                0
September 25, 2003........................           50                0                   0                 0                0
September 25, 2004........................           44                0                   0                 0                0
September 25, 2005........................           40                0                   0                 0                0
September 25, 2006........................           35                0                   0                 0                0
September 25, 2007........................           30                0                   0                 0                0
September 25, 2008........................           24                0                   0                 0                0
September 25, 2009........................           16                0                   0                 0                0
September 25, 2010........................            7                0                   0                 0                0
September 25, 2011........................            0                0                   0                 0                0
September 25, 2012........................            0                0                   0                 0                0
September 25, 2013........................            0                0                   0                 0                0
September 25, 2014........................            0                0                   0                 0                0
September 25, 2015........................            0                0                   0                 0                0
September 25, 2016........................            0                0                   0                 0                0
September 25, 2017........................            0                0                   0                 0                0
September 25, 2018........................            0                0                   0                 0                0
September 25, 2019........................            0                0                   0                 0                0
September 25, 2020........................            0                0                   0                 0                0
September 25, 2021........................            0                0                   0                 0                0
September 25, 2022........................            0                0                   0                 0                0
September 25, 2023........................            0                0                   0                 0                0
September 25, 2024........................            0                0                   0                 0                0
September 25, 2025........................            0                0                   0                 0                0
September 25, 2026........................            0                0                   0                 0                0
September 25, 2027........................            0                0                   0                 0                0
     Weighted Average Life (1)(2) years...         6.39             1.38                1.01              0.85             0.75
----------

(1) The weighted average life of a Class 1A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-1 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

                                        PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A-2
                                                  CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                                       PREPAYMENT MODELS SET FORTH BELOW

   REMITTANCE DATE                              SCENARIO 1         SCENARIO 2        SCENARIO 3        SCENARIO 4     SCENARIO 5
   ---------------                              ----------         ----------        ----------        ----------     ----------
Initial Percentage.........................        100%               100%              100%              100%           100%
September 25, 1998.........................        100                100               100               100            100
September 25, 1999.........................        100                100                69                17              0
September 25, 2000.........................        100                 77                 0                 0              0
September 25, 2001.........................        100                 41                 0                 0              0
September 25, 2002.........................        100                 11                 0                 0              0
September 25, 2003.........................        100                  0                 0                 0              0
September 25, 2004.........................        100                  0                 0                 0              0
September 25, 2005.........................        100                  0                 0                 0              0
September 25, 2006.........................        100                  0                 0                 0              0
September 25, 2007.........................        100                  0                 0                 0              0
September 25, 2008.........................        100                  0                 0                 0              0
September 25, 2009.........................        100                  0                 0                 0              0
September 25, 2010.........................        100                  0                 0                 0              0
September 25, 2011.........................         96                  0                 0                 0              0
September 25, 2012.........................         29                  0                 0                 0              0
September 25, 2013.........................          0                  0                 0                 0              0
September 25, 2014.........................          0                  0                 0                 0              0
September 25, 2015.........................          0                  0                 0                 0              0
September 25, 2016.........................          0                  0                 0                 0              0
September 25, 2017.........................          0                  0                 0                 0              0
September 25, 2018.........................          0                  0                 0                 0              0
September 25, 2019.........................          0                  0                 0                 0              0
September 25, 2020.........................          0                  0                 0                 0              0
September 25, 2021.........................          0                  0                 0                 0              0
September 25, 2022.........................          0                  0                 0                 0              0
September 25, 2023.........................          0                  0                 0                 0              0
September 25, 2024.........................          0                  0                 0                 0              0
September 25, 2025.........................          0                  0                 0                 0              0
September 25, 2026.........................          0                  0                 0                 0              0
September 25, 2027.........................          0                  0                 0                 0              0
     Weighted Average Life (1)(2) years....      14.87               3.85              2.29              1.77           1.51

(1) The weighted average life of a Class 1A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-2 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

                               PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A-3
                                         CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                              PREPAYMENT MODELS SET FORTH BELOW

 REMITTANCE DATE                                 SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4     SCENARIO 5
 ---------------                                 ----------    ----------   ----------    ----------     ----------
Initial Percentage ..........................       100%          100%          100%          100%          100%
September 25, 1998 ..........................       100           100           100           100           100
September 25, 1999 ..........................       100           100           100           100            21
September 25, 2000 ..........................       100           100            86             0             0
September 25, 2001 ..........................       100           100             0             0             0
September 25, 2002 ..........................       100           100             0             0             0
September 25, 2003 ..........................       100            75             0             0             0
September 25, 2004 ..........................       100            36             0             0             0
September 25, 2005 ..........................       100            29             0             0             0
September 25, 2006 ..........................       100            12             0             0             0
September 25, 2007 ..........................       100             0             0             0             0
September 25, 2008 ..........................       100             0             0             0             0
September 25, 2009 ..........................       100             0             0             0             0
September 25, 2010 ..........................       100             0             0             0             0
September 25, 2011 ..........................       100             0             0             0             0
September 25, 2012 ..........................       100             0             0             0             0
September 25, 2013 ..........................        48             0             0             0             0
September 25, 2014 ..........................        21             0             0             0             0
September 25, 2015 ..........................         0             0             0             0             0
September 25, 2016 ..........................         0             0             0             0             0
September 25, 2017 ..........................         0             0             0             0             0
September 25, 2018 ..........................         0             0             0             0             0
September 25, 2019 ..........................         0             0             0             0             0
September 25, 2020 ..........................         0             0             0             0             0
September 25, 2021 ..........................         0             0             0             0             0
September 25, 2022 ..........................         0             0             0             0             0
September 25, 2023 ..........................         0             0             0             0             0
September 25, 2024 ..........................         0             0             0             0             0
September 25, 2025 ..........................         0             0             0             0             0
September 25, 2026 ..........................         0             0             0             0             0
September 25, 2027 ..........................         0             0             0             0             0
     Weighted Average Life (1)(2) years .....     16.11          7.10          3.38          2.41          1.96

----------

(1) The weighted average life of a Class 1A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-3 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-3 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.


                              PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A-4
                                        CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                             PREPAYMENT MODELS SET FORTH BELOW

 REMITTANCE DATE                                  SCENARIO 1   SCENARIO 2     SCENARIO 3    SCENARIO 4    SCENARIO 5
 ---------------                                  ----------   ----------     ----------    ----------    ----------
Initial Percentage ..........................        100%          100%          100%          100%          100%
September 25, 1998 ..........................        100           100           100           100           100
September 25, 1999 ..........................        100           100           100           100           100
September 25, 2000 ..........................        100           100           100            67             5
September 25, 2001 ..........................        100           100            93            21             0
September 25, 2002 ..........................        100           100            56             0             0
September 25, 2003 ..........................        100           100            37             0             0
September 25, 2004 ..........................        100           100            27             0             0
September 25, 2005 ..........................        100           100            27             0             0
September 25, 2006 ..........................        100           100            26             0             0
September 25, 2007 ..........................        100            94             0             0             0
September 25, 2008 ..........................        100            82             0             0             0
September 25, 2009 ..........................        100            70             0             0             0
September 25, 2010 ..........................        100            58             0             0             0
September 25, 2011 ..........................        100            48             0             0             0
September 25, 2012 ..........................        100            27             0             0             0
September 25, 2013 ..........................        100            15             0             0             0
September 25, 2014 ..........................        100             0             0             0             0
September 25, 2015 ..........................         95             0             0             0             0
September 25, 2016 ..........................         76             0             0             0             0
September 25, 2017 ..........................         57             0             0             0             0
September 25, 2018 ..........................         40             0             0             0             0
September 25, 2019 ..........................         36             0             0             0             0
September 25, 2020 ..........................         32             0             0             0             0
September 25, 2021 ..........................         28             0             0             0             0
September 25, 2022 ..........................         24             0             0             0             0
September 25, 2023 ..........................         20             0             0             0             0
September 25, 2024 ..........................         14             0             0             0             0
September 25, 2025 ..........................          7             0             0             0             0
September 25, 2026 ..........................          0             0             0             0             0
September 25, 2027 ..........................          0             0             0             0             0
     Weighted Average Life (1)(2) years .....      21.86         13.53          6.20          3.47          2.53

----------

(1) The weighted average life of a Class 1A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-4 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-4 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

                                PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 1A-5
                                          CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                               PREPAYMENT MODELS SET FORTH BELOW

 REMITTANCE DATE                                 SCENARIO 1     SCENARIO 2    SCENARIO 3   SCENARIO 4    SCENARIO 5
 ---------------                                 ----------     ----------    ----------   ----------    ----------
Initial Percentage ..........................        100%          100%          100%          100%          100%
September 25, 1998 ..........................        100           100           100           100           100
September 25, 1999 ..........................        100           100           100           100           100
September 25, 2000 ..........................        100           100           100           100           100
September 25, 2001 ..........................         99            93            87            80            49
September 25, 2002 ..........................         98            85            75            61             0
September 25, 2003 ..........................         96            75            58            36             0
September 25, 2004 ..........................         94            63            42             0             0
September 25, 2005 ..........................         85            38            22             0             0
September 25, 2006 ..........................         76            22             9             0             0
September 25, 2007 ..........................         67            13             0             0             0
September 25, 2008 ..........................         58             7             0             0             0
September 25, 2009 ..........................         50             4             0             0             0
September 25, 2010 ..........................         41             2             0             0             0
September 25, 2011 ..........................         32             1             0             0             0
September 25, 2012 ..........................          0             0             0             0             0
September 25, 2013 ..........................          0             0             0             0             0
September 25, 2014 ..........................          0             0             0             0             0
September 25, 2015 ..........................          0             0             0             0             0
September 25, 2016 ..........................          0             0             0             0             0
September 25, 2017 ..........................          0             0             0             0             0
September 25, 2018 ..........................          0             0             0             0             0
September 25, 2019 ..........................          0             0             0             0             0
September 25, 2020 ..........................          0             0             0             0             0
September 25, 2021 ..........................          0             0             0             0             0
September 25, 2022 ..........................          0             0             0             0             0
September 25, 2023 ..........................          0             0             0             0             0
September 25, 2024 ..........................          0             0             0             0             0
September 25, 2025 ..........................          0             0             0             0             0
September 25, 2026 ..........................          0             0             0             0             0
September 25, 2027 ..........................          0             0             0             0             0
     Weighted Average Life (1)(2) years .....      11.59          7.56          6.43          5.14          3.91

----------

(1) The weighted average life of a Class 1A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 1A-5 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 1A-5 Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

     As with fixed-rate obligations generally, the rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Sub-Pool 1 Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Sub-Pool 1 Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Sub-Pool 1 Mortgage Loans.

     CLASS 2A CERTIFICATES

     PREPAYMENT CONSIDERATIONS

     The Class 2A Pass-Through Rate for each Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.20% per annum, (ii) the weighted average of the Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated, (c) the rate at which the Annual Trustee Expense Amount is calculated and (d) 0.50% per annum and (iii) the weighted average of the Maximum Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated, (c) the rate at which the Annual Trustee Expense Amount is calculated and (d) 0.50% per annum; provided, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.60% per annum. Disproportionate principal payments (whether resulting from Principal Prepayments or Curtailments) on Sub-Pool 2 Mortgage Loans having Mortgage Rates higher or lower than the then current Class 2A Pass-Through Rate may also affect the yield on the Class 2A Certificates. The yield to maturity of the Class 2A Certificates will be lower than that otherwise produced if disproportionate principal payments (including Principal Prepayments) are made on Sub-Pool 2 Mortgage Loans having Mortgage Rates that exceed the Class 2A Pass-Through Rate.

     EFFECT OF MORTGAGE LOAN YIELD ON CLASS 2A PASS-THROUGH RATE

     The Class 2A Pass-Through Rate is based upon, among other factors as described above, the value of an index ("One-Month LIBOR") which is different from the value of the Indices applicable to the Sub-Pool 2 Mortgage Loans, as described under "The Mortgage Pool-Sub-Pool 2" herein. See "Description of the Certificates-Calculation of One-Month LIBOR" herein. Each Sub-Pool 2 Mortgage Loan adjusts annually or semiannually based upon the related Index whereas the Class 2A Pass-Through Rate on the Class 2A Certificates adjusts monthly and may be based upon One-Month LIBOR. One-Month LIBOR and the Indices applicable to the Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. In addition, the Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices on the Mortgage Loans are stable or are falling or that, even if both One-Month LIBOR and such Indices rise during the same period, One-Month LIBOR may increase to a level at which the amount of interest collected on all Sub-Pool 2 Mortgage Loans during the related Accrual Period may be insufficient to pay interest on the Class 2A Certificates at the Class 2A Pass-Through Rate calculated using One-Month LIBOR. In such an event, the resulting interest differential amount will be borne by the Class 2A Certificates by operation of the Available Funds Cap Rate.

     In addition, a number of factors affect the performance of One-Month LIBOR and may cause One-Month LIBOR to move in a different manner from other indices. To the extent that One-Month LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Class 2A Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, One-Month LIBOR may remain higher than other market interest rates.

     All of the Sub-Pool 2 Mortgage Loans are adjustable-rate mortgage loans ("ARMs"). As is the case with conventional fixed-rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates were to fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates were to remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" lower fixed interest rates. The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the Sub-Pool 2 Mortgage Loans in stable or changing interest rate environments and the Depositor makes no representations as to the particular factors that will affect the prepayment of the Sub-Pool 2 Mortgage Loans.

     PREPAYMENT MODEL

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As described above, the Prepayment Model with respect to Sub-Pool 2 is based on a CPR. The Prepayment Model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Sub-Pool 2 Mortgage Loans. The Depositor does not make any representation about the appropriateness of any Prepayment Model.

     The percentages and weighted average lives in the third following table were determined assuming that (i) scheduled interest and principal payments on the Sub-Pool 2 Mortgage Loans are received in a timely manner and prepayments of Sub-Pool 2 Mortgage Loans in full are made at the indicated CPR set forth in the table entitled "Prepayment Scenarios"; (ii) the Servicer exercises its right of optional termination on the earliest permissible date as described above; (iii) distributions are made on the 25th day of each calendar month regardless of the day on which the Remittance Date actually occurs, commencing in October, 1997;
(iv) the Sub-Pool 2 Mortgage Loans have been aggregated into fourteen hypothetical Sub-Pool 2 Initial Mortgage Loans and six hypothetical Sub-Pool 2 Subsequent Mortgage Loans with the characteristics set forth in the first and second following tables; (v) losses on the Sub-Pool 2 Mortgage Loans for each Due Period will be realized in an amount equal to the product of (a) the principal balance of each hypothetical Sub-Pool 2 Mortgage Loan (prior to giving effect to the payment of principal received in such Due Period) and (b) one-twelfth of 0.50% (such losses do not separately reduce the principal balance of a hypothetical Sub-Pool 2 Mortgage Loan but instead are assumed to comprise a portion of the payment of principal for which liquidation proceeds are not received); (vi) the sum of the Servicing Fee and the fees payable to the Trustee and the Certificate Insurer, respectively, equals approximately 0.81% per annum of the scheduled principal balance of the Sub-Pool 2 Mortgage Loans for each Remittance Date; (vii) no interest shortfalls will arise in connection with prepayment in full of the Sub-Pool 2 Mortgage Loans; (viii) the initial Class 2A Pass-Through Rate is equal to 5.85625% per annum and the initial Class 2A Principal Balance is equal to $179,472,143; (ix) the Class A Principal Remittance Amount with respect to the Class 2A Certificates on each Remittance Date occurring prior to the Sub-Pool 2 Step-Down Date is equal to principal received plus the related Unrecovered Class A Portion for such Remittance Date and on each Remittance Date occurring on or after the Sub-Pool 2 Step-Down Date is equal to that amount required to reach or maintain the Required Overcollateralization Amount; (x) the Excess Spread is applied in an amount required to reach or maintain the Required Overcollateralization Amount to reduce the principal balance of the Class 2A Certificates on each Remittance Date that is prior to the Cross-Over Date to the extent that the amount of such current application plus such amounts applied on all prior Remittance Dates does not exceed $19,198,053; (xi) each Remittance Date is deemed to occur before the Cross-Over Date; (xii) the Class 2A Certificates are purchased on September 25, 1997 (xiii) the One-Year U.S. Treasury Index remains at a constant rate equal to 5.60% and the Six-Month LIBOR Index remains at a constant rate equal to 5.84375%, with respect to any Adjustment Date; and (xiv) no Available Funds Shortfall with respect to Sub-Pool 2 exists and Available Transfer Cashflow and Net Excess Principal is applied to reach or maintain the Required Overcollateralization Amount as described in the Pooling Agreement. The third following table also assumes that (i) there are no delinquencies on the Sub-Pool 2 Mortgage Loans; (ii) the Sub-Pool 2 Interest Coverage Account has sufficient funds on deposit to cover shortfalls in interest on the Class 2A Certificates during the Funding Period attributable to the pre-funding feature; and (iii) the Required Overcollateralization Amount for each Sub-Pool is the Overcollateralization Amount required by the Certificate

Insurer at any time as set forth in the Insurance Agreement with respect to Sub-Pool 2 among the Depositor, the Servicer, the Certificate Insurer and the Trustee.

     The "Step-Down Date" will be the Remittance Date following the later to occur of (i) the thirtieth Remittance Date and (ii) the date on which the then outstanding Sub-Pool 2 Principal Balance is equal to 50% of the sum of the Sub-Pool 2 Original Pre-Funded Amount and the Original Sub-Pool 2 Principal Balance.

     In addition to the assumptions listed in the preceding paragraph, the third following table has been prepared assuming that (i) the first through seventh hypothetical Sub-Pool 2 Mortgage Loans set forth in the first following table and the first through seventh hypothetical Sub-Pool 2 Mortgage Loans set forth in the second following table comprise the Sub-Pool 2 Initial Mortgage Loans,
(ii) the eighth and ninth hypothetical Mortgage Loans set forth in the first following table and the eighth through eleventh hypothetical Sub-Pool 2 Mortgage Loans set forth in the second following table comprise the Sub-Pool 2 Subsequent Mortgage Loans and (iii) the Sub-Pool 2 Subsequent Mortgage Loans are purchased by November 21, 1997, resulting in no mandatory prepayment of the Class 2A Certificates on November 25, 1997.


                                                                SUB-POOL 2

                                                 HYPOTHETICAL ONE-YEAR U.S. TREASURY LOANS

                               MONTHS                                                                     ORIGINAL        REMAINING
                                 TO          MORTGAGE                      MAXIMUM        MINIMUM         TERM TO          TERM TO
                                RATE         INTEREST         GROSS        INTEREST       INTEREST        MATURITY         MATURITY
PRINCIPAL BALANCE              CHANGE          RATE           MARGIN         RATE           RATE        (IN MONTHS)      (IN MONTHS)
-----------------              ------        --------         ------       --------       --------      -----------      -----------
Sub-Pool 2 Initial Mortgage Loans:

$   136,547.38                    1           7.811%          2.750%        13.811%        0.000%           360              301
$   511,782.94                    2           7.423%          2.773%        13.423%        0.000%           360              302
$   794,427.28                    3           7.778%          3.009%        13.742%        0.637%           360              305
$ 2,104,469.93                    4           9.409%          5.057%        15.210%        6.833%           360              339
$ 3,027,775.04                    5           9.572%          5.674%        15.572%        8.350%           360              350
$ 1,298,731.06                    6           9.082%          4.954%        14.660%        7.207%           360              347
$13,769,999.50                   10           7.096%          2.785%        13.069%        0.000%           358              307

Subsequent Mortgage Loans (first subsequent transfer balance as of October 1,
1997):

$ 1,801,737.74                    6           9.786%          5.987%        15.648%        9.648%           360              360

Subsequent Mortgage Loans (second subsequent transfer balance as of November 1,
1997):

$ 1,801,737.74                    6           9.786%          5.987%        15.648%        9.648%           360              360



                                                       HYPOTHETICAL SIX-MONTH LIBOR LOANS

                               MONTHS                                                                     ORIGINAL        REMAINING
                                 TO          MORTGAGE                      MAXIMUM        MINIMUM         TERM TO          TERM TO
                                RATE         INTEREST         GROSS        INTEREST       INTEREST        MATURITY         MATURITY
PRINCIPAL BALANCE              CHANGE          RATE           MARGIN         RATE           RATE        (IN MONTHS)      (IN MONTHS)
-----------------              ------        --------         ------       --------       --------      -----------      -----------
Sub-Pool 2 Initial Mortgage Loans:

$   434,181.23                    1           10.937%         6.844%        16.495%        10.495%          360              352
$   501,822.04                    2           10.168%         6.205%        15.873%         9.873%          360              354
$   672,303.93                    3           10.559%         6.921%        16.559%        10.559%          360              357
$ 6,353,257.82                    4            9.928%         6.334%        15.872%         9.872%          360              358
$11,147,960.08                    5            9.982%         6.365%        15.982%         9.982%          359              358
$ 3,804,252.71                    6            9.802%         6.249%        15.752%         9.752%          357              357
$71,132,677.63                   23           10.712%         6.192%        16.712%         9.712%          359              358

Subsequent Mortgage Loans (first subsequent transfer balance as of October 1,
1997):

$ 8,042,140.66                    6            9.976%         6.359%        15.938%         9.938%           360             360
$24,965,721.60                   24           10.712%         6.192%        16.712%         9.712%           360             360

Subsequent Mortgage Loans (second subsequent transfer balance as of November 1,
1997):

$ 8,042,140.66                    6            9.976%         6.359%        15.938%         9.938%           360             360
$24,965,721.60                   24           10.712%         6.192%        16.712%         9.712%           360             360


     Since the following table was prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Sub-Pool 2 Mortgage Loans and the characteristics of the mortgage loans assumed in preparing such table. Any such discrepancy may have an effect upon the percentages of the Class 2A Principal Balance outstanding and the weighted average life of the Class 2A Certificates set forth in the tables. In addition, since the actual Sub-Pool 2 Mortgage Loans and the Trust Fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class 2A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that the Sub-Pool 2 Mortgage Loans will prepay to maturity at the Prepayment Model specified in the table below or that all Sub-Pool 2 Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Sub-Pool 2 Mortgage Loans (which include recently originated Sub-Pool 2 Mortgage Loans) could produce slower or faster distributions of principal than are indicated in the table at the various percentages of the Prepayment Model specified even if the weighted average of the remaining terms to maturity of the Sub-Pool 2 Mortgage Loans equals those assumed.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The model used in this Prospectus Supplement with respect to the Class 2A Certificates is based on a percentage of CPR as shown in the table entitled "Prepayment Scenarios". See "Certain Yield and Prepayment Considerations--Class 1A Certificates--Prepayment Model" above.

     Based on the foregoing assumptions, the following table indicates the projected weighted average life of the Class 2A Certificates.




                                              PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS 2A
                                                     CERTIFICATES OUTSTANDING AT THE RESPECTIVE
                                                           PREPAYMENT MODELS SET FORTH BELOW

                    REMITTANCE DATE                              SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4    SCENARIO 5
                    ---------------                              ----------    ----------    ----------    ----------    ----------
Initial Percentage .......................................          100%          100%          100%          100%          100%
September 25, 1998 .......................................           97            83            70            56            42
September 25, 1999 .......................................           97            71            48            30            15
September 25, 2000 .......................................           96            60            34            18             8
September 25, 2001 .......................................           95            50            25            10             4
September 25, 2002 .......................................           95            42            18             6             0
September 25, 2003 .......................................           94            36            13             3             0
September 25, 2004 .......................................           93            31             9             0             0
September 25, 2005 .......................................           92            26             6             0             0
September 25, 2006 .......................................           91            22             5             0             0
September 25, 2007 .......................................           90            19             0             0             0
September 25, 2008 .......................................           88            16             0             0             0
September 25, 2009 .......................................           87            14             0             0             0
September 25, 2010 .......................................           85            11             0             0             0
September 25, 2011 .......................................           83            10             0             0             0
September 25, 2012 .......................................           81             8             0             0             0
September 25, 2013 .......................................           79             7             0             0             0
September 25, 2014 .......................................           76             0             0             0             0
September 25, 2015 .......................................           73             0             0             0             0
September 25, 2016 .......................................           69             0             0             0             0
September 25, 2017 .......................................           66             0             0             0             0
September 25, 2018 .......................................           61             0             0             0             0
September 25, 2019 .......................................           56             0             0             0             0
September 25, 2020 .......................................           51             0             0             0             0
September 25, 2021 .......................................           45             0             0             0             0
September 25, 2022 .......................................           39             0             0             0             0
September 25, 2023 .......................................           32             0             0             0             0
September 25, 2024 .......................................           26             0             0             0             0
September 25, 2025 .......................................           18             0             0             0             0
September 25, 2026 .......................................            9             0             0             0             0
September 25, 2027 .......................................            0             0             0             0             0
     Weighted Average Life (1)(2) years ..................          21.17         5.60          2.79          1.73          1.16


----------
(1) The weighted average life of a Class 2A Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class 2A Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class 2A Certificate.

(2) Assumes Servicer exercises its right of optional termination at the earliest permissible date.

     The rate of prepayment on a pool of mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Sub-Pool 2 Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Sub-Pool 2 Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on the Sub-Pool 2 Mortgage Loans.

     LIMITATION ON ADJUSTMENTS

     Although each of the Sub-Pool 2 Mortgage Loans bears interest at an adjustable Mortgage Rate, the adjustments of the Mortgage Rate for any Sub-Pool 2 Mortgage Loan will not exceed the Periodic Rate Cap and the Mortgage Rate will in no event exceed the Maximum Mortgage Rate or be less than the Minimum Mortgage Rate for such Sub-Pool 2 Mortgage Loan, regardless of the level of interest rates generally or the rate otherwise produced by adding the related Index and the Gross Margin. In addition, such adjustments will be subject to rounding to the nearest 0.125%.

                                  THE DEPOSITOR

     For further information regarding the Depositor, see "The Depositor" in the Prospectus.

LOAN ORIGINATION HISTORY

     The Depositor originates mortgage loans on Single Family Properties, Multifamily Properties, Mixed Use and Manufactured Home Properties nationwide and purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis. The Depositor conducts loan origination and/or wholesale operations in a number of jurisdictions, including Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Idaho, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, South Carolina, Texas, Utah, Virginia, Washington and Wisconsin. The dollar amounts of first and second mortgage loans originated and purchased by the Depositor, collectively, during the twelve month periods ended June 30, 1997, 1996, 1995 and 1994 were approximately $998,988,000, $727,307,000, $470,938,000 and $452,156,000,
respectively.

UNDERWRITING CRITERIA

     All of the Mortgage Loans were or will be originated or purchased by the Depositor and are or will be serviced by the Servicer. All mortgage loan applications are underwritten, and properties appraised, prior to origination and/or purchase by the Depositor. All loans are reviewed and approved by a loan officer of the Depositor, each of whom has specific credit limits based on experience and seniority. However, only fourteen senior loan officers can approve loan applications from $150,001-$250,000, only seven executive officers of the Depositor can approve loan applications from $250,001-$325,000 and only two senior executive officers of the Depositor can approve loan applications from $325,001-$400,000. All loan applications over $400,000 require the approval of two senior executive officers of the Depositor.

     Borrower loan applications are reviewed through a combination of reviews of credit bureau reports and/or individual certifications. Income is determined through various means, including applicant interviews, written verifications with employers and review of pay stubs and tax returns, and a determination is made that the borrower has a sufficient level of disposable income to satisfy debt repayment requirements.

     Substantially all properties of the Depositor are appraised by independent fee appraisers approved by the Depositor in advance of funding, although in rare instances the appraisal may be performed by a licensed in-house appraiser of the Depositor. In addition, as part of the Depositor's quality control audit procedures, approximately one of every ten properties with respect to a loan originated by the Depositor is then reappraised by a different appraiser and approximately 10% of all loans originated or purchased are reunderwritten. With respect to Manufactured Homes, standard FNMA Manufactured Housing appraisal guidelines are used by both staff and independent fee appraisers. Loans are closed through approved attorneys, title insurers or agents of title insurers and escrow companies, and are insured by major title companies. The Depositor makes loans primarily on suburban and urban single family homes in major metropolitan areas. In addition, the Depositor makes loans secured by investor properties which include a commercial unit. Loans secured by multifamily properties and mixed residential and commercial structures are also made where the loan proceeds may be used by the borrower for business purposes.

     SUB-POOL 1

     Single Family Loans.

     Approximately 91.66% of the Sub-Pool 1 Initial Mortgage Loans, by Sub-Pool 1 Original Principal Balance, were originated or purchased by the Depositor pursuant to its Fixed-Rate Mortgage Program Underwriting Guidelines. The Fixed-Rate Mortgage Program Underwriting Guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

     The Sub-Pool 1 Mortgage Loans are originated primarily for borrowers who are refinancing existing debt, which may include mortgage loans. Therefore, the related mortgage may be either a senior or junior lien. In general, the borrowers, in connection with certain lower numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

     The Fixed-Rate Mortgage Program allows originations of mortgage loans secured by primary residences or investment properties.

     Several different underwriting classes are used to categorize borrowers' creditworthiness. In addition to general Fixed-Rate Mortgage Program Underwriting Guidelines, each class has guidelines relating to maximum permitted combined loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher numbered underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered underwriting classes.

     Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Fixed-Rate Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Fixed-Rate Mortgage Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class III-SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class III-SE program is intended for self-employed borrowers. The Class IV program generally requires the verification of income that is stated on the application. The Class IV-PI program generally requires the verification of a majority of income that is stated on the application. The Class V program generally requires the verification of all income that can be verified by independent means.

     Approximately 21.37% of the Sub-Pool 1 Initial Mortgage Loans (by Original Sub-Pool 1 Principal Balance) were underwritten to Classes IIB, III, III-SE, IV, IV-PI and V. See "The Mortgage Pool" herein. Generally, the maximum permitted combined loan-to-value ratio and debt-to-income ratio guidelines for each Fixed-Rate Mortgage Program underwriting class are as follows:


                                                            FIXED-RATE MORTGAGE PROGRAM
                                                                SINGLE FAMILY LOANS

                                                                                                     MAXIMUM
                                                                                                    PERMITTED           MAXIMUM
                                                                                                    COMBINED           PERMITTED
UNDERWRITING                                                                                      LOAN-TO-VALUE     DEBT-TO-INCOME
    CLASS                                               PROPERTY TYPE                                 RATIO              RATIO
------------                                            -------------                             -------------     --------------
     AA            Owner Occupied One- to Four-Family.........................................         80%                45%
                   Owner Occupied Condominium/Townhouse/PUD...................................         75%                45%
                   Non-Owner Occupied One- to Four-Family.....................................         70%                45%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         65%                45%

    ANIV           Owner Occupied One- to Four-Family.........................................         75%                40%
                   Non-Owner Occupied One- to Four-Family.....................................         70%                40%

      I            Owner Occupied One- to Four-Family.........................................         80%                50%
                   Owner Occupied Condominium/Townhouse/PUD...................................         70%                50%
                   Non-Owner Occupied One- to Four-Family.....................................         70%                50%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         60%                50%

     II            Owner Occupied One- to Four-Family.........................................         75%                50%
                   Owner Occupied Condominium/Townhouse/PUD...................................         70%                50%
                   Non-Owner Occupied One- to Four-Family.....................................         70%                50%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         60%                50%

     IIB           Owner Occupied One- to Four-Family.........................................         75%                50%
                   Owner Occupied Condominium/Townhouse/PUD...................................         70%                50%
                   Non-Owner Occupied One- to Four-Family.....................................         70%                50%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         60%                50%

     III           Owner Occupied One- to Four-Family.........................................         70%                45%
                   Owner Occupied Condominium/Townhouse/PUD...................................         60%                45%
                   Non-Owner Occupied One- to Four-Family.....................................         60%                45%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         55%                45%

   III-SE          Owner Occupied One- to Four-Family.........................................         70%                45%
                   Owner Occupied Condominium/Townhouse/PUD...................................         65%                45%
                   Non-Owner Occupied One- to Four-Family.....................................         65%                45%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         55%                45%

     IV            Owner Occupied One- to Four-Family.........................................         70%                45%
                   Owner Occupied Condominium/Townhouse/PUD...................................         60%                45%
                   Non-Owner Occupied One- to Four-Family.....................................         60%                45%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         55%                45%

    IV-PI          Owner Occupied One- to Four-Family.........................................         70%                45%
                   Owner Occupied Condominium/Townhouse/PUD...................................         60%                45%
                   Non-Owner Occupied One- to Four-Family.....................................         60%                45%
                   Non-Owner Occupied Condominium/Townhouse/PUD...............................         55%                45%

      V            Owner Occupied One- to Four-Family.........................................         65%                45%
                   Owner Occupied Condominium/Townhouse/PUD...................................         55%                45%
                   Non-Owner Occupied One- to Four-Family.....................................         55%                45%

     The maximum permitted combined loan-to-value ratio may be increased by 5% for Classes AA, ANIV, I, II, IIB, III and III-SE on owner occupied one- or two-family dwellings only, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period.

     Further adjustments to both the maximum permitted combined loan-to-value ratio and the maximum permitted debt-to-income ratio are available through utilization of the "Rate Add-on Feature". This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of 10%.

     Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is 10% of the sale price. For all classes with the exception of IV, IV-PI and V, if the property is an owner-occupied single-family residence or a two family residence, a seller financed subordinate mortgage loan is allowed. However, in no case can a seller financed subordinate loan exceed 10% of the purchase price.

     On a case-by-case basis, the Depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the class guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low combined loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and duration of residence at the applicant's current address.

     Manufactured Home Loans. The Manufactured Home Loans included in the initial Sub-Pool 1 (approximately 2.72% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance) were originated or purchased by the Depositor pursuant to its Manufactured Home Loan Program. The Manufactured Home Loan Program allows origination of fixed-rate and adjustable-rate mortgage loans secured only by first liens on manufactured homes that have been permanently affixed to a permanent foundation and to the real property. In addition, the Manufactured Home Loan Program allows origination of fully amortizing loans only, with a standard amortization term of ten (10), fifteen
(15) or twenty (20) years for multi-wide properties and fifteen (15) years for single-wide properties. Thirty (30) year and twenty-five (25) year amortizations may also be permitted, subject to certain limitations, for loans secured by multi-wide properties. Subject to certain limitations, the Manufactured Home, if multi-wide, may be a second/vacation home.

     The Depositor's underwriting standards under the Manufactured Home Loan Program are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the manufactured home and underlying real estate as collateral for such mortgage loan. In general, the Depositor's underwriting guidelines with respect to eligible borrowers under the Manufactured Home Loan Program are the same as those under the Depositor's Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be.

     The Manufactured Home Loan Program underwriting guidelines with respect to eligible properties are, in general, the same as those for the Fixed-Rate Mortgage Program or Adjustable-Rate Mortgage Program, as the case may be, with necessary modifications due to the nature of the product. The Manufactured Home must be constructed pursuant to Federal Manufactured Home Construction and Safety Standards and the property must be zoned 1-4 family residential. The wheels, axles and trailer hitch must have been removed and the home must be permanently affixed to a permanent foundation on the real estate. The Depositor requires a manufactured housing unit (ALTA 7) endorsement from each title insurer of a Manufactured Home Loan stating that the insurer agrees that the related manufactured housing unit is included within the term "land" when used in the title policy. Each underwriting class, in addition to standard Fixed-Rate Mortgage Program guidelines or Adjustable-Rate Mortgage Program guidelines, as the case may be, has guidelines as to the maximum permitted combined loan-to-value ratio based on the size of the manufactured home (single-wide or multi-wide). Generally, higher numbered underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered underwriting classes.



                                                        MANUFACTURED HOME LOAN PROGRAM

                                                                                    MAXIMUM
                                                                                   PERMITTED                          MAXIMUM
                                                                                   COMBINED                          PERMITTED
  UNDERWRITING                                                                   LOAN-TO-VALUE                    DEBT-TO-INCOME
      CLASS                            PROPERTY TYPE                                 RATIO                             RATIO
  ------------                         -------------                             -------------                    --------------

       AA                 Owner Occupied Single-wide                                  85%                               45%
                          Owner Occupied Multi-wide                                   90%                               45%

      ANIV                Owner Occupied Single-wide                                  75%                               45%
                          Owner Occupied Multi-wide                                   85%                               45%

      I                   Owner Occupied Single-wide                                  80%                               50%
                          Owner Occupied Multi-wide                                   90%                               50%

      II                  Owner Occupied Single-wide                                  75%                               50%
                          Owner Occupied Multi-wide                                   85%                               50%

      IIB                 Owner-Occupied Multi-wide                                   75%                               45%

      III                 Owner Occupied Single-wide                                  70%                               45%
                          Owner Occupied Multi-wide                                   80%                               45%

      III-SE              Owner Occupied Single-wide                                  70%                               45%
                          Owner Occupied Multi-wide                                   80%                               45%

      IV                  Owner Occupied                                              70%                               45%
                          Multi-wide

      V                   Owner Occupied Multi-wide                                   50%                               45%



     Multifamily Loans and Mixed Use Loans. The Multifamily and Mixed Use Loans included in the Initial Sub-Pool 1 (approximately 5.62% of the Sub-Pool 1 Initial Mortgage Loans, by Original Sub-Pool 1 Principal Balance) were originated and purchased by the Depositor pursuant to its Fixed Rate Mortgage Program--Multifamily and Mixed Use. The Depositor primarily underwrites loans for 5 to 50 unit apartment buildings in Connecticut, Illinois, Indiana, Maryland, New Jersey, New York, Ohio, Pennsylvania, Virginia and the District of Columbia under the Fixed-Rate Mortgage Program--Multifamily and Mixed Use.

     The Depositor's underwriting standards under the Fixed Rate Mortgage Program--Multifamily and Mixed Use are primarily intended to assess the ability of the mortgaged property to generate adequate cash flow to support the mortgage and to a lesser extent, the financial capabilities and managerial ability of the mortgagor. In determining whether a loan should be granted, the Depositor considers the reliability of the income stream from investment property, the debt service coverage ratios and the adequacy of such property as collateral for the mortgage loan, the creditworthiness of the mortgagor and the mortgagor's management experience. The "debt service coverage ratio" or "DSCR" with respect to a Mortgaged Property means (a) the net operating income for the related Mortgaged Property used in underwriting the related Mortgage Loan divided by (b) the annual debt service (principal and interest) for such Mortgage Loan. While their primary consideration in underwriting a mortgage loan is the mortgaged property, sufficient documentation on the mortgagor is required to establish the financial strength and ability of the borrower to successfully operate the mortgaged property and meet the obligations of the note and deed of trust.

     Under the Fixed Rate Mortgage Program--Multifamily and Mixed Use, the amount of the mortgage loan is not more than 75% of the appraised value. The debt service coverage ratio ("DSCR") is not less than 1.2 fully indexed.

     The Fixed Rate Mortgage Program--Multifamily and Mixed Use requires the inspection of the property and records regarding the property are inspected to determine that the property is in compliance with current zoning requirements, the number of buildings on the property, the type of construction materials used, the proximity of the property to natural hazards and flood zones and whether there are any negative environmental factors. The property must front on publicly dedicated and maintained streets with provisions for adequate and safe ingress and egress. Also, the title is reviewed to determine if there are any covenants, conditions and restrictions or easements on the property. The properties are appraised by independent appraisers approved by the Depositor and reviewed either by the Depositor's property evaluation department and/or an outside consultant. Generally, the maximum permitted combined loan-to-value ratio and minimum permitted debt service coverage ratio guidelines for each underwriting class are as follows:


                                                                   FIXED-RATE MORTGAGE PROGRAM
                                                                    MULTI-FAMILY AND MIXED-USE

                                                                                                    MAXIMUM
                                                                                                   PERMITTED              MINIMUM
                                                                                                   COMBINED              PERMITTED
     UNDERWRITING                                                                                LOAN-TO-VALUE          DEBT SERVICE
         CLASS                                       PROPERTY TYPE                                   RATIO               COVERAGE
     ------------                                    -------------                               -------------          ------------
         AA              Owner Occupied.......................................................        75%                  1.20%
                         Non-Owner Occupied...................................................        70%                  1.20%

         I               Owner Occupied.......................................................        75%                  1.20%
                         Non-Owner Occupied...................................................        70%                  1.20%

         II              Owner Occupied.......................................................        65%                  1.20%
                         Non-Owner Occupied...................................................        60%                  1.20%

         IV              Owner Occupied.......................................................        55%                  1.35%
                         Non-Owner Occupied...................................................        50%                  1.35%

         V               Owner Occupied.......................................................        55%                  1.35%
                         Non-Owner Occupied...................................................        50%                  1.35%

     SUB-POOL 2

     Single Family Loans. Approximately 14.27% of the Sub-Pool 2 Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance, were originated substantially in accordance with the Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") underwriting guidelines for single family loans in effect on the date the mortgage loan was originated. Approximately 85.73% of the Sub-Pool 2 Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance, were originated or purchased by the Depositor pursuant to its Adjustable-Rate First Mortgage Program underwriting guidelines. The Adjustable-Rate First Mortgage Program guidelines are primarily intended to evaluate a borrower's credit standing and ability to repay a mortgage loan and to assess the value of the related mortgaged property as collateral for such mortgage loan.

     The Sub-Pool 2 Mortgage Loans are originated primarily for borrowers who are refinancing existing debt. In general, the borrowers, in connection with certain lower-numbered and earlier alphabetically designated underwriting classes, have a history of paying consumer and prior mortgage debt predominantly in a timely manner or, instead, in connection with certain higher-numbered and later alphabetically designated underwriting classes, may have payment histories that include up to three payments missed on a prior mortgage obligation and/or, in some cases, major derogatory credit items such as outstanding judgments or prior bankruptcies.

     Several different underwriting classes are used to categorize the creditworthiness of borrowers. In addition to general Adjustable-Rate First Mortgage Program guidelines, each class has guidelines relating to maximum permitted loan-to-value ratio, maximum permitted debt-to-income ratio and acceptable consumer credit and mortgage credit delinquencies and defaults. Generally, higher-numbered underwriting classes (as set forth in the table below) permit a greater number of derogatory credit items than the lower numbered underwriting classes.

     Each underwriting class has guidelines and standards for the type of income, employment and asset verification performed prior to closing the loan. In general, the Adjustable-Rate First Mortgage Program does not require verification of the source of the borrower's assets to close the loan because this is not deemed to be a critical credit factor in the case of a refinanced mortgage loan. The Adjustable-Rate First Mortgage Program Class AA, Class I, Class II and Class IIB generally require the verification of employment and income that is stated on the borrower's application. The Class ANIV, Class III and Class SE program guidelines generally require verification of employment without verification of income that must be stated on the application. The Class SE program is intended for self-employed borrowers. The Class IV program generally requires the verification of income that is stated on the application without verification of employment and the Class V program generally requires the verification of all income that can be verified by independent means.

     Approximately 27.19% of the Sub-Pool 2 Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance, were underwritten to Classes, IIB, III, SE, IV and
V. See "The Mortgage Pool" herein. Generally, the maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio guidelines for each underwriting class are as follows:

                                            ADJUSTABLE-RATE FIRST MORTGAGE PROGRAM

                                                                                               MAXIMUM               MAXIMUM
                                                                                              PERMITTED             PERMITTED
UNDERWRITING                                                                                LOAN-TO-VALUE        DEBT-TO-INCOME
    CLASS                       PROPERTY TYPE                                                  RATIO                 RATIO
------------                    -------------                                               -------------        --------------
     AA         Owner Occupied One- to Four-Family..............................                 80%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 75%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 70%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 65%                  45%

    ANIV        Owner Occupied One- to Four-Family..............................                 75%                  40%
                Non-Owner Occupied One- to Four-Family..........................                 70%                  40%

      I         Owner Occupied One- to Four-Family..............................                 80%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 70%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 70%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 60%                  45%

     II         Owner Occupied One- to Four-Family..............................                 75%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 70%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 70%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 60%                  45%

     IIB        Owner Occupied One- to Four-Family..............................                 75%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 70%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 70%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 60%                  45%

     SE         Owner Occupied One- to Four-Family..............................                 70%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 65%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 65%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 55%                  45%


     III        Owner Occupied One- to Four-Family..............................                 70%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 60%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 60%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 55%                  45%

     IV         Owner Occupied One- to Four-Family..............................                 70%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 60%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 60%                  45%
                Non-Owner Occupied Condominium/Townhouse/PUD....................                 55%                  45%

      V         Owner Occupied One- to Four-Family..............................                 65%                  45%
                Owner Occupied Condominium/Townhouse/PUD........................                 55%                  45%
                Non-Owner Occupied One- to Four-Family..........................                 55%                  45%

The maximum permitted loan-to-value ratio may be increased 5% for Class AA, ANIV, I, II, IIB, SE, III and IV on one- or two-family dwellings only, if the borrowers have exhibited an excellent mortgage payment history, verified for the most recent twelve month period. In such cases, the maximum permitted debt-to-income ratio is decreased 5% for Class I.

Further adjustments to both maximum permitted loan-to-value ratio and maximum permitted debt-to-income ratio are available through utilization of the Rate Add-on Feature. This feature, offered on all loan classes with the exception of Class V, typically allows the loan-to-value ratio to be increased a maximum of 10%.

Down payment requirements for purchase money transactions are verifiable liquid assets of the borrower. In addition, the minimum cash down payment required to be provided by the borrower, which may include any gift received by the borrower, is 10% of the sale price. For all classes with the exception of IV, and V, if the property is an owner-occupied single-family residence or a two family residence, a seller financed subordinate mortgage loan is allowed. However, in no case can a seller financed subordinate loan exceed 10% of the purchase price.

On a case-by-case basis, the Depositor may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the guidelines of a particular class warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address.

     Manufactured Home Loans. All of the Manufactured Home Loans included in the Initial Sub-Pool 2 (approximately 0.81% of the Sub-Pool 2 Initial Mortgage Loans, by Original Sub-Pool 2 Principal Balance) were originated or purchased by the Depositor pursuant to its Manufactured Home Loan Program as described above under the caption "The Depositor-Underwriting Criteria-Sub-Pool 1".

                         DESCRIPTION OF THE CERTIFICATES

     The Series 1997-3 AFC Mortgage Loan Asset Backed Certificates will consist of seven Classes of certificates, Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 2A and Class R (the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4 and Class 1A-5 Certificates are referred to herein as the "Class 1A Certificates"; the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, and Class 2A Certificates are referred to herein as the "Class A Certificates"; the Class A and Class R Certificates are referred to herein as the "Certificates"; each such class, a "Class"). Only the Class 1A and Class 2A Certificates are offered hereby.

     The Class 1A-1 Certificates will have an initial Class 1A-1 Principal Balance of $35,000,000; the Class 1A-2 Certificates will have an initial Class 1A-2 Principal Balance of $30,500,000; the Class 1A-3 Certificates will have an initial Class 1A-3 Principal Balance of $12,000,000; the Class 1A-4 Certificates will have an initial Class 1A-4 Principal Balance of $22,027,857; the Class 1A-5 Certificates will have an initial Class 1A-5 Principal Balance of $21,000,000; and the Class 2A Certificates will have an initial Class 2A Principal Balance of $179,472,143. The Class R Certificates will have no principal balance. In certain circumstances, the Class R Certificates may receive distributions in respect of principal on the Mortgage Loans. The rights of the Class R Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Class A Certificateholders to the extent described herein.

     On each Remittance Date, with respect to the Class 1A-1 Certificates, interest will be paid at the Class 1A-1 Pass-Through Rate in an amount equal to interest accrued during the related Accrual Period on the related Class 1A-1 Principal Balance prior to giving effect to principal distributions to be made on such date.

     On each Remittance Date, with respect to each Class of the Class 1A Certificates, other than the Class 1A-1 Certificates, interest will be paid at the related Class 1A Pass-Through Rate in an amount equal to 30 days' interest on the related Class A Principal Balance prior to giving effect to principal distributions to be made on such date. All calculations of interest on each Class of Class 1A Certificates, other than the Class 1A-1 Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months. See "-Sub-Pool 1-Payments on the Sub-Pool 1 Mortgage Loans" herein.

     On each Remittance Date, with respect to the Class 2A Certificates, interest will be paid at the Class 2A Pass-Through Rate in an amount equal to interest accrued during the related Accrual Period on the related Class 2A Principal Balance prior to giving effect to principal distributions to be made on such date.

     Interest payable with respect to each Remittance Date on the Class 1A-1 and the Class 2A Certificates will accrue during the period commencing on the Remittance Date of the immediately preceding month and ending on the day immediately preceding the related Remittance Date, except that with respect to the first Remittance Date interest payable on the Class 1A-1 and the Class 2A Certificates will accrue during the period commencing on the Closing Date and ending on the day immediately preceding the first Remittance Date (each such period, an "Accrual Period"). All calculations of interest on the Class 1A-1 and the Class 2A Certificates will be computed on the basis of the actual number of days elapsed in the Accrual Period and a 360-day year.

     Each of the Class A Certificates represents fractional undivided ownership interests in a Trust Fund consisting of Sub-Pool 1 and Sub-Pool 2, created and held pursuant to the Pooling Agreement. Each Sub-Pool includes (i) the related Mortgage Loans (including the related Initial Mortgage Loans and any related Subsequent Mortgage Loans) and all proceeds thereof due after the Cut-off Date and related Subsequent Cut-off Date, (ii) the related Certificate Account, the related Principal and Interest Account, the related Trustee Expense Account, the related Pre-Funding Account, subject to certain limitations, the related Interest Coverage Account and the related Reserve Account, and such assets as from time to time are deposited in such accounts, including amounts on deposit therein and invested in Permitted Instruments, (iii) any related REO Property,
(iv) the Trustee's rights under all insurance policies with respect to the related Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any Insurance Proceeds and (v) the Certificate Insurance Policy.

     Distributions on the Class A Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing on October 27, 1997 (each, a "Remittance Date"), to the persons in whose names such Certificates are registered (which, initially, will be CEDE & Co., the nominee of DTC) as of the Business Day immediately preceding such Remittance Date, in the case of the Class 1A-1 Certificates and the Class 2A Certificates, and the last Business Day of the month preceding the month of such Remittance Date, in the case of all other Classes of Certificates (each, a "Record Date").

     Distributions on each Remittance Date will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of Class A Certificates if such Holder of record owns Class A Certificates with an initial Class A Principal Balance in excess of $5,000,000, and who has so notified the Trustee in writing in accordance with the Pooling Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the initial distribution on all Classes of Certificates other than the Class 1A-1 Certificates and the Class 2A Certificates will be made to Certificateholders of record as of the Closing Date and the final distribution in retirement of the Class A Certificates will be made only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee. On each Remittance Date, a Holder of a Class A Certificate will receive such Holder's Percentage Interest of the amounts required to be distributed with respect to such Class A Certificates. The "Percentage Interest" evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of such Class.

REGISTRATION OF CERTIFICATES

     The Class A Certificates will be issued in book-entry form. The Class A Certificates will be issued in minimum dollar denominations of $100,000 and integral multiples of $1,000 in excess thereof (except that a single certificate of each of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5 and Class 2A Certificates may be issued in a different amount which is less than the related minimum dollar denomination). The assumed final maturity date of the Class A Certificates is September 27, 2027, which is the first Remittance Date occurring one month after the latest scheduled maturity date of any related Mortgage Loan (including any related Subsequent Mortgage Loan originated in November 1997).

     Holders of Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Certificates will initially be registered in the name of CEDE & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I hereto.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including

United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative established policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

THE PRINCIPAL AND INTEREST ACCOUNT

     The Servicer shall establish and maintain an account for each Sub-Pool (with respect to Sub-Pool 1, the "Sub-Pool 1 Principal and Interest Account"; with respect to Sub-Pool 2, the "Sub-Pool 2 Principal and Interest Account"; each a "Principal and Interest Account"), which shall be an Eligible Account, on behalf of the Certificateholders. The Servicer shall deposit therein payments and collections received or made by it in connection with the related Mortgage Loans (net of the Servicing Fee) subsequent to the Cut-off Date or related Subsequent Cut-off Date, as the case may be (to the extent not applied in computing the aggregate principal balance of the related Mortgage Loans as of such date). The Servicer may withdraw funds from a Principal and Interest Account only for the purposes set forth in the Pooling Agreement, including but not limited to the following:

          (i) to effect the remittance to the Trustee on the twenty-second day of each month (or if such day is not a Business Day, on the immediately following Business Day) of the Excess Spread and the amounts set forth in clause (i) of the definition of the Available Remittance Amount;

          (ii) subject to the limitations set forth in the Pooling Agreement, to pay the Servicer for any accrued and unpaid Servicing Fees with respect to related Mortgage Loans and to reimburse itself for related unreimbursed Advances and Servicing Advances and any amount used to cover shortfalls in interest on newly originated Mortgage Loans as described below under "--Advances." The Servicer's right to pay itself unpaid Servicing Fees, and to reimburse itself for unreimbursed Servicing Advances and amounts used to cover any such interest shortfalls, is limited to late collections on the related Mortgage Loan, and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise with respect to the related Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Advances is limited to late collections of interest on any Mortgage Loan; provided that the Servicer shall not be entitled to reimbursement from Liquidation Proceeds for Advances made as described in subsection (c) of the paragraph under the caption "Advances" herein. The Servicer's right to such reimbursements is senior to the rights of Holders of Certificates;

          (iii) to withdraw any amount received from a Mortgagor on a related Mortgage Loan that is recoverable and sought to be recovered as a Preference Amount;

          (iv) to make investments in Permitted Instruments and to pay itself interest earned in respect of Permitted Instruments or on funds deposited in the related Principal and Interest Account;

          (v) to pay itself the Servicing Fee and any other permitted servicing compensation to the extent not previously retained or paid; and

          (vi) to withdraw funds necessary for the conservation and disposition of any REO Property.

THE CERTIFICATE ACCOUNT

     The Trustee shall establish and maintain an account for each Sub-Pool (with respect to Sub-Pool 1, the "Sub-Pool 1 Certificate Account"; with respect to Sub-Pool 2, the "Sub-Pool 2 Certificate Account"; each a "Certificate Account"), which shall be an Eligible Account, on behalf of the Certificateholders. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following: (i) the related Available Remittance Amount for such Remittance Date; (ii) the related Excess Spread for such Remittance Date;
(iii) the aggregate amount withdrawn from the related Reserve Account for such Remittance Date (as described below under the caption "--Reserve Account"); and
(iv) any amount required to be deposited by the Servicer in connection with any losses on Permitted Instruments.

     The Trustee shall withdraw funds from the Certificate Account for distribution to Certificateholders as described below under "--Allocation of Amount Available" and as otherwise provided in the Pooling Agreement.

CALCULATION OF ONE-MONTH LIBOR

     On the second Business Day preceding the beginning of each Accrual Period (each such date, an "Interest Determination Date"), the Trustee will determine One-Month LIBOR for such Accrual Period with respect to the Class 1A-1 and Class 2A Certificates. One-Month LIBOR will be the rate for deposits in United States dollars for a term equal to the relevant Accrual Period which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. The first Accrual Period shall begin on the Closing Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period. If on any Interest Determination Date, the Trustee is unable to determine One Month LIBOR for an Accrual Period, One Month LIBOR for such Accrual Period shall be One Month LIBOR as determined on the previous Interest Determination Date; provided, however, that One-Month LIBOR for an Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for three consecutive Accrual Periods. If One-Month LIBOR for an Accrual Period would be based on One-Month LIBOR for the previous Accrual Period for the second consecutive Accrual Period, the Trustee will select a comparable alternative Index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class 1A-1 and Class 2A Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

ALLOCATION OF AMOUNT AVAILABLE

     On or before each Remittance Date, the Servicer will determine the Overcollateralization Amount for each Sub-Pool after giving effect to the distribution of the related Class A Principal Remittance Amount to the related Classes of Class A Certificates on such Remittance Date and the amount of the related Net Excess Spread.

     On each Remittance Date, the Trustee will withdraw from each Certificate Account the related Amount Available, and make distributions thereof in the following order of priority and to the extent of available funds. Notwithstanding the foregoing, on any Remittance Date, in the event that the Amount Available with respect to a particular Sub-Pool is insufficient to distribute the entire amount of the related Class A Interest Remittance Amount, such Amount Available shall be distributed by the Trustee among the related Class A Certificateholders in proportion to the total respective distributions of such amounts on each such Class of Certificates that would otherwise be payable on such Remittance Date.

     SUB-POOL 1

          With respect to the Class 1A Certificates and Sub-Pool 1:

     If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (X)(i) to the Class 1A-1 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the Amount Available; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-1 Certificates;

          (ii) to the Class 1A-2 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the balance of the Amount Available after payments described in clause (X)(i) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-2 Certificates;

          (iii) to the Class 1A-3 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) and (ii) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-3 Certificates;

          (iv) to the Class 1A-4 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (iii) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-4 Certificates;

          (v) to the Class 1A-5 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (iv) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-5 Certificates;

          (vi) to the Class 1A-5 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-5 Principal Balance, to the extent described below, until the Class 1A-5 Balance is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and
     (v) of the definition of Class A Principal Remittance Amount below the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (v) above; and

               (B) the Class 1A-5 Lockout Remittance Amount;

          (vii) to the Class 1A-1 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-1 Principal Balance, to the extent described below, until the Class 1A-1 Principal Balance is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (vi) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clause (X)(vi) above;

          (viii) at such time as the Class 1A-1 Principal Balance has been reduced to zero, to the Class 1A-2 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-2 Principal Balance, to the extent described below, until the Class 1A-2 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (vii) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (X)(vi) and (vii) above;

          (ix) at such time as the Class 1A-2 Principal Balance has been reduced to zero, to the Class 1A-3 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-3 Principal Balance, to the extent described below, until the Class 1A-3 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (viii) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (X)(vi) through (viii) above;

          (x) at such time as the Class 1A-3 Principal Balance has been reduced to zero, to the Class 1A-4 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-4 Principal Balance, to the extent described below, until the Class 1A-4 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (ix) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (X)(vi) through (ix) above;

          (xi) at such time as the Class 1A-4 Principal Balance has been reduced to zero, to the Class 1A-5 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-5 Principal Balance, to the extent described below, until the Class 1A-5 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below, the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (x) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (X)(vi) through (x) above;

          (xii) to the Sub-Pool 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xi) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 1;

          (xiii) to the Class 1A-1 Certificateholders to be applied to reduce the Class 1A-1 Principal Balance until the Class 1A-1 Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xii) above; and

               (B) the Additional Principal with respect to Sub-Pool 1;

          (xiv) at such time as the Class 1A-1 Principal Balance has been reduced to zero, to the Class 1A-2 Certificateholders to be applied to reduce the Class 1A-2 Principal Balance until the Class 1A-2 Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xiii) above; and

               (B) the Additional Principal with respect to Sub-Pool 1;

          (xv) at such time as the Class 1A-2 Principal Balance has been reduced to zero, to the Class 1A-3 Certificateholders to be applied to reduce the Class 1A-3 Principal Balance until the Class 1A-3 Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xiv) above; and

               (B) the Additional Principal with respect to Sub-Pool 1;

          (xvi) at such time as the Class 1A-3 Principal Balance has been reduced to zero, to the Class 1A-4 Certificateholders to be applied to reduce the Class 1A-4 Principal Balance until the Class 1A-4 Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xv) above; and

               (B) the Additional Principal with respect to Sub-Pool 1;

          (xvii) at such time as the Class 1A-4 Principal Balance has been reduced to zero, to the Class 1A-5 Certificateholders to be applied to reduce the Class 1A-5 Principal Balance until the Class 1A-5 Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xvi) above; and

               (B) the Additional Principal with respect to Sub-Pool 1;

          (xviii) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xvii) above and any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (xix) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xviii) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 1 previously made by the Servicer and not previously reimbursed;

          (xx) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 1, if any, after payments described in clauses (X)(i) through (xix) above.

     If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (Y)(i) to the Class 1A-1 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the Amount Available; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-1 Certificates;

          (ii) to the Class 1A-2 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the balance of the Amount Available after payments described in clause (Y)(i) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-2 Certificates;

          (iii) to the Class 1A-3 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (Y)(i) and (ii) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-3 Certificates;

          (iv) to the Class 1A-4 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (Y)(i) through (iii) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-4 Certificates;

          (v) to the Class 1A-5 Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (Y)(i) through (iv) above; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 1A-5 Certificates;

          (vi) to the Class 1A-5 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-5 Principal Balance until the Class 1A-5 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause
     (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount below the lesser of:

               (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (v) above; and

               (B) Class 1A-5 Lockout Remittance Amount;

          (vii) to the Class 1A-1 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 1A-1 Principal Balance until the Class 1A-1 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause (iii) represent prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 1A-1 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (vi) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clause (Y)(vi) above;

          (viii) at such time as the Class 1A-1 Principal Balance has been reduced to zero, to the Class 1A-2 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available") to be applied to reduce the Class 1A-2 Principal Balance until the Class 1A-2 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause
     (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 1A-2 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available after payments described in clauses (Y)(i) through (vii) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (Y)(vi) and (vii) above;

          (ix) at such time as the Class 1A-2 Principal Balance has been reduced to zero, to the Class 1A-3 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available") to be applied to reduce the Class 1A-3 Principal Balance until the Class 1A-3 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause
     (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 1A-3 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available after payments described in clauses (Y)(i) through (viii) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments made described in clauses (Y)(vi) through (viii) above;

          (x) at such time as the Class 1A-3 Principal Balance has been reduced to zero, to the Class 1A-4 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available") to be applied to reduce the Class 1A-4 Principal Balance until the Class 1A-4 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause (iii) represents prior Insured Payments or interest thereon) and
     (v) of the definition of Class A Principal Remittance Amount with respect to the Class 1A-4 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available after payments described in clauses (Y)(i) through (ix) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (Y)(vi) through (ix) above;

          (xi) at such time as the Class 1A-4 Principal Balance has been reduced to zero, to the Class 1A-5 Certificateholders (subject to the last paragraph under "--Allocation of Amount Available") to be applied to reduce the Class 1A-5 Principal Balance until the Class 1A-5 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause
     (iii) represents prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 1A-5 Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available after payments described in clauses (Y)(i) through (x) above; and

               (B) the balance of the related Class A Principal Remittance Amount after payments described in clauses (Y)(vi) through (x) above;

          (xii) to the Sub-Pool 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xi) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 1;

          (xiii) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xii) above and any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (xiv) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xiii) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 1 previously made by the Servicer and not previously reimbursed;

          (xv) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses
     (Y)(i) through (xiv) above, if any.

     SUB-POOL 2

          With respect to the Class 2A Certificates and Sub-Pool 2:

     If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (X) (i) to the Class 2A Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), an amount equal to the lesser of:

               (A) the Amount Available with respect to Sub-Pool 2; and

               (B) the Class A Interest Remittance Amount with respect to the Class 2A Certificates;

          (ii) to the Class 2A Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A Principal Balance, to the extent described below, until the Class 2A Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments or interest thereon) and
     (v) of the definition of Class A Principal Remittance Amount with respect to the Class 2A Certificates below, the lesser of:

               (A) the balance of the Amount Available after payments described in clause (X)(i) above; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 2A Certificates;

          (iii) to the Sub-Pool 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 2 ;

          (iv) to the Class 2A Certificateholders to be applied to reduce the Class 2A Principal Balance until the Class 2A Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) through (iii) above; and

               (B) the Additional Principal with respect to Sub-Pool 2;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) through (iv) above and any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) through (v) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 2 previously made by the Servicer and not previously reimbursed;

          (vii) to the Class 2A Certificateholders until the Class 2A Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Remaining Net Excess Spread with respect to Sub-Pool 2, if any, after payments described in clauses (X)(iv) through (vi) above and payments of Additional Principal, if any, to the Class 1A Certificateholders; and

               (B) the Available Funds Cap Carry Forward Amount, if any; and

          (viii) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 2, if any, after payments described in clauses (X)(i) through (vii) above.

     If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (Y) (i) to the Class 2A Certificateholders (subject to the second and last paragraphs under "--Allocation of Amount Available"), the lesser of:

               (A) the Amount Available with respect to Sub-Pool 2; and

               (B) the related Class A Interest Remittance Amount with respect to the Class 2A Certificates;

          (ii) to the Class 2A Certificateholders (subject to the last paragraph under "--Allocation of Amount Available"), to be applied to reduce the Class 2A Principal Balance until the Class 2A Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (iii) (to the extent the amounts described in clause (iii) represent prior Insured Payments or interest thereon) and (v) of the definition of Class A Principal Remittance Amount with respect to the Class 2A Certificates below, the lesser of:

               (A) the balance of the Net Excess Amount Available after payments described in clause (Y)(i) above; and

               (B) the related Class A Principal Remittance Amount with respect to the Class 2A Certificates;

          (iii) to the Sub-Pool 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (Y)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 2;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (Y)(i) through (iii) above and any expenses paid by the Servicer and/or Depositor that were incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (Y)(i) through (iv) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 2 previously made by the Servicer and not previously reimbursed;

          (vi) to the Class 2A Certificateholders until the Class 2A Principal Balance has been reduced to zero, the lesser of:

               (A) the balance of the Remaining Net Excess Spread with respect to Sub-Pool 2 after payments described in clauses (Y)(i) through (v) above and payments of Additional Principal, if any, to the Class 1A Certificateholders; and

               (B) the Available Funds Cap Carry Forward Amount, if any; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses
     (Y)(i) through (vi) above, if any.

     The Pooling Agreement provides that to the extent the Certificate Insurer makes Insured Payments with respect to a Class of Class A Certificates, the Certificate Insurer (i) will be subrogated to the rights of the Holders of such Class A Certificates with respect to such Insured Payments, (ii) shall be deemed, to the extent of the payments so made, to be a registered Holder of such Class A Certificates and (iii) shall be entitled to reimbursement for such Insured Payments, with interest accrued thereon at the weighted average of the related Class A Pass-Through Rates in the case of the Class 1A Certificates and at the Class 2A Pass-Through Rate in the case of the Class 2A Certificates, on each Remittance Date after the related Class A Certificateholders have received the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to such Certificateholders as Insured Payments or interest accrued in respect of such Insured Payments) for such Remittance Date.

     The Certificate Insurer does not guarantee payment of any portion of the Class 1A-5 Lockout Remittance Amount that is in excess of the Class A Principal Remittance Amount with respect to Sub-Pool 1 for any Remittance Date.

DEFINITIONS

     The "Additional Principal" for the Class 1A or Class 2A Certificates and any Remittance Date will equal the lesser of (i) the amount necessary to reduce the related Class 1A or Class 2A Principal Balance so that the Overcollateralization Amount for the related Sub-Pool equals the related Required Overcollateralization Amount for such Sub-Pool and (ii) the sum of (a) the Remaining Net Excess Spread for such Sub-Pool, (b) the Available Transfer Cashflow for such Sub-Pool and (c) the Net Excess Principal for such Sub-Pool.

     The "Amount Available" for a Sub-Pool on a Remittance Date will equal the sum of:

          (i) the Available Remittance Amount for such Sub-Pool (reduced by any monthly premium payable to the Certificate Insurer);

          (ii) the Excess Spread for such Sub-Pool with respect to such Remittance Date;

          (iii) if an Available Funds Shortfall exists in such Sub-Pool,

               (a) first, the Net Excess Spread from the other Sub-Pool, to the extent of such Available Funds Shortfall;

               (b) second, the Excess Principal from the other Sub-Pool, to the extent of any remaining Available Funds Shortfall; and

               (c) third, any amounts in respect of any remaining Available Funds Shortfall withdrawn from the related Reserve Account and deposited in the applicable Certificate Account (as described below under the caption "--Reserve Account");

          (iv) (a) first, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for such Sub-Pool; and

               (b) second, the Net Excess Principal, to the extent necessary to reach the Required Overcollateralization Amount for such Sub-Pool; and

          (v) any Insured Payments with respect to the related Class of Certificates.

     An "Available Funds Shortfall" with respect to any Sub-Pool and Remittance Date means the amount by which the Available Remittance Amount plus Excess Spread for such Sub-Pool is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related Cross-Over
Date) for such Sub-Pool.

     The "Available Principal Amount" for any Sub-Pool and Remittance Date will equal the excess, if any, of the amount described in the related definition of "Class A Principal Remittance Amount" without giving effect to clause (a) thereof over the amount described in the definition of "Class A Principal Remittance Amount" after giving effect to clause (a) thereof.

     The "Available Remittance Amount" with respect to any Sub-Pool and Remittance Date will be the sum of the following:

          (i) the sum of all amounts received or required to be paid by the Servicer, the Depositor or any Sub-Servicer in respect of the related Mortgage Loans (exclusive of (a) the Depositor's Yield, (b) the Excess Spread, (c) amounts withdrawn by the Servicer from the related Principal and Interest Account as set forth in clauses (ii), (iii), (iv), (v) and
     (vi) above under the caption "--The Principal and Interest Accounts" and any amounts not required to be deposited therein and (d) scheduled payments received in advance of their due date for application on such due date at the request of the related Mortgagor) during the related Due Period (or, in the case of amounts paid by the Depositor in connection with the purchase or substitution of a Mortgage Loan as to which there is defective loan documentation or a breach of representation or warranty, as of the related Determination Date) and deposited into the related Principal and Interest Account as of the related Determination Date;

          (ii) the amount of any Advances and Compensating Interest payments with respect to the related Sub-Pool remitted by the Servicer for such Remittance Date; and

          (iii) any amount applied by the Trustee from funds on deposit in the related Interest Coverage Account to cover shortfalls in interest on the related Classes of Class A Certificates attributable to the pre-funding feature.

     The "Available Transfer Cashflow" for each Sub-Pool and Remittance Date will equal the Remaining Net Excess Spread for the other Sub-Pool remaining after the payment, if any, of Additional Principal on the Classes of Class A Certificates related to such other Sub-Pool.

     The "Class 1A-1 Pass-Through Rate" for any Remittance Date will be a rate equal to the least of (i) One-Month LIBOR plus 0.09% per annum, (ii) the weighted average of the Mortgage Rates of the Sub-Pool 1 Mortgage Loans minus, with respect to Sub-Pool 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated and (c) the rate at which the Annual Trustee Expense Account is calculated and
(iii) 10.50% per annum (the "Class 1A-1 Cap Rate"); provided, however, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.49% per annum. One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period with respect to the Class 1A-1 Certificates. For purposes of calculating the Class 1A-1 Pass-Through Rate for any Remittance Date, because most of the Sub-Pool 1 Mortgage Loans do not provide for the calculation of interest on an Actual/360 Basis (which is the basis on which interest is calculated on the Class 1A-1 Certificates), the basis on which interest is computed on the Sub-Pool 1 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Sub-Pool 1 Mortgage Loans.

     The "Class 1A-2 Pass-Through Rate" for any Remittance Date will be a rate equal to 6.62% per annum; provided, however, on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate will be increased by 0.40% per annum.

     The "Class 1A-3 Pass-Through Rate" for any Remittance Date will be a rate equal to 6.69% per annum; provided, however, on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate will be increased by 0.40% per annum.

     The "Class 1A-4 Pass-Through Rate" for any Remittance Date will be a rate equal to 7.07% per annum; provided, however, on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate will be increased by 0.40% per annum.

     The "Class 1A-5 Pass-Through Rate" for any Remittance Date will be a rate equal to 6.90% per annum; provided, however, on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement--Termination; Purchase of the Mortgage Loans" herein, the rate will be increased by 0.40% per annum.

     The "Class 1A-5 Certificate Amount" for any Remittance Date is an amount equal to the product of (x) a fraction, the numerator of which is the Class 1A-5 Principal Balance immediately preceding such Remittance Date and the denominator of which is the aggregate Class 1A Principal Balance of all Class 1A Certificates immediately preceding such Remittance Date and (y) the Class A Principal Remittance Amount with respect to Sub-Pool 1 for such Remittance Date.

     The "Class 1A-5 Lockout Percentage" for any Remittance Date occurring during the periods set forth below will be as follows:

           Period (dates inclusive)
     Class 1A-5 Lockout Percentage
     -----------------------------
          October 27, 1997-September 2000...............................    0%
          October 2000-September 2002...................................   45%
          October 2002-September 2003...................................   80%
          October 2003-September 2004...................................  100%
          October 2004 and thereafter...................................  300%

     The "Class 1A-5 Lockout Remittance Amount" for any Remittance Date will be an amount equal to the product of (x) the Class 1A-5 Lockout Percentage and (y) the Class 1A-5 Certificate Amount for such Remittance Date.

     The "Class 2A Pass-Through Rate" for any particular Remittance Date will be equal to the least of (i) One-Month LIBOR plus 0.20% per annum (the rate described in this clause (i), the "Class 2A LIBOR Rate") (ii) the weighted average of the Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate Insurer is calculated, (c) the rate at which the Annual Trustee Expense Account is calculated and (d) 0.50% per annum and (iii) the weighted average of the Maximum Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the monthly premium payable to the Certificate

Insurer is calculated, (c) the rate at which the Annual Trustee Expense Account is calculated and (d) 0.50% per annum (the rate described in this clause (iii), the "Class 2A Cap Rate"); provided, that on any Remittance Date on which the Servicer does not exercise its option to purchase the Mortgage Loans and REO Properties as described under "Pooling Agreement-Termination; Purchase of the Mortgage Loans" herein, the rate provided in clause (i) will be One-Month LIBOR plus 0.60% per annum. One-Month LIBOR will be determined on the second Business Day preceding the beginning of each Accrual Period with respect to the Class 2A Certificates. For purposes of calculating the Class 2A Pass-Through Rate for any Remittance Date, because the Sub-Pool 2 Mortgage Loans provide for the calculation of interest on a basis other than a 360-day year and the actual number of days elapsed (which is the basis on which interest is calculated on the Class 2A Certificates), the basis on which interest is computed on the Sub-Pool 2 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Sub-Pool 2 Mortgage Loans.

     The "Class A Carry-Forward Amount", with respect to either the Class 1A or Class 2A Certificates and for any Remittance Date, is the sum of (i) the amount, if any, by which (A) the related Class A Remittance Amount with respect to all related Classes of Class A Certificates as of the immediately preceding Remittance Date exceeded (B) the amount of the actual distribution, exclusive of any related Insured Payment, to the related Classes of Class A Certificateholders made on such immediately preceding Remittance Date and (ii) interest on the amount, if any, described in clause (i) above (to the extent that the amount in clause (i) above represents Insured Payments), at the weighted average of the Class 1A-1 Pass-Through Rate, the Class 1A-2 Pass-Through Rate, the Class 1A-3 Pass-Through Rate, the Class 1A-4 Pass-Through Rate and the Class 1A-5 Pass-Through Rate with respect to Sub-Pool 1, and the Class 2A Pass-Through Rate with respect to Sub-Pool 2 from such immediately preceding Remittance Date.

     The "Class A Interest Remittance Amount" with respect to the Class 1A-1 Certificates for any Remittance Date will be the interest accrued at the Class 1A-1 Pass-Through Rate for the related Accrual Period on the Class 1A- 1 Principal Balance immediately prior to such Remittance Date; with respect to any Class of Class 1A Certificates, other than the Class 1A-1 Certificates, for any Remittance Date will be 30 days' interest at the related Class 1A Pass-Through Rate on the related Class 1A Principal Balance immediately prior to such Remittance Date; and with respect to the Class 2A Certificates for any Remittance Date will be the interest accrued at the Class 2A Pass-Through Rate for the related Accrual Period on the Class 2A Principal Balance immediately prior to such Remittance Date. All calculations of interest on the Class 1A-1 and Class 2A Certificates will be computed on the basis of the actual number of days elapsed in the related Accrual Period and in a year of 360 days.

     The "Class A Principal Balance" for any Class of Class A Certificates as of any date of determination is equal to the related initial Class A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) distributed to such Class A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (i), (ii), (iii) (to the extent the amount in clause (iii) represents a right to receive principal not previously covered by Insured Payments), (iv) and (vi) of the definition of Class A Principal Remittance Amount, (B) all other amounts previously distributed to the related Class A Certificateholders constituting Additional Principal in reduction of the related Class A Principal Balance and (C) all amounts previously distributed to the related Class A Certificateholders as a mandatory prepayment as described below under "--Mandatory Prepayments on Class A Certificates" (only on the Remittance Date occurring on November 25, 1997).

     The "Class A Principal Remittance Amount" with respect to any Sub-Pool and Remittance Date will be equal to the least of (a) that amount required to reach the Required Overcollateralization Amount with respect to such Sub-Pool, or thereafter, to maintain such Required Overcollateralization Amount on such Remittance Date, (b) the sum of the related Class A Principal Balance with respect to all related Classes of Class A Certificates and the amounts described in clauses (iii) (to the extent the amount in clause (iii) represents prior Insured Payments with respect to the related Sub-Pool or interest thereon) and
(v) below and (c) the sum of the following amounts:

          (i) the principal portion of all scheduled and unscheduled payments received on the related Mortgage Loans during the Due Period including all Principal Prepayments, Curtailments, other excess payments of principal in respect of the related Mortgage Loans, Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds;

          (ii) an amount equal to the Unrecovered Class A Portion with respect to the related Sub-Pool;

          (iii) the Class A Carry-Forward Amount with respect to the related Sub-Pool;

          (iv) the principal portion of all proceeds deposited in the Principal and Interest Account with respect to the related Sub-Pool as of the related Determination Date in connection with the purchase or substitution of a Mortgage Loan as to which there is defective loan documentation or a breach of a representation or warranty;

          (v) any amounts recovered from the related Class A Certificateholders during the related Due Period that constituted a Mortgagor payment on a related Mortgage Loan or an Advance with respect to the related Sub-Pool that was recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction; and

          (vi) the amount, if any, by which (A) the related Class A Principal Balance with respect to all related Classes of Class A Certificates immediately prior to such Remittance Date minus the amounts to be distributed on such Remittance Date pursuant to clauses (i), (ii), (iii) and (iv) above and pursuant to clauses (X)(vi) through (X)(xi) above under "--Allocation of Amount Available--Sub-Pool 1" and clause (X)(ii) above under "--Allocation of Amount Available--Sub-Pool 2" and applied to reduce the related Class A Principal Balance with respect to all related Classes of Class A Certificates, exceeds (B) the related Scheduled Class A Principal Balance for such Remittance Date as set forth in the related Principal Payment Table (the "Principal Payment Table") attached as an exhibit to the Pooling Agreement and provided by the Certificate Insurer.

     As to the final Remittance Date in connection with the purchase by the Servicer of all the related Mortgage Loans and REO Properties pursuant to the Pooling Agreement, the related Class A Principal Remittance Amount shall be that amount described in clause (b) of the definition of Class A Principal Remittance Amount above with respect to the related Sub-Pool and such Remittance Date.

     The "Class A Remittance Amount" for any Class of Class A Certificates and any Remittance Date is equal to the sum of the related Class A Interest Remittance Amount and the related Class A Principal Remittance Amount for such Remittance Date.

     The "Cross-Over Date" with respect to a Sub-Pool is the date on and after which the amount specified by the Certificate Insurer and set forth in the Insurance Agreement, among the Depositor, the Servicer, the Certificate Insurer and the Trustee (the "Subordinated Amount"), is reduced to zero.

     The "Excess Principal" for any Sub-Pool and Remittance Date will equal the lesser of (i) the portion, if any, of the Available Principal Amount for such Sub-Pool that is not required to be included in the related Class A Principal Remittance Amount for such Sub-Pool for such Remittance Date as a result of the application of clause (a) of the related definition of "Class A Principal Remittance Amount" and (ii) the amount of such portion described in clause (i) remaining after the application of the related Available Remittance Amount to cover the Required Payments for such Sub-Pool.

     The "Excess Spread" with respect to Sub-Pool 1, for any Remittance Date, is an amount equal to the sum of (a) the excess of (x) all payments received or advanced on account of interest on the Sub-Pool 1 Mortgage Loans during the related Due Period over (y) the sum of (i) the sum of the related Class A Interest Remittance Amounts for the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4 and Class 1A-5 Certificates for such Remittance Date, (ii) one-twelfth of the Annual Trustee Expense Amount with respect to Sub-Pool 1, (iii) the monthly premium payable to the Certificate Insurer with respect to Sub-Pool 1, and (iv) the Servicing Fee with respect to Sub-Pool 1 for such Remittance Date and (b) with respect to the October 27, 1997 and November 25, 1997 Remittance Dates only, an amount with respect to the Sub-Pool 1 Pre-Funded Amount determined by the Certificate Insurer and deposited into the Sub-Pool 1 Interest Coverage Account by the Depositor on the Closing Date.

     The "Excess Spread" with respect to Sub-Pool 2, for any Remittance Date, is an amount equal to the sum of (a) the excess of (x) all payments received or advanced on account of interest on the Sub-Pool 2 Mortgage Loans during the related Due Period over (y) the sum of (i) the Class A Interest Remittance Amount for the Class 2A Certificates for such Remittance Date, (ii) one-twelfth of the Annual Trustee Expense Amount with respect to Sub-Pool 2, (iii) the monthly premium payable to the Certificate Insurer with respect to Sub-Pool 2, and (iv) the Servicing Fee with respect to Sub-Pool 2 for such Remittance Date and (b) with respect to the October 27, 1997 and November 25, 1997 Remittance Dates only, an amount with respect to the Sub-Pool 2 Pre-Funded Amount determined by the Certificate Insurer and deposited into the Sub-Pool 2 Interest Coverage Account by the Depositor on the Closing Date.

     The "Net Excess Amount Available" is the sum of the amounts described in clauses (i) and (v) of the definition of Amount Available.

     The "Net Excess Principal" for any Sub-Pool and Remittance Date will equal the Excess Principal for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Sub-Pool.

     The "Net Excess Spread" for any Sub-Pool and Remittance Date will equal the Excess Spread for such Sub-Pool remaining after the application thereof to cover Required Payments with respect to such Sub-Pool (other than in respect of the Class A Principal Remittance Amount after the related Cross-Over Date).

     The "Overcollateralization Amount" for any Sub-Pool and Remittance Date will equal the excess, if any, of (i) the sum of (a) the related Sub-Pool Principal Balance, (b) the related Pre-Funded Amount and (c) the amount, if any, on deposit in the Reserve Account for such Sub-Pool over (ii) the Class A Principal Balance with respect to all related Classes of Class A Certificates after giving effect to the distributions of the related Class A Principal Remittance Amount on such Remittance Date.

     The "Remaining Net Excess Spread" for any Sub-Pool and Remittance Date will equal the Net Excess Spread for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Sub-Pool.

     The "Required Overcollateralization Amount" for any Sub-Pool is the Overcollateralization Amount required by the Certificate Insurer at any time and set forth in the Insurance Agreement.

     The "Required Payments" for any Sub-Pool and Remittance Date will equal the amount required to pay the related Class A Interest Remittance Amount with respect to all related Classes of Class A Certificates, the related Class A Principal Remittance Amount with respect to all related Classes of Class A Certificates, the Annual Trustee Expense Amount and the premium payable to the Certificate Insurer.

     The "Scheduled Class A Principal Balance" with respect to either the Class 1A or Class 2A Certificates specified in the Principal Payment Table for the Remittance Date in each of the months commencing with October 27, 1997 and ending with September 25, 2002, inclusive, is equal to the initial related Class 1A or Class 2A Principal Balance; and the related Scheduled Class A Principal Balance specified in the related Principal Payment Table for the Remittance Date in each of the months commencing after September 25, 2002 is computed based upon the assumed related Class 1A or Class 2A Principal Balance on such date based upon (i) a 0% Prepayment Assumption, (ii) a weighted average coupon (A) with respect to the Sub-Pool 1 Mortgage Loans of 11.84% for Balloon Loans and 11.40% for non-Balloon Loans and (B) with respect to the Sub-Pool 2 Mortgage Loans of 10.03%, (ii) a weighted average amortization term (A) with respect to the Sub-Pool 1 Mortgage Loans of 178 months for Balloon Loans and 360 months for non-Balloon Loans, and in the case of Balloon Loans, a balloon payment of principal due in 180 months and an otherwise normal amortization of the Sub-Pool 1 Mortgage Loans since the Cut-off Date and (B) with respect to the Sub-Pool 2 Mortgage Loans, a weighted average amortization term of 350 months.

     The "Unrecovered Class A Portion" with respect to either the Class 1A or Class 2A Certificates and any Remittance Date is an amount equal to the excess, if any, of (A) the related Class A Principal Balance with respect to all related Classes of Class A Certificates minus the sum of (i) all amounts (excluding that portion of Insured Payments with respect to the related Sub-Pool, if any, to be made in respect of principal) to be distributed to the related Class A Certificateholders in respect of principal on such Remittance Date on account of amounts described in clauses (i), (iii) (to the extent the amount in clause
(iii) represents a right to receive principal not previously covered by an Insured Payment), (iv) and (vi) of the definition of Class A Principal Remittance Amount, (ii) all other amounts to be distributed to the related Classes of Class A Certificateholders constituting Additional Principal to the extent necessary to reach the Required Overcollateralization Amount for the related Sub-Pool and (iii) all amounts distributed to the related Classes of Class A Certificateholders as a mandatory prepayment as described below under "--Mandatory Prepayments on Class A Certificates" (only on the Remittance Date occurring on November 25, 1997), over (B) the sum of (i) the related Sub-Pool Principal Balance plus (ii) the related Pre-Funded Amount minus the sum of (x) the principal portion of the monthly payments received during the related Due Period and deposited in the related Principal and Interest Account and all Principal Prepayments, Curtailments, other excess payments of principal, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to the related Sub-Pool Mortgage Loans to the extent applied by the Servicer as recoveries of principal in respect of the related Mortgage Loans, which will be distributed to the related Classes of Class A Certificateholders on such Remittance Date, plus
(y) the aggregate of, as to each related Mortgage Loan which was liquidated (each, a "Liquidated Mortgage Loan") during the related Due Period, an amount (not less than zero or greater than the related principal balance) equal to the excess of (i) the principal balance of such Liquidated Mortgage Loan over (ii) the principal portion of the related Net Liquidation Proceeds to be distributed to the related Classes of Class A Certificateholders on such Remittance Date.

MANDATORY PREPAYMENTS ON CLASS A CERTIFICATES

     Each Class of the Class A Certificates will be prepaid, on a pro rata basis, on the November 25, 1997 Remittance Date to the extent that any amount remains on deposit in the related Pre-Funding Account with respect to the related Sub-Pool on such Remittance Date. The related Class 1A or Class 2A Principal Balance will be reduced by an amount equal to the lesser of (i) the amount then on deposit in the related Pre-Funding Account and (ii) the related outstanding Class 1A or Class 2A Principal Balance. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of related Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the related Original Pre-Funded Amounts and that there should be no material amount of principal prepaid to the related Class A Certificateholders from the related Pre-Funding Accounts. However, it is unlikely that the Depositor will be able to deliver related Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amounts.

INTEREST COVERAGE ACCOUNT

     The Depositor will establish for the benefit of each Class of the Class A Certificateholders a trust account for each Sub-Pool (with respect to Sub-Pool 1, the "Sub-Pool 1 Interest Coverage Account"; with respect to Sub-Pool 2, the "Sub-Pool 2 Interest Coverage Account"; each an "Interest Coverage Account"). On the Closing Date, the Depositor will deposit in each such account a cash amount as required by the Certificate Insurer and specified in the Pooling Agreement (with respect to Sub-Pool 1, the "Sub-Pool 1 Interest Coverage Amount"; with respect to Sub-Pool 2, the "Sub-Pool 2 Interest Coverage Amount"; each, an "Interest Coverage Amount"). Funds on deposit in the related Interest Coverage Account will be applied by the Trustee to cover shortfalls in the related Class A Interest Remittance Amount attributable to the pre-funding feature during the Funding Period. Such shortfall initially will exist during the Funding Period because while the related Class A Certificateholders are entitled to receive interest accruing on the related Class 1A or Class 2A Principal Balance, the related Class 1A and Class 2A Principal Balance during the Funding Period will be greater than the aggregate principal balance of the Initial Mortgage Loans with respect to such Sub-Pool on the Closing Date. Upon conveyance of related Subsequent Mortgage Loans to the Trust Fund, funds on deposit in the related Interest Coverage Account will be released by the Trustee to the Depositor to the extent not necessary to cover such shortfalls.

ADVANCES

     Not later than the close of business on the twenty-second day of each month (or if such day is not a Business Day, on the following Business Day) (the "Determination Date"), the Servicer shall remit to the Trustee for deposit in the Certificate Account with respect to the related Sub-Pool an amount (an "Advance"), to be distributed on the related Remittance Date, equal to the sum of (a) the interest portions of the aggregate amount of monthly payments on the Mortgage Loans with respect to the related Sub-Pool (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread) due during the related Due Period, but delinquent as of the close of business on the first day of the month in which such Remittance Date occurs, (b) with respect to each REO Property that was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related Mortgage Rate (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread) over the net income from such property for such Due Period, (c) with respect to each Remittance Date, the amount necessary on the first, second, third and fourth Remittance Dates to pay 30 days' interest with respect to each non-delinquent newly originated Mortgage Loan in the related Sub-Pool that has not had a first payment date as of the Closing Date (net of the Servicing Fee and the Annual Trustee Expense Amount) and (d) with respect to each Remittance Date, if pursuant to the Pooling Agreement the Servicer has previously reimbursed itself for an Advance described in clause (c) above, then an amount equal to such amount previously reimbursed. The Servicer is required to make an Advance out of its own funds or out of funds in the Principal and Interest Account with respect to the related Sub-Pool that do not constitute the related Amount Available with respect to the related Sub-Pool for such Remittance Date.

EXCESS SPREAD, OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION PROVISIONS

     On any Remittance Date prior to the Cross-Over Date, Holders of the Class 1A and Class 2A Certificates will have a first priority right to 100% of the related Excess Spread to fund the amount by which the related Class A Remittance Amount with respect to all related Classes of Class A Certificates, exceeds the related Available Remittance Amount for such Remittance Date. To the extent available, the Net Excess Spread and Excess Principal with respect to a Sub-Pool will then be applied to cover any Available Funds Shortfall with respect to the other Sub-Pool.

     In addition, on any Remittance Date prior to the Cross-Over Date on which the Overcollateralization Amount for a Sub-Pool is less than the Required Overcollateralization Amount for such Sub-Pool, the Remaining Net Excess Spread, the Available Transfer Cashflow, and the Net Excess Principal, if any, will be used to make additional distributions of principal (the "Additional Principal") on the related Classes of Class A Certificates until such Overcollateralization Amount equals the related Required Overcollateralization Amount for such Sub-Pool.

     The Pooling Agreement also provides that on any Remittance Date on which the Class 2A Pass-Through Rate is based on the Available Funds Cap Rate, the excess of (i) that amount of interest the Holders of Class 2A Certificates would be entitled to receive on such Remittance Date had interest been calculated based on the Class 2A LIBOR Rate (but in no event exceeding the Class 2A Cap
Rate), over (ii) the amount of interest such Class 2A Certificateholders will receive on such Remittance Date at the Available Funds Cap Rate, will be carried forward and paid on a subordinated basis to the extent of Excess Spread with respect to Sub-Pool 2, as described below, to the Holders of Class 2A Certificates on future Remittance Dates and such amount shall accrue interest at the then applicable Class 2A Pass-Through Rate, until paid or until the Class 2A Principal Balance has been reduced to zero (the amount of such excess, together with such accrued interest, the "Available Funds Cap Carry Forward Amount").

     Credit enhancement with respect to the Class 1A Certificates will be provided in part by the initial Overcollateralization Amount for Sub-Pool 1 resulting from the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 1 Pre-Funded Amount exceeding the initial Class 1A Principal Balance as of the Closing Date. On the Closing Date, the initial Overcollateralization Amount with respect to Sub-Pool 1 is expected to be $1,155,996.61, equal to 0.95% of the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 1 Pre-Funded Amount.

     Credit enhancement with respect to the Class 2A Certificates will be provided in part by the initial Overcollateralization Amount for Sub-Pool 2 resulting from the sum of the Original Sub-Pool 2 Principal Balance and the Original Sub-Pool 2 Pre-Funded Amount exceeding the initial Class 2A Principal Balance as of the Closing Date. On the Closing Date, the initial Overcollateralization Amount with respect to Sub-Pool 2 is expected to be $5,837,245.74 equal to 3.15% of the sum of the Original Sub-Pool 2 Principal Balance and the Original Sub-Pool 2 Pre-Funded Amount.

     Prior to the related Cross-Over Date, Excess Spread with respect to a Sub-Pool will be applied first, to cover any Available Funds Shortfall with respect to such Sub-Pool, second, to cover any Available Funds Shortfall with respect to the other Sub-Pool, third, to pay the amount of any related accrued and unpaid Annual Trustee Expense Amount, fourth, to reach and maintain the Required Overcollateralization Amount for such Sub-Pool, if necessary, fifth, to reach and maintain the Required Overcollateralization Amount for the other Sub-Pool, if necessary, sixth, with respect to the related Sub-Pool, to reimburse the Servicer for amounts to which it is entitled, and seventh, with respect to Sub-Pool 2, to pay on Available Funds Cap Carry Forward, if any, to the Holders of Class 2A Certificates on a pro rata basis among such Certificateholders, and to distribute any remaining amounts to the Class R Certificateholders. After the Cross-Over Date, Excess Spread with respect to a Sub-Pool, will be applied, first, to cover any Available Funds Shortfall, second, to cover any Available Funds Shortfall with respect to the other Sub-Pool, third, to pay the amount of any related accrued and unpaid Annual Trustee Expense Amount, fourth, to reach and maintain the Required Overcollateralization Amount for the other Sub-Pool, if necessary, fifth, with respect to the related Sub-Pool, to reimburse the Servicer, and sixth, with respect to Sub-Pool 2, to pay the Available Funds Cap Carry Forward Amount, if any, to the Holders of Class 2A Certificates on a pro rata basis among such Certificateholders and to distribute any remaining amounts to the Class R Certificateholders.

     Application of the Additional Principal will have the effect of accelerating the rate of payment of principal of the Class A Certificates until the Cross-Over Date. Application of funds in accordance with the foregoing is intended to create and maintain a positive Overcollateralization Amount equal to the Required Overcollateralization Amount and thereby provide a cushion against ultimate losses rather than to maintain a regular cash flow to Holders of Class A Certificates or to guarantee against current losses. There can be no assurance that the Required Overcollateralization Amount will be attained or maintained. In addition, the Required Overcollateralization Amount may be reduced at the discretion of the Certificate Insurer.

RESERVE ACCOUNT

     If required by the Certificate Insurer for credit enhancement, on the Closing Date, the Trustee will establish on the Closing Date a reserve account with respect to each Sub-Pool (with respect to Sub-Pool 1, the "Sub-Pool 1 Reserve Account"; with respect to Sub-Pool 2, the "Sub-Pool 2 Reserve Account"; each, a "Reserve Account") into which it will deposit upon receipt from the Depositor an amount specified by the Certificate Insurer (with respect to Sub-Pool 1, the "Sub-Pool 1 Initial Reserve Account Deposit"; with respect to Sub-Pool 2, the "Sub-Pool 2 Initial Reserve Account Deposit"; each, an "Initial Reserve Account Deposit"). Prior to the related Cross-Over Date, funds on deposit in the Reserve Accounts will be available for withdrawal to fund any shortfalls between the funds available for distribution to the Holders of the related Classes of Class A Certificates and the related Class A Remittance Amount with respect to all related Classes of Class A Certificates. If the Certificate Insurer has determined that the entire amount of such funds on deposit therein is not required for credit enhancement and has so directed the Trustee, the portion of the amount on deposit therein not so required will be distributed by the Trustee to the Class R Certificateholders on the November 25, 1997 Remittance Date. If amounts on deposit in the related Reserve Account are available to fund any such shortfall, on each Remittance Date prior to the Cross-Over Date, funds on deposit in the related Reserve Account equal to the amount of such shortfall will be withdrawn by the Trustee and deposited into the related Certificate Account for distribution to the related Class A Certificateholders. In addition, on any Remittance Date on which the Overcollateralization Amount for a Sub-Pool exceeds the Required Overcollateralization Amount for such Sub-Pool, an amount equal to the lesser of
(i) the amount, if any, remaining in the related Reserve Account and (ii) such excess, will be released to the Class R Certificateholders. On each Remittance Date, in no event will the sum of (i) the initial Overcollateralization Amount for a Sub-Pool resulting from the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 1 Pre-Funded Amounts or the sum of the Original Sub-Pool 2 Principal Balance and the Original Sub-Pool 2 Pre-Funded Amounts, as the case may be, exceed the related initial Class A Principal Balance, (ii) the aggregate amount of funds distributed to the related Class A Certificateholders since the Closing Date from funds in the related Reserve Account and (iii) the amount of funds distributed to the related Classes of Class A Certificateholders to produce the related Overcollateralization Amount since the Closing Date exceed the related Subordinated Amount. The purpose of the Reserve Accounts is to provide protection, prior to the Cross-Over Date, against ultimate overall losses on the Mortgage Loans in the related Sub-Pool.

                                POOLING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") dated as of September 1, 1997, among the Depositor, the Servicer and LaSalle National Bank, as Trustee, a form of which agreement is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. A copy of the Pooling Agreement as executed will be included in the Current Report on Form 8-K relating to the Class A Certificates, which will be filed by the Depositor with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Pooling Agreement and the Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: President.

THE SERVICER

     For further information regarding the Servicer, see "The Servicer" in the Prospectus.

     The Servicer, as of June 30, 1997, serviced approximately $2,315,716,464 of mortgage loans (including the Mortgage Loans and mortgage loans not originated or purchased by the Depositor) for major commercial banks, savings and loan associations and brokerage houses across the country.

     Coupon books are provided for all mortgage loans serviced. Mortgagors are instructed to forward all payments, along with the appropriate coupons, to a lockbox account. Available funds are then transferred from the lockbox account to the related Principal and Interest Account. Ten days after a missed payment, phone calls to the borrower are initiated by the Servicer and on the sixteenth day, an automated mailgram is sent. Follow-up calls by experienced collection personnel are made as required to promote prompt payment and to counsel the borrower. At the second missed payment, generally, an on-site interview is scheduled with the borrower and the mortgaged property is inspected. If foreclosure is necessary, the Servicer's Litigation Department supervises and monitors all litigation procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, the Servicer's real estate division will immediately insure that the mortgaged property is preserved and protected. Upon extensive review and analysis, a disposition strategy is developed and the property is aggressively marketed.

     The following table and discussion set forth certain information concerning the delinquency and loss experience on mortgage loans secured by single family properties, multifamily properties and mixed residential and commercial structures (including the Mortgage Loans originated or purchased by the Depositor and serviced by the Servicer). Since the acquisition of Alliance, the credit profile of mortgage loans originated or purchased by the Depositor as compared with mortgage loans originated or purchased by Alliance prior to its acquisition has changed, in part because a greater proportion of mortgage loans in more recent periods have been originated under underwriting classes described herein under "The Depositor-Underwriting Criteria-Sub-Pool 1" and "-Sub-Pool 2" having generally stricter underwriting criteria. The mortgage loans originated or purchased since the acquisition of Alliance constitute a majority of all of the loans now serviced by the Servicer. If the following table were to include information for periods prior to such acquisition, the table would reflect higher delinquency and loss experience, attributable in part to inclusion of mortgage loans originated in such prior periods under underwriting classes described herein under "The Depositor-Underwriting Criteria-Sub-Pool 1" and "-Sub-Pool 2" having generally less strict underwriting criteria.

                                                  DELINQUENCY AND LOSS EXPERIENCE(1)
                                                          ($ IN THOUSANDS)

                                                                             FOR THE YEAR ENDED JUNE 30
                                                        -------------------------------------------------------------------------
                                                          1994                1995                 1996                  1997
                                                          ----                ----                 ----                  ----
Total Outstanding Principal Balance..............       $592,360            $913,267             $1,332,113            $1,904,232
Number of Loans..................................          8,440              12,895                 18,420                26,119

Period of Delinquency(2):
        30-59 Days(3)
                 Principal Balance...............       $  2,864            $  7,654             $   14,299            $   39,594
                 Number of Loans.................             49                  93                    210                   526
                 Percent Delinquency by Dollar...           0.48%               0.84%                  1.07%                 2.08%
        60-89 Days
                 Principal Balance...............       $    531            $  2,242             $    6,419            $   15,252
                 Number of Loans.................              7                  36                     82                   186
                 Percent Delinquency by Dollar...           0.09%               0.25%                  0.48%                 0.80%
        90 Days or More
                 Principal Balance...............       $  3,420            $ 14,101             $   39,110            $   77,465
                 Number of Loans.................             54                 192                    431                   813
                 Percent Delinquency by Dollar...           0.58%               1.54%                  2.94%                 4.07%
        Total Delinquency
                 Principal Balance...............       $  6,815            $ 23,997             $   59,828            $  132,311
                 Number of Loans.................            110                 321                    723                 1,525
                 Percent Delinquency by Dollar...           1.15%               2.63%                  4.49%                 6.95%
Average Outstanding Principal Balance............       $410,653            $768,136             $1,104,163            $1,624,031
Net Gains/(Losses) on Liquidated Loans...........       $     11            $   (326)            $   (1,684)           $   (8,092)
Net Gains/(Losses) as a Percent of Average
        Outstanding Principal Balance............           0.00%             (0.04)%                (0.15)%               (0.50)%
Net Gains/(Losses) on Liquidated Loans
        including advances(4)....................       $     11            $  (326)             $  (1,703)            $   (8,161)
Net Gains/(Losses) as a Percent
        of Average Outstanding
        Principal Balance (4)....................           0.00%             (0.04)%                (0.15)%               (0.50)%

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(1)  This table includes fixed-rate and adjustable-rate mortgage loans.

(2) Includes mortgage loans in the process of foreclosure and mortgaged properties acquired through foreclosure or deed in lieu of foreclosure.

(3)  Represents two payments missed.

(4) Includes all net recorded servicer advances through date of liquidation less recoveries of such advances.


     The number of outstanding mortgage loans originated pursuant to the Adjustable-Rate First Mortgage Program in the Servicer's loan portfolio, and the total principal balance of such loans, as of June 30, 1997 were approximately 6,906 and $793,336,332, respectively, as of June 30, 1996 were approximately 4,179 and $472,639,000, respectively, as of June 30, 1995 were approximately 2,710 and $291,801,000, respectively, and as of June 30, 1994 were approximately 1,978 and $200,290,000, respectively. As of June 30, 1997, only 398 such adjustable-rate mortgage loans were delinquent.

     At June 30, 1997 with respect to the mortgage loans set forth in the preceding table, 101 properties (representing $11,131,499 in principal balance of such loans) were acquired through foreclosure of the related mortgage loans or through deed in lieu of foreclosure and were not liquidated. The average length of ownership of foreclosed properties has historically been 5.78 months with an average loss (including accrued and unpaid interest) per property of $38,298.

     The delinquency and loss experience percentages in the preceding table are calculated on the basis of all conventional mortgage loans serviced for the Depositor as of the end of the periods indicated. However, because the total amount of loans serviced by the Servicer has rapidly increased over these periods as a result of new originations, the total amount of loans serviced as of the end of any indicated period will include many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial continuous additions of newly originated loans to the total amount of loans serviced, the delinquency percentages indicated in the preceding table would be higher and could be substantially higher.

THE TRUSTEE

     LaSalle National Bank ("LaSalle"), a nationally chartered commercial bank located in Chicago, Illinois, will be named Trustee pursuant to the Pooling Agreement. LaSalle has accepted appointment as the certificate registrar and paying agent pursuant to the Pooling Agreement. The Trustee may resign at any time in the manner set forth in the Pooling Agreement, in which event the Servicer will be obligated to appoint a successor trustee. The Trustee may be removed if it ceases to be eligible to continue as such under the Pooling Agreement, if it becomes insolvent or if it fails to perform in accordance with the Pooling Agreement. The Trustee may also be removed by the Depositor without cause, as long as the Certificate Insurer consents to such removal. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The Trustee may appoint a custodian to hold the Mortgage Loans and has initially appointed itself to act in such capacity. The Depositor may maintain other banking relationships in the ordinary course of business with the Trustee and any custodian.

PAYMENT OF EXPENSES

     In order to provide for the payment of the fees and expenses of the Trustee, the Trustee will establish and maintain an account for each Sub-Pool (with respect to Sub-Pool 1, the "Sub-Pool 1 Trustee Expense Account"; with respect to Sub-Pool 2, the "Sub-Pool 2 Trustee Expense Account"; each a "Trustee Expense Account") into which the Trustee will deposit on each Remittance Date, one-twelfth of the Annual Trustee Expense Amount. The "Annual Trustee Expense Amount" with respect to each Mortgage Loan is equal to 0.03% per annum times the related Principal Balance. Amounts on deposit in the related Trustee Expense Account will be withdrawn pursuant to the terms of the Pooling Agreement to pay the fees and expenses of the Trustee with respect to the related Sub-Pool. On each Remittance Date, the Trustee will pay from amounts on deposit in the related Certificate Account, prior to making any required distributions to the Certificateholders, an amount that is sufficient to pay the monthly premium due the Certificate Insurer.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     On any Remittance Date on which the aggregate outstanding principal balance of the Mortgage Loans in the Trust Fund is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount, the Servicer may determine to purchase and may purchase from the Trust Fund all of the Mortgage Loans and all REO Property at a price equal to the sum of (i) 100% of the Principal Balance of each Mortgage Loan remaining plus one month's accrued interest thereon at the related Net Mortgage Rate and (ii) the appraised value of any such REO Property remaining determined in accordance with the terms of the Pooling Agreement (the "Termination Price"). See "Description of the Certificates--Termination" in the Prospectus.

     In connection with any such purchase by the Servicer, the Servicer shall remit to the Trustee for remittance to the related Certificateholders on the final Remittance Date with respect to such terminated Sub-Pool all other amounts then on deposit in the related Principal and Interest Account that would have constituted part of the related Available Remittance Amount for subsequent Remittance Dates absent such purchase.

REMOVAL AND RESIGNATION OF SERVICER

     The Certificate Insurer may, pursuant to the Pooling Agreement, remove the Servicer as servicer with respect to the Mortgage Loans of a Sub-Pool upon the occurrence and continuation beyond the applicable cure period of any of the following events (each, an "Event of Default"), other than the event described in clause (i)(C) below, and the Holders of the Class 1A or the Class 2A Certificates evidencing in excess of 51% of the related Class A Principal Balance (with respect to a Sub-Pool, the "Majority Certificateholders"), with the consent of the Certificate Insurer, which consent may not be unreasonably withheld, may remove the Servicer as servicer of the Mortgage Loans of the related Sub-Pool upon the occurrence and continuation beyond the applicable cure period of (a) an event described in clause (ii) below or (b) upon the failure of the Certificate Insurer to exercise its rights to remove the Servicer upon the occurrence of any event described in clauses (i)(A), (i)(B), (i)(D), (iii), (iv) or (v) below:

          (i)(A) an Event of Nonpayment, unless in the case of an Event of Nonpayment described in clauses (i) or (ii) of the definition thereof, the insufficiency described in such clauses (i) or (ii) results from a failure of the Certificate Insurer or the Trustee to perform in accordance with its respective obligations with respect to such Sub-Pool; (B) the failure by the Servicer to make any required Servicing Advance with respect to such Sub-Pool, to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the related Certificateholders; (C) the failure by the Servicer to make any required Advance with respect to such Sub-Pool; or
     (D) any other failure by the Servicer to remit to related Certificateholders, or to the Trustee for the benefit of the related Certificateholders, any payment required to be made under the terms of the Pooling Agreement with respect to the related Certificates, to the extent such failure materially and adversely affects the interests of the Certificate Insurer or the related Certificateholders and which continues unremedied after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Certificate Insurer or the Trustee or to the Servicer and the Trustee with the consent of the Certificate Insurer; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer with respect to a Sub-Pool as set forth in the Pooling Agreement with respect to the related Certificates, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or any related Certificateholder with the consent of the Certificate Insurer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property and such appointment shall continue unremedied for a period of 30 days after the Servicer has received notice of such default; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the Servicer has received notice of such default.

     Upon the occurrence of the event described in clause (i)(C), and the Servicer's failure to remedy such by twelve o'clock noon, New York City time, on the next succeeding Business Day, the Trustee or a successor Servicer will immediately assume the duties of the Servicer with respect to the related Sub-Pool.

     An "Event of Nonpayment" is defined in the Pooling Agreement as (i) with respect to any Remittance Date after the related Cross-Over Date, the insufficiency of amounts remitted to the Trustee by the Servicer and available to the Trustee to pay the full amount of the related Class A Remittance Amount (exclusive of the related Class A Carry-Forward Amount that represents Insured Payments or interest accrued in respect of Insured Payments), and the monthly premium payable to the Certificate Insurer, (ii) with respect to any Remittance Date on or prior to the related Cross-Over Date, the insufficiency of amounts remitted to the Trustee by the Servicer and available to the Trustee from amounts on deposit in the related Reserve Account, the related Interest Coverage Account, and the amount of any Net Excess Spread from the other Sub-Pool and the amount of any Excess Principal from the other Sub-Pool, to pay the full amount of the related Class A Remittance Amount (exclusive of the related Class A Carry-Forward Amount that represents Insured Payments or interest accrued in respect of Insured Payments), and the monthly premium payable to the Certificate Insurer, and (iii) the sum of all Realized Losses with respect to such Sub-Pool exceeds an amount specified in the Pooling Agreement. In certain instances of the occurrence of an Event of Nonpayment the Trustee and the Certificate Insurer may prohibit the termination of the Servicer with respect to a Sub-Pool if such Event of Nonpayment does not result from the action or omission of the Servicer.

     Under the Pooling Agreement, if Realized Losses and delinquencies with respect to a Sub-Pool reach certain specified levels, the Certificate Insurer has the option to direct the Trustee to remove the Servicer with respect to such Sub-Pool.

     Upon removal or resignation of the Servicer as servicer of the Mortgage Loans, the Trustee will be the successor servicer of the Mortgage Loans of the related Sub-Pool (the "Successor Servicer"). The Trustee and any other Successor Servicer in such capacity is entitled to the same reimbursement for advances and servicing compensation with respect to the Mortgage Loans of the related Sub-Pool as the Servicer. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses" and "--Rights Upon Event of Default" in the Prospectus.

RECORDATION OF ASSIGNMENTS OF MORTGAGES

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as New York where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or creditor of the Depositor.

AMENDMENT

     In addition to the provisions for amendment of the Pooling Agreement described in the Prospectus, with respect to the Certificates, the Required Overcollateralization Amounts and the Subordinated Amounts may be reduced at the discretion of the Certificate Insurer and, consequently, without the consent of, or notice to, the Holders of Class A Certificates.

          THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY

     The information set forth in this section and in the financial statements of Financial Guaranty Insurance Company (the "Certificate Insurer") set forth in Appendix A and Appendix B hereto, has been provided by the Certificate Insurer. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

     Financial Guaranty Insurance Company, the Certificate Insurer, a New York stock insurance corporation, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Certificate Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Certificate Insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

     The Certificate Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or the claims of the Certificate Insurer.

     The Certificate Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Certificate Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and of other intercorporate transfer of assets and of transactions between insurance companies, their parents and affiliates. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New York Insurance Department.

     The Certificate Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Certificate Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Certificate Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Certificate Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

     The Certificate Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Certificate Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the Certificate Insurer.

     Insurance written by the Certificate Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the Class A Certificates. If the issuer of a security insured by the Certificate Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Certificate Insurer will make the scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Certificate Insurer is rated Aaa, AAA and AAA by Moody's, Standard & Poor's and Fitch Investors Service, Inc., respectively.

     In consideration for issuing its insurance, the Certificate Insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semiannual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Certificate Insurer according to its internal credit rating system and the type of issue.

     As of June 30, 1997, and December 31, 1996 and 1995 the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $215.3 billion, $205.0 billion and $180.0 billion par value of securities, respectively (of which approximately 85 percent, 82 percent and 88 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.09 billion, $2.05 billion and $1.95 billion, respectively. As of June 30, 1997, the Certificate Insurer had reinsured approximately 30 percent of the risks it had written, 26 percent through quota share reinsurance, 27 percent through excess of loss reinsurance and 48 percent through facultative arrangements.

CAPITALIZATION

     The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1995, December 31, 1996, and June 30, 1997, respectively. No material adverse change in the capitalization of the Certificate Insurer has occurred since June 30, 1997.


                                                    DECEMBER 31,           DECEMBER 31,
                                                        1995                   1996                JUNE 30, 1997
                                                    (IN MILLIONS)          (IN MILLIONS)           (IN MILLIONS)
                                                    -------------          -------------           -------------
Unearned Premiums................................      $  728                 $  682                   $  656
Other Liabilities................................         304                    288                      250
Stockholder's Equity
    Common Stock.................................          15                     15                       15
    Additional Paid-in Capital...................         334                    334                      334
    Unrealized Gains (Losses)....................          64                     39                       48
    Foreign Currency Translation Adjustment......          (2)                    (1)                      (1)
    Retained Earnings............................       1,137                  1,297                    1,387
                                                       ------                 ------                   ------
Total Stockholder's Equity.......................       1,548                  1,684                    1,783
                                                       ------                 ------                   ------
Total Liabilities and Stockholder's Equity.......      $2,580                 $2,654                   $2,689
                                                       ======                 ======                   ======

     For further financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer included as Appendix A and Appendix B of this Prospectus Supplement.

     Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information in this Prospectus Supplement regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the heading "The Certificate Insurer and the Certificate Insurance Policy" herein and in Appendix A and Appendix B.

     The Certificate Insurer will issue a certificate insurance policy for the Class A Certificates (the "Certificate Insurance Policy"). The Certificate Insurance Policy unconditionally guarantees the payment of Insured Payments on the Class A Certificates. "Insured Payments" as to any Remittance Date means the amount, if any, by which the related Class A Remittance Amount with respect to all related Classes of the Class A Certificates (excepting amounts payable in connection with the repurchase or substitution of defective Mortgage Loans if such amounts are due but not paid by the Depositor) exceeds the sum of (a) the related Available Remittance Amount (minus the monthly premium payable to the Certificate Insurer), (b) the lesser of (1) the sum of (i) if any such Remittance Date is prior to the Cross-Over Date, the Excess Spread deposited into the related Certificate Account as of such Remittance Date, (ii) to the extent of an Available Funds Shortfall, the Net Excess Spread from the other Sub-Pool, if any, and (iii) to the extent of an Available Funds Shortfall, the Excess Principal from the other Sub-Pool, if any, and (2) the related Subordinated Amount, (c) any amount transferred from the related Reserve Account to the Certificate Account, and (d) the aggregate amount of any previous related Insured Payments for which the Certificate Insurer has not been reimbursed by the Trustee pursuant to the Pooling Agreement, together with that portion of the amounts described in the immediately preceding clause (a) of the definition of Insured Payment that represents interest accrued in respect of prior Insured Payments. The Certificate Insurer will make each such Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount (defined below)) to the Trustee as paying agent on the later of (a) the Remittance Date on which such Insured Payment is distributable to the related Class A Certificateholders pursuant to the Pooling Agreement and (b) the business day next following the day on which the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee as paying agent specifying that an Insured Payment is due. The Certificate Insurance Policy will provide for payment of the amount (a "Preference Amount") of any distributions in respect of principal or interest previously paid to a Class A Certificateholder that are subsequently recovered from such Certificateholder prior to the expiration date of the Certificate Insurance Policy, pursuant to a final, nonappealable order of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments would be made under the Certificate Insurance Policy on the second business day following receipt by the Certificate Insurer of notice as described above, a certified copy of such final order, assignment to the Certificate Insurer of such Certificateholder's rights and claims with respect to such Preference Amount and appointment of the Certificate Insurer as such Certificateholder's agent in respect of the Preference Amount. No Holder of a Class A Certificate shall be entitled to reimbursement for any payment avoided as a preference as to which the Certificate Insurer previously has made a payment under the Certificate Insurance Policy, nor is the Certificate Insurer obligated to make any payment in respect of any Preference Amount which represents a payment of the principal amount of the Class A Certificates prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

     The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Class A Certificateholders, whether or not such funds are properly distributed by the Trustee.

     For purposes of the Certificate Insurance Policy, "Class A
Certificateholder" as to a particular Certificate, does not include the Trust Fund, the Servicer, any Sub-Servicer or the Depositor.

     The Certificate Insurer only insures the timely receipt of interest on the Class A Certificates and the ultimate receipt of principal on the Class A Certificates. The Certificate Insurer does not guarantee (i) any rate of principal payments on the Class A Certificates other than that set forth in the related Principal Payment Table attached as an exhibit to the Pooling Agreement and provided by the Certificate Insurer, (ii) any recovery of payments deemed voidable preferences under state law, (iii) the payment of the purchase price by the Depositor in connection with the purchase of Mortgage Loans due to defective documentation or a breach of representation or warranty, (iv) payment of any portion of the Class 1A-5 Lockout Remittance Amount that is in excess of the Class A Principal Remittance Amount with respect to Sub-Pool 1 for any Remittance Date or (v) the payment of any Available Funds Cap Carry Forward Amount with respect to Sub-Pool 2 for any Remittance Date. The Certificate Insurance Policy is non-cancelable. The Certificate Insurance Policy expires and terminates without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/ CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     In the absence of payments under the Certificate Insurance Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Class A Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, the Trust Fund REMIC will qualify as a REMIC within the meaning of the Code.

     For federal income tax purposes, the Class R Certificates will be the sole Class of "residual interests" and the Class A Certificates will be the "regular interests" in the Trust Fund REMIC and will generally be treated as debt instruments of the Trust Fund REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

     For federal income tax information reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. With respect to Sub-Pool 1, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination, the Sub-Pool 1 Mortgage Loans will prepay at a rate of 2% per annum of the then outstanding principal balance of such Sub-Pool 1 Mortgage Loans in the first month of the life of the Sub-Pool 1 Mortgage Loans and an additional 2.1818% per annum in each month thereafter until the twenty-first month, then, beginning in the twenty-first month and in each month thereafter during the life of the Sub-Pool 1 Mortgage Loans, 26% per annum each month. With respect to Sub-Pool 2, the prepayment assumptions that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes for the REMIC will be based on the assumption that subsequent to the date of any determination, the Sub-Pool 2 Mortgage Loans will prepay at a rate of 28% CPR. No representation is made that the Mortgage Loans will prepay at these rates or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", "--Market Discount" and "--Premium" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class 1A-1 Certificates and the Class 2A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to prepayable securities, such as the Class 1A-1 Certificates and the Class 2A Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate, such as the Class 1A-1 Certificates and the Class 2A Certificates. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to the Class 1A Certificates and the Class 2A Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class 1A-1 Certificates and the Class 2A Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class 1A-1 Certificates and the Class 2A Certificates should be treated as having been issued with original issue discount or should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Class 1A-1 Certificates and the Class 2A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the Class 1A-1 Certificates and the Class 2A Certificates are required to be treated as having been issued with original issue discount it appears that a reasonable method of reporting original issue discount with respect to the Class 1A-1 Certificates and the Class 2A Certificates, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     In general the Class A Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code, "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund REMIC would be so treated. Moreover, if 95% or more of such assets qualify for any of the foregoing treatments at all times during a calendar year, the Class A Certificates will qualify for the corresponding status in their entirety for that calendar year. In addition, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. Furthermore, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Amounts held in the Trustee Expense Accounts, the Reserve Accounts and the Interest Coverage Accounts may not be treated as assets described in the foregoing sections of the Code. In addition, prior to November 21, 1997 or any earlier Subsequent Transfer Date on which the entire balance of the related Original Pre-Funded Amount is applied to purchase Subsequent Mortgage Loans, the related Pre-Funding Account will be an asset of the Trust Fund REMIC, and may not be an asset described in certain of the foregoing sections of the Code. Moreover, to the extent that the Mortgage Loans represent loans secured by mixed residential and commercial structures, such loans will be treated as assets described in Section 7701(a)(19)(C) of the Code only if the residential use of the property securing such loans exceeds 80% of the property's entire use. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investment in REMIC Certificates" in the Prospectus.

     To the extent permitted by then applicable law, any "prohibited transactions tax", "contributions tax", tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the Trust Fund REMIC will be borne by the Servicer or Trustee in either case out of its own funds, provided that the Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the Pooling Agreement and in respect of compliance with then applicable law. Any such tax not borne by the Servicer or the Trustee will be payable out of the Trust Fund REMIC which may reduce the amounts otherwise payable to Holders of Class A Certificates. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes" in the Prospectus.

     A Certificateholder that is not a "United States person" (as defined in the Prospectus) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     The Servicer will be designated as the "tax matters person" (as defined in Treasury regulation Section 301.6231(a)(7)-1a) with respect to the Trust Fund REMIC, and in connection therewith will be required to hold not less than 0.01% of the Percentage Interests of the Class R Certificates.

     For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any other entity that may be deemed to be investing plan assets, including insurance companies, as applicable, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase Class A Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemptions or any other prohibited transaction exemption in connection therewith, in particular, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts, as discussed in "ERISA Considerations" in the Prospectus. As described in the Prospectus, it is not clear whether the Certificates would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1. A purchaser of a Class A Certificate should also be aware that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts which might be construed as prohibited transactions. With respect to the applicability of ERISA, each Sub-Pool will be deemed to be a separate sub-trust within the Trust Fund.

     The DOL issued individual exemptions, Prohibited Transaction Exemption 90-29 to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Prohibited Transaction Exemption 90-23 to J.P. Morgan Securities Inc. ("J.P. Morgan") (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the

Exemptions are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" shall include (a) Merrill Lynch, (b) J.P. Morgan, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with either Merrill Lynch or J.P. Morgan and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to a Class of Certificates.

     The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemptions only apply to Class A Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other certificates of the same Trust Fund. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. or Fitch. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Trustee, the Servicer, any sub-servicer, the Certificate Insurer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans in the related Sub-Pool as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the Mortgage Loans; and the sum of all payments made to and retained by the Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Class A Certificates by a Plan and (3) the holding of Class A Certificates by a Plan.

     Further, if certain specific conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     The Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through

(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of
Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     On July 21, 1997, the DOL issued (62 Fed. Reg. 39021) amendments to the Exemptions, and similar exemptions issued to other underwriters (the "Amendments") under which the Exemptions would apply, subject to the satisfaction of certain conditions, to transactions involving a trust the assets of which include a pre-funding account to be used subsequent to the closing of the transaction to purchase additional assets for the trust. In its prefatory comments to the Amendments as proposed by the DOL (62 Fed. Reg. 28502), the DOL stated its interpretive position that a transaction which satisfied the conditions of the Exemptions, but did not satisfy the conditions of the Amendments as proposed could nevertheless qualify for exemptive relief if it included a pre-funding account that was used only to acquire assets that are specifically identified by the sponsor or originator as of the closing date, but transferred to the trust after the closing date for administrative or other reasons. Although the Pre-Funding Account will not satisfy the conditions of the Proposed Amendments, it will be used by the Trustee solely to pay for the acquisition of Subsequent Mortgage Loans in accordance with the Pooling Agreement from a fixed pool of loans that will have been specifically identified prior to the closing date. It is expected that all of the loans in such fixed pool, except for those which are determined not to meet the criteria for purchase set forth in the Pooling Agreement, will be acquired using the related Pre-Funded Amount. Accordingly, the Depositor believes that the existence of the Pre-Funding Account should not cause the Exemptions to be inapplicable.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions set forth in the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Class A Certificates on behalf of a Plan.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

     Although at their initial issuance the Class 1A Certificates will be rated Aaa by Moody's and "AAA" by Standard & Poor's, the Class 1A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because Sub-Pool 1 includes Mortgage Loans which are secured by second liens.

     The Class 2A Certificates will not constitute "mortgage related securities" for purposes of SMMEA until such time as the balance of the related Pre-Funding Account is reduced to zero. At such time the Class 2A Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, they will constitute legal investments for certain entities to the extent provided for in SMMEA.

     Institutions whose investment activities are subject to review by federal and state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Class 1A or Class 2A Certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Depositor has agreed to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Underwriters"), and each of the Underwriters has agreed to purchase from the Depositor, the principal amount of the Class A Certificates set forth opposite its name below:

                                       PRINCIPAL        PRINCIPAL       PRINCIPAL      PRINCIPAL        PRINCIPAL       PRINCIPAL
                                       AMOUNT OF        AMOUNT OF       AMOUNT OF      AMOUNT OF        AMOUNT OF       AMOUNT OF
                                       CLASS 1A-1      CLASS 1A-2      CLASS 1A-3      CLASS 1A-4       CLASS 1A-5      CLASS 2A
                 UNDERWRITERS        CERTIFICATES     CERTIFICATES    CERTIFICATES    CERTIFICATES     CERTIFICATES   CERTIFICATES
                 ------------        ------------     ------------    ------------    ------------     ------------   ------------
Merrill Lynch, Pierce, Fenner &
Smith Incorporated..................  $17,500,000      $15,250,000     $ 6,000,000    $11,013,928.50   $10,500,000    $89,736,071.50
J.P. Morgan Securities, Inc.........  $17,500,000      $15,250,000     $ 6,000,000    $11,013,928.50   $10,500,000    $89,736,071.50
                                      -----------      -----------     -----------    --------------   -----------    --------------
Total...............................  $35,000,000      $30,500,000     $12,000,000    $22,027,857      $21,000,000    $179,472,143

     In the Underwriting Agreement, each of the Underwriters has agreed, subject to the terms and conditions set forth therein, to purchase all of its respective allocation of the Class A Certificates if any of the Class A Certificates are purchased.

     The Underwriters have advised the Depositor that they propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of .12% of the Certificate denominations for the Class 1A-1 Certificates, not in excess of .15% for the Class 1A-2 Certificates, not in excess of .20% for the Class 1A-3 Certificates, not in excess of .25% for the Class 1A-4 Certificates, not in excess of .30% for the Class 1A-5 Certificates, and not in excess of .19% of the Certificate denominations for the Class 2A Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of .10% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Until the distribution of the Class A Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Certificates.

     In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor or any of its affiliates nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Certificates. In addition, neither the Depositor or any of its affiliates nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Class A

Certificates and the status of any existing credit enhancement. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                     EXPERTS

     The financial statements of Financial Guaranty Insurance Company included in this Prospectus Supplement in Appendix A and in the related registration statement, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Appendix A and in the related registration statement upon the authority of such firm as experts in accounting and auditing.

                                     RATINGS

     As a condition of issuance, the Class 1A and Class 2A Certificates will be rated Aaa by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc. ("Standard & Poor's"). The security ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. In general, ratings address credit risk and do not address the likelihood or rate of prepayment. See "Rating" and "Risk Factors--Limited Nature of Ratings" in the Prospectus.

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by the holders thereof of all distributions on the underlying mortgage loans to which they are entitled. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from that originally anticipated. The rating assigned by Moody's to the Class A Certificates does not address the possibility that the Class A Certificateholders might suffer a lower than anticipated yield, nor does it address the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the Class 2A Certificateholders.

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required thereon. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the Class A Certificates does not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans nor the likelihood that the Available Funds Cap Carry Forward Amount will be paid to the Class 2A Certificateholders.

     The Depositor does not expect a rating on the Class A Certificates by any rating agency other than as set forth above. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates as set forth above.

                                  LEGAL MATTERS

     Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood and Lawrence S. Rigie, Esq. and for the Underwriters by Brown & Wood LLP.

                         INDEX OF PRINCIPAL DEFINITIONS

TERM                                                                        PAGE
----                                                                        ----
Accrual Period ............................................................8, 74
Adjustment Date ...........................................................   34
Advance ...................................................................   16
Amount Available ..........................................................   85
ARMs ......................................................................   62
Available Funds Cap Carry Forward Amount ..................................    8
Available Funds Cap Rate ..................................................    7
Available Funds Shortfall .................................................   12
Available Principal Amount ................................................   13
Available Remittance Amount ...............................................   86
Available Transfer Cashflow ...............................................   12
Balloon Loans .............................................................   17
Business Day ..............................................................   50
CEDEL .....................................................................    4
CEDEL Participants ........................................................   75
Certificate Account .......................................................   77
Certificate Insurance Policy ..............................................   14
Certificate Insurer .......................................................   14
Certificateholders ........................................................    3
Certificates ..............................................................    4
Class .....................................................................    4
Class 1A Certificates .....................................................    4
Class 1A Pass-Through Rate ................................................    7
Class 1A Principal Balance ................................................    5
Class 1A-1 Cap Rate .......................................................7, 52
Class 1A-1 Certificates ...................................................    5
Class 1A-1 Pass-Through Rate ..............................................    6
Class 1A-1 Principal Balance ..............................................    5
Class 1A-2 Certificates ...................................................    5
Class 1A-2 Pass-Through Rate ..............................................    7
Class 1A-2 Principal Balance ..............................................    5
Class 1A-3 Certificates ...................................................    5
Class 1A-3 Pass-Through Rate ..............................................    7
Class 1A-3 Principal Balance ..............................................    5
Class 1A-4 Certificates ...................................................    5
Class 1A-4 Pass-Through Rate ..............................................    7
Class 1A-4 Principal Balance ..............................................    5
Class 1A-5 Certificate Amount .............................................   87
Class 1A-5 Certificates ...................................................    5
Class 1A-5 Lockout Percentage .............................................   87
Class 1A-5 Lockout Remittance Amount ......................................   87
Class 1A-5 Pass-Through Rate ..............................................    7
Class 1A-5 Principal Balance ..............................................    5
Class 2A Pass-Through Rate ................................................   87
Class 2A Principal Balance ................................................    5
Class A Carry-Forward Amount ..............................................   88

Class A Certificates .....................................................     4
Class A Interest Remittance Amount .......................................    88
Class A Pass-Through Rate ................................................     7
Class A Principal Balance ................................................     5
Class A Principal Remittance Amount ......................................     8
Class A Remittance Amount ................................................    89
Closing Date .............................................................     5
Code .....................................................................    17
Combined Loan-to-Value Ratios ............................................    31
Commission ...............................................................     3
Cross-Collateralization ..................................................    92
Cross-Over Date ..........................................................    89
Curtailments .............................................................    50
Cut-off Date .............................................................     4
Depositaries .............................................................     5
Depositor ................................................................     1
Determination Date .......................................................    91
Due Period ...............................................................     9
ERISA ....................................................................    19
Euroclear ................................................................     4
Euroclear Participants ...................................................    75
Event of Default .........................................................    96
Event of Nonpayment ......................................................    97
Excess Principal .........................................................    12
Excess Spread ............................................................    89
Exemptions ...............................................................    19
First Lien ...............................................................    17
GE Capital ...............................................................    98
Gross Margin .............................................................    35
Holders ..................................................................     3
Index ....................................................................     2
Initial Mortgage Loans ...................................................    14
Initial Sub-Pool 1 .......................................................    25
Initial Sub-Pool 2 .......................................................    34
Insurance Proceeds .......................................................     9
Insured Payments .........................................................   100
J.P. Morgan ..............................................................   103
LaSalle ..................................................................    96
Lee Servicing Division ...................................................     4
Liquidated Mortgage Loan .................................................    91
Majority Certificateholders ..............................................    96
Mandatory Prepayments ....................................................    91
Manufactured Home Loans ..................................................    16
Maximum Mortgage Rate ....................................................    35
Merrill Lynch ............................................................   103
Minimum Mortgage Rate ....................................................    35
Mixed Use Loans ..........................................................    20
Mixed Use Properties .....................................................    20
Moody's ..................................................................    17
Mortgage Loans ...........................................................     1
Mortgage Notes ...........................................................    14

Mortgage Pool ............................................................     2
Mortgaged Properties .....................................................    14
Mortgages ................................................................    14
Net Excess Amount Available ..............................................    90
Net Excess Principal .....................................................    12
Net Excess Spread ........................................................    12
Net Liquidation Proceeds .................................................     9
OID Regulations ..........................................................   102
One-Month LIBOR ..........................................................52, 61
One-Year U.S. Treasury Index .............................................     2
One-Year U.S. Treasury Index Loans .......................................    15
Original Pool Principal Balance ..........................................     6
Original Sub-Pool 1 Pre-Funded Amount ....................................    33
Original Sub-Pool 1 Principal Balance ....................................     6
Original Sub-Pool 2 Pre-Funded Amount ....................................    15
Original Sub-Pool 2 Principal Balance ....................................     6
Overcollateralization Amount .............................................     9
Percentage Interest ......................................................    74
Periodic Payment .........................................................    17
Periodic Payment Loan ....................................................    17
Periodic Rate Cap ........................................................    35
Plans ....................................................................   103
Pooling Agreement ........................................................     4
Preference Amount ........................................................   100
Prepayment Assumption ....................................................    90
Prepayment Model .........................................................    52
Principal and Interest Account ...........................................    76
Principal Payment Table ..................................................    89
Principal Prepayments ....................................................    50
PTCE 83-1 ................................................................   103
Realized Losses ..........................................................    97
Record Date .............................................................. 4, 74
Released Mortgaged Property Proceeds .....................................     9
Remaining Net Excess Spread ..............................................    12
REMIC ....................................................................     2
Remittance Date ..........................................................     2
Required Overcollateralization Amount ....................................     9
Required Payments ........................................................    12
Reserve Account ..........................................................     6
Scheduled Class A Principal Balance ......................................    90
Servicer .................................................................     2
Servicing Fee ............................................................    16
Servicing Fee Rate .......................................................    16
Six-Month LIBOR .......................................................... 2, 16
Six-Month LIBOR Loans ....................................................    16
SMMEA ....................................................................    19
Standard & Poor's ........................................................    17
Sub-Pool .................................................................     2
Sub-Pool 1 ...............................................................     2
Sub-Pool 1 Certificate Account ...........................................    77
Sub-Pool 1 Initial Mortgage Loans ........................................     6

Sub-Pool 1 Interest Coverage Amount ......................................    91
Sub-Pool 1 Principal and Interest Account ................................    76
Sub-Pool 1 Reserve Account ...............................................    13
Sub-Pool 1 Subsequent Cut-off Date .......................................    33
Sub-Pool 2 ...............................................................     1
Sub-Pool 2 Certificate Account ...........................................    77
Sub-Pool 2 Initial Mortgage Loans ........................................     6
Sub-Pool 2 Interest Coverage Account .....................................    91
Sub-Pool 2 Principal and Interest Account ................................    76
Sub-Pool 2 Reserve Account ...............................................    13
Subordinated Amount ......................................................    89
Subsequent Mortgage Loans ................................................    15
Successor Servicer .......................................................    98
Termination Price ........................................................    96
Trigger Event ............................................................    98
Trust Fund ...............................................................     1
Trustee ..................................................................     2
Trustee Expense Account ..................................................    96
Underwriters .............................................................     2
Underwriting Agreement ...................................................   106
Unrecovered Class A Portion ..............................................    90

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered AFC Mortgage Loan Asset Backed Certificates, Series 1997-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL"), or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Back Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Direct and Indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that the settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

               Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to proposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to the settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be backed-value to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participants or Euroclear Participants.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside of the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized, in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States fiduciaries have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

KPMG Peat Marwick LLP                                                 APPENDIX A



                      FINANCIAL GUARANTY INSURANCE COMPANY


                              Financial Statements


                           December 31, 1996 and 1995


                  (With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 1996

         Report of Independent Auditors.................................  1
         Balance Sheets.................................................  2
         Statements of Income...........................................  3
         Statements of Stockholder's Equity.............................  4
         Statements of Cash Flows.......................................  5
         Notes to Financial Statements..................................  6

                              KPMG PEAT MARWICK LLP

                                345 Park Avenue
                           New York, New York 10154

                        Report of Independent Auditors'

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1996 and 1995, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

                            /s/ KPMG PEAT MARWICK LLP

January 17, 1997


[LOGO] Member Firm of
       Klynveld Peat Marwick Goerdeler



FINANCIAL GUARANTY INSURANCE
COMPANY                                                                                            BALANCE SHEETS
==================================================================================================================

($ in Thousands, except per share amounts)


                                                                               December 31,           December 31,
                                                                                  1996                   1995
ASSETS                                                                         ------------           ------------
Fixed maturity securities available-for-sale
  (amortized cost of $2,190,303 in 1996 and $2,043,453 in 1995) .............  $2,250,549              $2,141,584
Short-term investments, at cost, which approximates market ..................      73,839                  91,032
Cash ........................................................................         860                     199
Accrued investment income ...................................................      37,655                  37,347
Reinsurance recoverable .....................................................       7,015                   7,672
Prepaid reinsurance premiums ................................................     167,683                 162,087
Deferred policy acquisition costs ...........................................      91,945                  94,868
Property and equipment, net of accumulated depreciation
  ($15,333 in 1996 and $12,861 in 1995) .....................................       4,696                   6,314
Receivable for securities sold ..............................................         379                  26,572
Prepaid expenses and other assets ...........................................      19,520                  12,627
                                                                               ----------              ----------
     Total assets ...........................................................  $2,654,141              $2,580,302
                                                                               ==========              ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums ...........................................................  $  681,816              $  727,535
Loss and loss adjustment expenses ...........................................      72,616                  77,808
Ceded reinsurance balances payable ..........................................      10,561                   1,942
Accounts payable and accrued expenses .......................................      54,165                  32,811
Payable to Parent ...........................................................       1,791                   1,647
Current federal income taxes payable ........................................      52,016                  51,296
Deferred federal income taxes ...............................................      91,805                  99,171
Payable for securities purchased ............................................       4,937                  40,211
                                                                               ----------              ----------
        Total liabilities                                                      $  969,707               1,032,421
                                                                               ----------              ----------

Stockholder's Equity:

Common stock, par value $1,500 per share;
  10,000 shares authorized, issued and outstanding .........................       15,000                  15,000
Additional paid-in capital .................................................      334,011                 334,011
Net unrealized gains on fixed maturity securities available-
  for-sale, net of tax .....................................................       39,160                  63,785
Foreign currency translation adjustment, net of tax ........................         (429)                 (1,499)
Retained earnings ..........................................................    1,296,692               1,136,584
                                                                               ----------              ----------
        Total stockholder's equity .........................................    1,684,434               1,547,881
                                                                               ----------              ----------
        Total liabilities and stockholder's equity .........................   $2,654,141              $2,580,302
                                                                               ==========              ==========


                 See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE
COMPANY                                                                                            STATEMENTS OF INCOME
=======================================================================================================================

($ in Thousands)


                                                                               For the Year Ended December 31,
                                                                 ------------------------------------------------------
                                                                    1996                    1995                   1994
                                                                    ----                    ----                   ----
REVENUES:
Gross premiums written .....................................     $ 97,027                 $ 97,288              $161,940
Ceded premiums ............................................       (29,376)                 (19,319)              (46,477)
                                                                 --------                 --------              --------
  Net premiums written ....................................        67,651                   77,969               115,463
Decrease in net unearned premiums .........................        51,314                   27,309                53,364
                                                                 --------                 --------              --------

  Net premiums earned .....................................       118,965                  105,278               168,827
Net investment income .....................................       124,635                  120,398               109,828
Net realized gains ........................................        15,022                   30,762                 5,898
                                                                 --------                 --------              --------
  Total revenues ..........................................       258,622                  256,438               284,553
                                                                 --------                 --------              --------
EXPENSES:

Loss and loss adjustment expenses .........................         2,389                   (8,426)                3,646
Policy acquisition costs ..................................        16,327                   13,072                15,060
Decrease (Increase)  in Deferred policy acquisition costs .         2,923                   (3,940)                3,709
Other underwriting expenses ...............................        12,508                   19,100                21,182
                                                                 --------                 --------              --------
  Total expenses ..........................................        34,147                   19,806                43,597
                                                                 --------                 --------              --------

Income before provision for Federal income taxes ..........       224,475                  236,632               240,956
                                                                 --------                 --------              --------
Federal income tax expense:
  Current .................................................        41,548                   28,913                43,484
  Deferred ................................................         5,318                   19,841                 7,741
                                                                 --------                 --------              --------
  Total Federal income tax expense ........................        46,866                   48,754                51,225
                                                                 --------                 --------              --------
  Net income ..............................................      $177,609                 $187,878              $189,731
                                                                 ========                 ========              ========



                 See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE
COMPANY                                                                                          STATEMENTS OF STOCKHOLDER'S EQUITY
====================================================================================================================================

($ in Thousands)
                                                                                    Unrealized
                                                                                 Gains (Losses) on
                                                                 Additional       Fixed Maturity         Foreign
                                                    Common        Paid-in     Securities Available-     Currency      Retained
                                                     Stock        Capital      For-Sale, Net of Tax     Adjustment     Earnings
                                                    -------      ----------    ---------------------    ----------    ----------
Balance, January 1, 1994 ........................   $15,000        $334,011         $  90,708            $(2,265)     $  783,975
Net income ......................................        --              --                --                 --         189,731
Change in fixed maturity securities
  available for sale, net of tax of ($71,336) ...        --              --          (132,481)                --              --
Foreign currency translation adjustment .........        --              --                --              1,044              --
                                                    -------        --------         ---------            -------      ----------
Balance, December 31, 1994 ......................    15,000         334,011           (41,773)            (1,221)        973,706
                                                    -------        --------         ---------            -------      ---------
Net income ......................................        --              --                --                 --         187,878
Dividend paid ...................................        --              --                --                 --         (25,000)
Change in fixed maturity securities
  available for sale, net of tax of $56,839......        --              --           105,558                 --              --
Foreign currency translation adjustment .........        --              --                --               (278)             --
                                                    -------        --------         ---------            -------      ----------
Balance, December 31, 1995 ......................    15,000         334,011            63,785             (1,499)      1,136,584
                                                    -------        --------         ---------            -------      ----------
Net Income ......................................        --              --                --                 --         177,609
Dividend paid ...................................        --              --                --                 --         (17,500)
Change in fixed maturity securities available
  for sale, net of tax of ($13,260) .............        --              --           (24,625)                --              --

Foreign currency translation adjustment .........        --              --                --              1,070              --
                                                    -------        --------         ---------           --------      ----------
Balance at December 31, 1996 ....................   $15,000        $334,011         $  39,160           $   (429)     $1,296,692
                                                    =======        ========         =========           ========      ==========



                 See accompanying notes to financial statements.


FINANCIAL GUARANTY INSURANCE
COMPANY                                                                                                STATEMENTS OF CASH FLOWS

====================================================================================================================================
($ in Thousands)


                                                                                     For the Year Ended December 31,
                                                                             -------------------------------------------------
                                                                               1996                 1995                1994
                                                                               ----                 ----                ----

OPERATING ACTIVITIES:

 Net income ...........................................................   $   177,609           $ 187,878            $ 189,731
   Adjustments to reconcile net income
     to net cash provided by operating activities:
   Change in unearned premiums ........................................       (45,719)            (29,890)             (45,927)
   Change in loss and loss adjustment expense reserves ................        (5,192)            (20,938)               2,648
   Depreciation of property and equipment .............................         2,472               2,348                2,689
   Change in reinsurance receivable ...................................           657               6,800                 (304)
   Change in prepaid reinsurance premiums .............................        (5,596)              2,581               (7,437)
   Change in foreign currency translation adjustment ..................         1,646                (427)               1,607
   Policy acquisition costs deferred ..................................       (16,327)            (16,219)             (18,306)
   Amortization of deferred policy acquisition costs ..................        19,250              12,279               22,015
   Change in accrued investment income, and prepaid
       expenses and other assets ......................................        (7,201)              2,906               (5,150)
   Change in other liabilities ........................................        30,117             (12,946)               2,577
   Change in deferred income taxes ....................................         5,318              19,841                7,741
   Amortization of fixed maturity securities ..........................           792               1,922                5,112
   Change in current income taxes payable .............................           720             (30,827)              33,391
   Net realized gains on investments ..................................       (15,022)            (30,762)              (5,898)
                                                                          -----------           ---------            ---------
 Net cash provided by operating activities ............................       143,524              94,546              184,489
                                                                          -----------           ---------            ---------
 Investing Activities:

 Sales and maturities of fixed maturity securities ....................       891,643             836,103              550,534
 Purchases of fixed maturity securities ...............................    (1,033,345)           (891,108)            (721,908)
 Purchases, sales and maturities of short-term investments, net .......        17,193             (15,358)             (11,486)
 Purchases of property and equipment, net .............................          (854)               (750)              (1,290)
                                                                          -----------           ---------            ---------
 Net cash used in investing activities ................................      (125,363)            (71,113)            (184,150)
                                                                          -----------           ---------            ---------
 Financing Activities:
 Dividends paid .......................................................       (17,500)            (25,000)                 --
                                                                          -----------           ---------            ---------
 Net cash provided by financing activities ............................       (17,500)            (25,000)                 --
                                                                          -----------           ---------            ---------
 Increase (Decrease) in cash ..........................................           661              (1,567)                 339
 Cash at beginning of year ............................................           199               1,766                1,427
                                                                          -----------           ---------            ---------
 Cash at end of year ..................................................   $       860           $     199            $   1,766
                                                                          ===========           =========            =========




                 See accompanying notes to financial statements.

FINANCIAL GUARANTY INSURANCE
COMPANY                                            NOTES TO FINANCIAL STATEMENTS
================================================================================

(1)  BUSINESS

     Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 82% of the business written since inception by the Company has been municipal bond insurance.

     The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1996 presentation. Significant accounting policies are as follows:

     INVESTMENTS

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

     Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

     PREMIUM REVENUE RECOGNITION

     Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

     POLICY ACQUISITION COSTS

     Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see
     Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

     LOSS AND LOSS ADJUSTMENT EXPENSES

     Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $72.6 million and $77.8 million at December 31, 1996 and 1995, respectively. As of December 31, 1996 and 1995, such reserves included $28.9 million and $28.8 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of between 6.5 and 6.6 in 1996 and 5.5% in 1995. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

     PROPERTY AND EQUIPMENT

     Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

     FOREIGN CURRENCY TRANSLATION

     The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1996 and 1995 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1996 and 1995 was $0.4 million and $1.5 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)  STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

          (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

          (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

          (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

          (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

          (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

          (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

          (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):


                                                                                   Years Ended December 31,
                                                     -------------------------------------------------------------------------------
                                                              1996                         1995                          1994
                                                     ---------------------------   ----------------------    -----------------------
                                                         Net     Stockholder's       Net    Stockholder's     Net      Stockholder's
                                                       Income       Equity         Income      Equity        Income       Equity
                                                     --------    -------------     ------   -------------    ------    -------------
GAAP basis amount ................................  $177,609     $1,684,434      $187,878    $1,547,881      $189,731   $1,279,723

Premium revenue recognition ......................    (9,358)      (176,285)      (22,555)     (166,927)       (4,970)    (144,372)

Deferral of acquisition costs ....................     2,923        (91,945)       (3,940)      (94,868)        3,709      (90,928)

Contingency reserve ..............................        --       (460,973)           --      (386,564)           --     (328,073)

Non-admitted assets ..............................        --         (3,879)           --        (5,731)           --       (7,566)

Case basis loss reserves .........................    (3,197)        (3,249)        4,048           (52)       (3,340)      (4,100)

Portfolio loss reserves ..........................        --         24,000       (22,100)       24,000       (11,050)      46,100

Deferral of income taxes (benefits) ..............     5,317         70,719        19,842        64,825         7,741       45,134

Unrealized gains (losses) on fixed
  maturity securities held at fair
  value, net of tax ..............................        --        (39,160)           --       (63,785)           --       41,773

Recognition of profit commission .................      (441)        (6,185)        3,096        (5,744)       (2,410)      (8,840)

Provision for unauthorized reinsurance ...........        --             --            --            --            --         (266)

Contingency reserve tax deduction (see Note 2) ...        --         85,176            --        78,196            --       55,496

Allocation of tax benefits due to
  Parent's net operating loss to the
  Company (see Note 5) ...........................       313         10,603           637        10,290           (63)       9,653
                                                    --------     ----------      --------    ----------      --------   ----------
Statutory-basis amount ...........................  $173,166     $1,093,256      $166,906    $1,001,521      $179,348   $  893,734
                                                    ========     ==========      ========    ==========      ========   ==========


FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

(4)  INVESTMENTS

     Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1996 and 1995, respectively, were on deposit with various regulatory authorities as required by law.

     The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):


                                                             Gross           Gross
                                                           Unrealized      Unrealized
                                             Amortized      Holding         Holding           Fair
  1996                                        Cost           Gains           Losses          Value
  ----                                      ----------     ----------     -------------      -------
  U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies ............   $    57,987      $   373        $    1         $   58,359

  Obligations of states and political
   subdivisions .........................    2,098,486        65,254         4,854          2,158,886

  Debt securities issued by foreign
   governments ..........................       33,830            --           526             33,304
                                            ----------       -------        ------         ----------
  Investments available-for-sale ........    2,190,303        65,627         5,381          2,250,549

  Short-term investments ................       73,839            --            --             73,839
                                            ----------       -------        ------         ----------
  Total .................................   $2,264,142       $65,627        $5,381         $2,324,388
                                            ==========       =======        ======         ==========


The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1996, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Amortized         Fair
1996                                                Cost            Value
----                                              ---------       ----------
Due in one year or less ........................  $  110,783      $  110,888
Due after one year through five years ..........      92,279          92,951
Due after five years through ten years .........     337,495         349,524
Due after ten years through twenty years .......   1,650,945       1,696,623
Due after twenty years .........................      72,640          74,402
                                                  ----------      ----------

Total ..........................................  $2,264,142      $2,324,388
                                                  ==========      ==========

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================


                                                      Gross        Gross
                                                    Unrealized    Unrealized
                                      Amortized       Holding       Holding      Fair
1995                                    Cost          Gains         Losses       Value
----                                 -----------   -----------    ----------   ---------
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies ........   $   71,182     $  1,696         --       $   72,878

Obligations of states and political
 subdivisions .....................    1,942,001       98,458       $1,625      2,038,834

Debt securities issued by foreign
 governments ......................       30,270          152          550         29,872
                                      ----------     --------       ------     ----------

Investments available-for-sale ....    2,043,453      100,306        2,175      2,141,584

Short-term investments ............       91,032         --           --           91,032
                                      ----------     --------       ------     ----------
Total .............................   $2,134,485     $100,306       $2,175     $2,232,616
                                      ==========     ========       ======     ==========



In 1996, 1995 and 1994, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $891.6 million, $836.1 million, and $550.5 million, respectively. For 1996, 1995 and 1994 gross gains of $19.8 million, $36.3 million and $18.2 million respectively, and gross losses of $15.0 million, $5.5 million and $12.3 million respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources (in thousands):

                                                      Year Ended December 31,
                                                 -------------------------------
                                                  1996        1995         1994
                                                 ------      ------       -----

Income from fixed maturity securities ......    $119,290    $112,684    $108,519
Income from short-term investments .........       6,423       8,450       2,479
                                                --------    --------    --------

Total investment income ....................     125,713     121,134     110,998
Investment expenses ........................       1,078         736       1,170
                                                --------    --------    --------

Net investment income ......................    $124,635    $120,398    $109,828
                                                ========    ========    ========

As of December 31, 1996, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

FINANCIAL GUARANTY INSURANCE
COMPANY                               NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

(5)  INCOME TAXES

     The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.8 percent in 1996, 20.6 percent in 1995 and 21.3 percent in 1994) is less than the corporate tax rate on ordinary income of 35 percent in 1996, 1995 and 1994.

     Federal income tax expense relating to operations of the Company for 1996, 1995 and 1994 is comprised of the following (in thousands):

                                                     Year Ended December 31,
                                             -----------------------------------
                                               1996         1995           1994
                                             -------       -------       -------
     Current tax expense .............       $41,548       $28,913       $43,484
     Deferred tax expense ............         5,318        19,841         7,741
                                             -------       -------       -------
     Federal income tax expense ......       $46,866       $48,754       $51,225
                                             =======       =======       =======

     The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                    Year Ended December 31,
                                               ---------------------------------
                                                 1996        1995        1994
                                               --------    --------    ---------
     Income taxes computed on income
       before provision for federal
       income taxes, at the statutory rate..   $ 78,566    $ 82,821    $ 84,334

     Tax effect of:
       Tax-exempt interest .................    (32,609)    (30,630)    (30,089)
       Other, net ..........................        909      (3,437)     (3,020)
                                               --------    --------    --------
     Provision for income taxes ............   $ 46,866    $ 48,754    $ 51,225
                                               ========    ========    ========

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

     The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1996 and 1995 are presented below (in thousands):

                                                             1996         1995
                                                           --------     --------
     Deferred tax assets:
       Loss reserves .................................     $  9,249     $  8,382
       Deferred compensation .........................        2,531        5,735
       Tax over book capital gains ...................        2,144        1,069
       Other .........................................        2,601        3,248
                                                           --------     --------
     Total gross deferred tax assets .................       16,525       18,434
                                                           --------     --------
     Deferred tax liabilities:
       Unrealized gains on fixed maturity
         securities, available-for-sale ..............       21,086       34,346
       Deferred acquisition costs ....................       32,181       33,204
       Premium revenue recognition ...................       37,159       32,791
       Rate differential on tax and loss bonds .......        9,454        9,454
       Other .........................................        8,450        7,810
                                                           --------     --------
     Total gross deferred tax liabilities ............      108,330      117,605
                                                           --------     --------
     Net deferred tax liability ......................     $ 91,805     $ 99,171
                                                           ========     ========

     Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1996 and 1995. The Company anticipates that the related deferred tax asset will be realized.

     Total federal income tax payments during 1996, 1995 and 1994 were $33.9 million, $59.8 million, and $10.1 million, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

(6)  REINSURANCE

     The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $32.9 million that can be drawn on in the event of default.

     Net premiums earned are presented net of ceded earned premiums of $23.7 million, $21.9 million and $39.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $(0.8) million, $1.1 million and $0.3 million for the years ended December 31, 1996, 1995 and 1994, respectively.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================


(7)  LOSS AND LOSS ADJUSTMENT EXPENSES

     Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                                  Year Ended December 31,
                                           ------------------------------------
                                             1996          1995          1994
                                           --------      --------      --------
     Balance at January 1, ...........     $ 77,808      $ 98,746      $ 96,098
       Less reinsurance recoverable...       (7,672)       14,472        14,168
                                           --------      --------      --------
     Net balance at January 1, .......       70,136        84,274        81,930

     Incurred related to:
     Current year ....................         --          26,681        15,133
     Prior years .....................        2,389        (1,207)         (437)
     Portfolio reserves ..............         --         (33,900)      (11,050)
                                           --------      --------      --------
     Total Incurred ..................        2,389        (8,426)        3,646
                                           --------      --------      --------
     Paid related to:
     Current year ....................         --            (197)         (382)
     Prior years .....................       (6,924)       (5,515)         (920)
                                           --------      --------      --------
     Total Paid ......................       (6,924)       (5,712)       (1,302)
                                           --------      --------      --------
     Net balance at December 31, .....       65,601        70,136        84,274
        Plus reinsurance recoverable .        7,015         7,672        14,472
                                           --------      --------      --------
     Balance at December 31, .........     $ 72,616      $ 77,808      $ 98,746
                                           ========      ========      ========

     The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

(8)  RELATED PARTY TRANSACTIONS

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $8.1 million, $3.2 million and $3.2 million in expenses were incurred in 1996, 1995 and 1994, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.6 million in 1996, $1.3 million in 1995, and $2.5 million in 1994.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1996, 1995 and 1994.

(9)  COMPENSATION PLANS

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $4.5 million, $7.5 million and $12.2 million in 1996, 1995 and 1994, respectively, before deduction for related tax benefits.

(10) DIVIDENDS

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1996 and 1995, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1996 and 1995, the amount of the Company's surplus available for dividends was approximately $91.8 million and $100.2 million, respectively.

     During 1996 and 1995, the Company paid dividends of $17.5 million and $25.0 million, respectively. No dividends were paid during 1994.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

(11) FINANCIAL INSTRUMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
     The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows (in thousands):

                                                         1996                         1995
                                               ------------------------    ------------------------
                                                Carrying       Fair         Carrying       Fair
                                                 amount        Value         amount        Value
                                               ----------    ----------    ----------    ----------
     Financial Assets
       Cash
         On hand and in demand accounts ....   $      860    $      860    $      199    $      199
       Short-term investments ..............   $   73,839    $   73,839    $   91,032    $   91,032
       Fixed maturity securities ...........   $2,250,549    $2,250,549    $2,141,584    $2,141,584

     Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $358.7 million and $387.4 million compared to a carrying value of $487.8 million as of December 31, 1996 and between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

     CONCENTRATIONS OF CREDIT RISK

     The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

     In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

     As of December 31, 1996, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $104.4 billion, net of reinsurance of $30.8 billion. The Company's insured portfolio as of December 31, 1996 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

     As of December 31, 1996, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                   Net
                                                                Principal
                                                               Outstanding
                                                               -----------
     Municipal:
       General obligation ...............................      $ 50,213.1
       Special revenue ..................................        33,037.8
       Industrial revenue ...............................           366.5
       Non-municipal ....................................        20,776.2
                                                               ----------
     Total ..............................................      $104,393.6
                                                               ==========

     The Company's net exposure outstanding is $188,646.00 million as of December 31, 1996.

FINANCIAL GUARANTY INSURANCE
COMPANY                                NOTES TO FINANCIAL STATEMENTS (CONTINUED)
================================================================================

     The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1996 by state, net of reinsurance, was as follows (in millions):

                                                                 Net
                                                              Principal
                                                             Outstanding
                                                             -----------
     California ........................................     $ 11,251.7
     Florida ...........................................        9,838.4
     Pennsylvania ......................................        9,325.3
     New York ..........................................        8,184.5
     Illinois ..........................................        6,721.2
     Texas .............................................        5,799.1
     New Jersey ........................................        4,465.3
     Michigan ..........................................        4,166.6
     Arizona ...........................................        2,808.9
     Ohio ..............................................        2,616.0
                                                             ----------
     Sub-total .........................................       65,177.0
     Other states and International ....................       39,216.6
                                                             ----------
     Total .............................................     $104,393.6
                                                             ==========

(12) COMMITMENTS

     Total rent expense was $2.8 million, $2.2 million and $2.6 million in 1996, 1995 and 1994, respectively. For each of the next five years and in the aggregate as of December 31, 1996, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     Year                                                        Amount
     ----                                                        ------
     1997 ..............................................         $ 2,909
     1998 ..............................................           2,909
     1999 ..............................................           2,909
     2000 ..............................................           2,909
     2001 ..............................................           2,911
                                                                 -------
      Total minimum future rental payments .............         $14,547
                                                                 =======

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================

UNAUDITED INTERIM FINANCIAL STATEMENTS

JUNE 30, 1997

Balance Sheets.............................................................   1
Statements of Income.......................................................   2
Statements of Cash Flows...................................................   3
Notes to Unaudited Interim Financial Statements............................   4


FINANCIAL GUARANTY INSURANCE
COMPANY                                                                                                      BALANCE SHEET
==========================================================================================================================
($ in Thousands)
                                                                                      June 30,                December 31,
                                                                                       1997                       1996
                                                                                   -----------                ------------
                                                                                   (Unaudited)
ASSETS
Fixed maturity securities, available for sale,
   at fair value (amortized cost of
   $2,188,078 in 1997 and $2,190,303 in 1996) ..................................    $2,262,206                 $2,250,549
Short-term investments, at cost, which approximates market .....................        86,702                     73,839
Cash ...........................................................................         2,191                        860
Accrued investment income ......................................................        37,205                     37,655
Reinsurance receivable .........................................................         7,077                      7,015
Deferred policy acquisition costs ..............................................        91,399                     91,945
Property, plant and equipment net of
   accumulated depreciation of $16,600 in 1997 and $15,333 in 1996 .............         3,913                      4,696
Prepaid reinsurance premiums ...................................................       165,706                    167,683
Prepaid expenses and other assets ..............................................        33,176                     19,899
                                                                                    ----------                 ----------
            Total assets .......................................................    $2,689,575                 $2,654,141
                                                                                    ==========                 ==========

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums ..............................................................    $  655,857                 $  681,816
Losses and loss adjustment expenses ............................................        70,116                     72,616
Ceded reinsurance payable ......................................................         2,533                     10,561
Accounts payable and accrued expenses ..........................................        38,305                     54,165
Due to parent ..................................................................           --                       1,791
Current federal income taxes payable ...........................................        24,808                     52,016
Deferred federal income taxes payable ..........................................        98,777                     91,805
Payable for securities purchased ...............................................        15,941                      4,937
                                                                                    ----------                 ----------
            Total liabilities ..................................................       906,337                    969,707
                                                                                    ----------                 ----------
Stockholder's Equity:

Common stock, par value $1,500 per share at June 30,
  1997 and at December 31, 1996: 10,000 shares authorized,
  issued and outstanding .......................................................        15,000                     15,000
Additional paid-in capital .....................................................       334,011                    334,011
Net unrealized gains on fixed maturity securities available
   for sale, net of tax ........................................................        48,183                     39,160
Foreign currency translation adjustment ........................................          (676)                      (429)
Retained earnings ..............................................................     1,386,720                  1,296,692
                                                                                    ----------                 ----------
            Total stockholder's equity .........................................     1,783,238                  1,684,434
                                                                                    ----------                 ----------
            Total liabilities and stockholder's equity .........................    $2,689,575                 $2,654,141
                                                                                    ==========                 ==========


                   See accompanying notes to interim financial statements

FINANCIAL GUARANTY INSURANCE
COMPANY                                                      STATEMENT OF INCOME
================================================================================
($ in Thousands)
                                                                Six Months
                                                              Ended June 30,
                                                          ---------------------
                                                            1997         1996
                                                          --------     --------
                                                               (Unaudited)
REVENUES:

  Gross premiums written .............................   $  46,339    $  45,481
  Ceded premiums .....................................     (11,668)      (6,643)
                                                         ---------    ---------
  Net premiums written ...............................      34,671       38,838
  Decrease in net unearned premiums ..................      23,982       23,353
                                                         ---------    ---------
  Net premiums earned ................................      58,653       62,191
  Net investment income ..............................      63,518       61,513
  Net realized gains .................................       9,127        8,348
                                                         ---------    ---------
      Total revenues .................................     131,298      132,052
                                                         ---------    ---------
Expenses:

  Losses and loss adjustment expenses ................       1,063       (2,702)
  Policy acquisition costs ...........................       7,525        9,637
  Other underwriting expenses ........................       7,949        7,561
                                                         ---------    ---------
      Total expenses .................................      16,537       14,496
                                                         ---------    ---------
      Income before provision for federal income taxes     114,761      117,556
  Provision for federal income taxes .................      24,733       25,071
                                                         ---------    ---------
       Net income ....................................   $  90,028    $  92,485
                                                         =========    =========



             See accompanying notes to interim financial statements


FINANCIAL GUARANTY INSURANCE
COMPANY                                                                             STATEMENT OF CASH FLOW
==========================================================================================================
($ in Thousands)
                                                                                 Six Months Ended June 30,
                                                                                 -------------------------
                                                                                    1997           1996
                                                                                 ----------     ----------
                                                                                        (Unaudited)
OPERATING ACTIVITIES:

Net income .....................................................................  $  90,028    $  92,485
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Provision for deferred income taxes .........................................       1,586        2,400
  Amortization of fixed maturity securities ...................................         671          398
  Policy acquisition costs deferred ...........................................      (6,979)      (8,565)
  Amortization of deferred policy acquisition costs ...........................       7,525       10,333
  Depreciation of fixed assets ................................................       1,267        1,233
  Change in reinsurance receivable ............................................         (62)         314
  Change in prepaid reinsurance premiums ......................................       1,977        6,033
  Foreign currency translation adjustment .....................................        (380)      (1,226)
  Change in accrued investment income, prepaid
     expenses and other assets ................................................       4,090      (12,116)
  Change in unearned premiums .................................................     (25,959)     (29,386)
  Change in losses and loss adjustment expense reserves .......................      (2,500)      (6,774)
  Change in other liabilities .................................................     (25,679)       4,678
  Change in current income taxes payable ......................................     (27,208)      15,781
  Net realized gains on investments ...........................................      (9,127)      (8,348)
                                                                                  ---------    ---------
Net cash provided by operating activities ......................................      9,250       67,240
                                                                                  ---------    ---------

INVESTING ACTIVITIES:

Sales or maturities of fixed maturity securities ...............................    425,102      406,676
Purchases of fixed maturity securities .........................................   (419,674)    (429,529)
Sales or maturities (purchases) of short-term investments, net .................    (12,863)     (42,800)
Purchases of property and equipment, net .......................................       (484)        (492)
                                                                                  ---------    ---------
Net cash used for investing activities .........................................     (7,919)     (66,145)

Increase in cash ................................................................     1,331        1,095
Cash at beginning of period ....................................................        860          199
                                                                                  ---------    ---------
Cash at end of period ..........................................................  $   2,191    $   1,294
                                                                                  =========    =========



                       See accompanying notes to interim financial statements

FINANCIAL GUARANTY INSURANCE
COMPANY                                            NOTES TO FINANCIAL STATEMENTS
================================================================================
June 30, 1997 and 1996
(Unaudited)

          (1) BASIS OF PRESENTATION

              The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the six months ended June 30, 1997 and 1996, (b) the financial position at June 30, 1997 and December 31, 1996, and (c) cash flows for the six months ended June 30, 1997 and 1996.

              These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1996 audited financial statements.

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          (2) STATUTORY ACCOUNTING PRACTICES

              The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

              (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

              (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

              (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

              (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

              (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

              (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

              (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as "Available for Sale" under GAAP.



FINANCIAL GUARANTY INSURANCE
COMPANY                                                                                           NOTES TO FINANCIAL STATEMENTS
===============================================================================================================================

The following is a reconciliation of the net income and stockholder's equity of
Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:
                                                                                         Six Months Ended June 30,
                                                                              --------------------------------------------------
                                                                                       1997                      1996
                                                                              ----------------------    ------------------------
                                                                                Net     Stockholder's     Net      Stockholder's
                                                                              Income       Equity       Income        Equity
                                                                              ------    -------------   ------     -------------
GAAP basis amount ....................................................       $90,028     $1,783,238      $92,485     $1,570,310

Premium revenue recognition ..........................................        (2,158)      (178,443)      (4,061)      (170,988)

Deferral of acquisition costs ........................................           545        (91,399)       1,768        (93,100)

Contingency reserve ..................................................          --         (489,210)        --         (415,603)

Non-admitted assets ..................................................          --           (3,369)        --           (4,837)

Case-basis losses incurred ...........................................          (355)        (3,604)      (3,394)        (3,446)

Portfolio loss reserves ..............................................          --           24,000         --           24,000

Deferral of income tax ...............................................         1,586         72,173        2,400         66,796

Unrealized gains on fixed maturity
   securities held at fair value, net of taxes........................          --          (48,183)        --            5,472

Profit commission ....................................................          (266)        (6,452)       1,273         (4,471)

Contingency reserve tax deduction ....................................          --           95,185         --           85,176

Allocation of tax benefits due to Parent's
   net operating loss to the Company .................................           156         10,759           (4)        10,287
                                                                             -------     ----------      -------     ----------
Statutory basis amount ...............................................       $89,536     $1,164,695      $90,467     $1,069,596
                                                                             =======     ==========      =======     ==========

FINANCIAL GUARANTY INSURANCE
COMPANY                                            NOTES TO FINANCIAL STATEMENTS
================================================================================

June 30, 1997 and 1996
(Unaudited)

        (3) DIVIDENDS

            Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

            o Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 1996.

            o Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

            The amount of the Company's surplus available for dividends during 1997 is approximately $116.5 million.

        (4) INCOME TAXES

            The Company's effective Federal corporate tax rate (21.6 percent and 21.3 percent for the three months ended June 30, 1997 and 1996, respectively) is less than the statutory corporate tax rate (35 percent in 1997 and 1996) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

        (5) REINSURANCE

            In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $13.6 million and $12.7 million, respectively, for the six months ended June 30, 1997 and 1996.

                                    EXHIBIT A

                         APPROVED FINANCIAL INFORMATION
                               AS OF JUNE 30, 1997

As of June 30, 1997, December 31, 1996 and 1995 the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $215.3 billion, $205.0 billion and $180.0 billion par value of securities, respectively (of which approximately 85 percent, 82 percent and 88 percent constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.09 billion, $2.05 billion and $1.95 billion, respectively. As of June 30, 1997, the Certificate Insurer had reinsured approximately 30 percent of the risks it had written, 26 percent through quota share reinsurance, 27 percent through excess of loss reinsurance, and 48 percent through facultative arrangements.

CAPITALIZATION

The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1995, December 31, 1996, and June 30, 1997, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Certificate Insurer has occurred since June 30, 1997.

                                                    December 31,
                                                  ----------------    June 30,
                                                   1995      1996      1997
                                                  ------    ------    ------
                                                         (in Millions)

Unearned Premiums .............................   $  728    $  682    $  656
Other Liabilities .............................      304       288       250
Stockholder's Equity
   Common Stock ...............................       15        15        15
   Additional Paid-in Capital .................      334       334       334
   Unrealized gains ...........................       64        39        48
   Foreign currency translation adjustment ....       (2)       (1)       (1)
   Retained Earnings ..........................    1,137     1,297     1,387
                                                  ------    ------    ------
Total Stockholder's Equity ....................    1,548     1,684     1,783
                                                  ------    ------    ------
Total Liabilities and
  Stockholder's Equity ........................   $2,580    $2,654    $2,689
                                                  ======    ======    ======

For further financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer included as Appendix A and the unaudited interim financial statements of the Certificate Insurer included as Appendix B.

Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" and in Appendix A and Appendix B.

                                   PROSPECTUS

                   AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES
                              (Issuable in Series)

                               SUPERIOR BANK FSB,
                                    Depositor

     The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool (a "Mortgage Pool") of various types of conventional single family and/or multifamily first and second mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans") originated or purchased by the Depositor. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of distributions of principal or interest (or both) on the Mortgage Loans included in the related Trust Fund;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; and/or (vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund. See "Description of the Certificates".

     The Certificates of each series will not represent an obligation of or interest in the Depositor, the Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Loans in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and under the caption "Certain Yield and Prepayment Considerations" in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     Prospective investors should review the information contained herein and in the related Prospectus Supplement, in particular the information appearing under the caption "Risk Factors" herein and in the related Prospectus Supplement before purchasing any Offered Certificate.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

                                   ----------

                                  MARCH 6, 1997

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series, the method used to calculate principal distributions to each class of Certificates on each distribution date and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Loans, any Credit Support and any other assets included therein (with respect to the Certificates of any series, the "Trust Assets"); (iv) the additional circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and the designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to the Servicer, Sub-Servicer (or provision for the appointment thereof), if any, the provider of Credit Support, if any, and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. In addition, the Depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such Registration Statement, exhibits, reports and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Pooling and Servicing Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Pooling and Servicing Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Exchange Act and the rules and regulations of the Commission thereunder.

                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund, including the amount of distribution of principal and interest and certain amounts relating to the Mortgage Loans included in the Trust Fund, are required under the Pooling and Servicing Agreement to be forwarded to Certificateholders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "Description of the Certificates--Reports to Certificateholders" herein.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Registrant with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. The Registrant will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645. The Registrant has determined that its financial statements will not be material to the offering of any Offered Certificates.

                     TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUPPLEMENT .....................................................   ii

AVAILABLE INFORMATION .....................................................   ii

REPORTS TO CERTIFICATEHOLDERS .............................................  iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .........................  iii

SUMMARY OF PROSPECTUS .....................................................    1

RISK FACTORS ..............................................................    9
   Limited Liquidity ......................................................    9
   Limited Assets and Obligations .........................................    9
   Average Life of Certificates; Prepayments; Yields ......................   10
   Limited Nature of Ratings ..............................................   10
   Risks Associated With the Mortgage Loans and Mortgaged
       Properties .........................................................   11
     Investment in the Mortgage Loans .....................................   11
     Second Liens .........................................................   12
     Bankruptcy Proceedings ...............................................   13
     Delinquent Loans .....................................................   13
     Regulatory Matters ...................................................   13
     Balloon Payments .....................................................   14
   Credit Support Limitations .............................................   14
   Enforceability .........................................................   15
   The Status of the Mortgage Loans in the Event of
     Insolvency of the Depositor ..........................................   15
   Limitations on Interest Payments and Foreclosures ......................   15
   Environmental Risks ....................................................   15
   ERISA Considerations ...................................................   16
   Certain Federal Tax Considerations Regarding REMIC
     Residual Certificates ................................................   16
   Control ................................................................   16
   Book-Entry Registration ................................................   16

DESCRIPTION OF THE TRUST FUNDS ............................................   17
   Mortgage Loans .........................................................   17
     General ..............................................................   17
     Mortgage Loan Information in Prospectus Supplements ..................   18
     Payment Provisions of the Mortgage Loans .............................   18
     ARM Loans ............................................................   18
   Principal and Interest Account .........................................   19
   Certificate Account ....................................................   19
   Pre-Funding Account ....................................................   19
   Credit Support .........................................................   19

USE OF PROCEEDS ...........................................................   20

YIELD CONSIDERATIONS ......................................................   20

                                                                            Page
                                                                            ----
   General ................................................................   20
   Pass-Through Rate ......................................................   20
   Timing of Payment of Interest and Principal ............................   20
   Principal Prepayments ..................................................   21
   Defaults ...............................................................   21
   Prepayments--Maturity and Weighted Average Life ........................   22
   Other Factors Affecting Weighted Average Life ..........................   23
     Type of Mortgage Loan ................................................   23
   Foreclosures and Payment Plans .........................................   24
     Due-on-Sale Clauses ..................................................   24

THE DEPOSITOR .............................................................   24

THE SERVICER ..............................................................   25

DESCRIPTION OF THE CERTIFICATES ...........................................   25
   General ................................................................   25
   Distributions ..........................................................   25
   Distributions of Interest on the Certificates ..........................   26
   Distributions of Principal on the Certificates .........................   26
   Allocation of Losses and Shortfalls ....................................   27
   Example of Distributions ...............................................   27
   Monthly Advances in Respect of Delinquencies ...........................   28
   Compensating Interest ..................................................   28
   Reports to Certificateholders ..........................................   29
   Termination ............................................................   30
   Book-Entry Registration and Definitive Certificates ....................   30

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS .......................   33
   Assignment of Mortgage Loans; Repurchases ..............................   34
   Representations and Warranties; Repurchases ............................   35
   Payments on Mortgage Loans; Deposits to Principal
     and Interest Account .................................................   36
   Deposits to Certificate Account ........................................   37
   Collection and Other Servicing Procedures ..............................   38
   Servicing Advances .....................................................   39
   Sub-Servicers ..........................................................   39
   Realization Upon Defaulted Mortgage Loans ..............................   40
   Hazard Insurance Policies ..............................................   40
   Due-on-Sale Provisions .................................................   41
   Servicing and Other Compensation and Payment of Expenses ...............   41
   Evidence as to Compliance ..............................................   41
   Certain Matters Regarding the Servicer .................................   42
   Events of Default ......................................................   42
   Rights Upon Event of Default ...........................................   42
   Amendment ..............................................................   43
   Duties of the Trustee ..................................................   43
   The Trustee ............................................................   43

DESCRIPTION OF CREDIT SUPPORT .............................................   44

                                                                            Page
                                                                            ----
   General ................................................................   44
   Subordinate Certificates ...............................................   44
   Cross-Support Provisions ...............................................   44
   Insurance or Guarantees With Respect to the Mortgage Loans .............   45
   Letter of Credit .......................................................   45
   Insurance Policies and Surety Bonds ....................................   45
   Reserve Funds or Spread Account ........................................   45
   Overcollateralization ..................................................   46

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................   46
   General ................................................................   46
   Single Family and Multifamily Loans ....................................   46
   Contracts ..............................................................   47
   Foreclosure on Mortgages ...............................................   48
   Repossession With Respect to Contracts .................................   50
   Second Mortgages .......................................................   50
   Rights of Redemption ...................................................   51
     Single Family and Multifamily Properties .............................   51
     Manufactured Homes ...................................................   51
   Anti-Deficiency Legislation and Other Limitations on Lenders ...........   51
     Single Family and Multifamily Properties .............................   51
     Contracts ............................................................   52
   Enforceability of Certain Provisions ...................................   52
     Single Family and Multifamily Properties .............................   52
     Manufactured Homes ...................................................   53
   Subordinate Financing ..................................................   54
   Applicability of Usury Laws ............................................   54
   Consumer Protection Laws with respect to Contracts .....................   54
   Environmental Legislation ..............................................   55
   Formaldehyde Litigation With Respect to Contracts ......................   55
   Soldiers' and Sailors' Civil Relief Act ................................   55

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................   56
   General ................................................................   56
   REMICs .................................................................   57
     Classification of REMICs .............................................   57
     Characterization of Investments in REMIC Certificates ................   57
     Tiered REMIC Structures ..............................................   58
   Taxation of Owners of REMIC Regular Certificates .......................   58
     General ..............................................................   58
     Original Issue Discount ..............................................   58
     Market Discount ......................................................   60
     Premium ..............................................................   61
     Realized Losses ......................................................   62
   Taxation of Owners of REMIC Residual Certificates ......................   62
     General ..............................................................   62
     Taxable Income of the REMIC ..........................................   63
     Basis Rules, Net Losses and Distributions ............................   64
     Excess Inclusions ....................................................   65

                                                                            Page
                                                                            ----
     Noneconomic REMIC Residual Certificates ..............................   66
     Mark-to-Market Rules .................................................   67
     Possible Pass-Through of Miscellaneous Itemized Deductions ...........   67
     Sales of REMIC Certificates ..........................................   67
     Prohibited Transactions and Other Possible REMIC Taxes ...............   68
     Tax and Restrictions on Transfers of REMIC
       Residual Certificates to Certain Organizations .....................   69
     Termination ..........................................................   70
     Reporting and Other Administrative Matters ...........................   70
     Backup Withholding With Respect to REMIC Certificates ................   71
     Foreign Investors in REMIC Certificates ..............................   71

STATE AND OTHER TAX CONSEQUENCES ..........................................   72

ERISA CONSIDERATIONS ......................................................   72
   General ................................................................   72
   Plan Asset Regulations .................................................   72
   Prohibited Transaction Exemptions ......................................   73

LEGAL INVESTMENT ..........................................................   74

METHOD OF DISTRIBUTION ....................................................   75

LEGAL MATTERS .............................................................   76

FINANCIAL INFORMATION .....................................................   76

RATING ....................................................................   76

INDEX OF PRINCIPAL DEFINITIONS ............................................   77

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.......AFC Mortgage Loan Asset Backed Certificates,
                             issuable in series (the "Certificates").

Depositor...................Superior Bank FSB, a federally chartered stock savings bank (the "Depositor"), will deposit into each Trust Fund Mortgage Loans originated or purchased by the Depositor. See "The Depositor".

Servicer....................The servicer (the "Servicer" or the "Lee Servicing
                             Division") for each series of Certificates will be the Lee Servicing Company division of the Depositor. See "The Servicer" and "Description of the Pooling and Servicing Agreements--Collection and Other Servicing Procedures".

Trustee.....................The trustee (the "Trustee") for each series of
                             Certificates will be named in the related
                             Prospectus Supplement. See "Description of the Pooling and Servicing Agreements--The Trustee".

The Trust Funds.............Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

  (a) Mortgage Loans........The Mortgage Loans with respect to each series of
                             Certificates will consist of a pool (a "Mortgage Pool") of conventional mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements that are secured by first or second liens on properties located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, the properties securing the Mortgage Loans will consist of (i) one- to four-family residential properties ("Single Family Properties"), (ii) residential properties consisting of five or more dwelling units including mixed residential and commercial structures ("Multifamily Properties") and/or (iii) new or used manufactured homes ("Manufactured Homes"; collectively with Single Family Properties and Multifamily Properties, the "Mortgaged Properties"). All Mortgage Loans will have been originated by the Depositor or will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates from affiliated or unaffiliated sellers, except for Mortgage Loans purchased subsequently with funds in a Pre-Funding Account (as defined herein).

                            Each Mortgage Loan may provide for accrual of
                             interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans".

 (b) Principal and
     Interest Account
     and Certificate
     Account................Each Trust Fund will include one or more accounts
                             (collectively, the "Principal and Interest
                             Account") established and maintained on behalf of the Certificateholders into which the Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Loans other than (i) the Depositor's Yield (as defined herein), if any, and
                             (ii) payments received on or after the Cut-off Date (as defined herein) in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date. Each Trust Fund will also include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the Trustee will, to the extent described herein and in the related Prospectus Supplement, deposit all amounts remitted by the Servicer from the Principal and Interest Account and other payments and collections received from other assets in the Trust Fund or advanced by the Servicer. Unless otherwise specified in the related Prospectus Supplement funds held in the Principal and Interest Account and the Certificate Account may be invested in certain short-term, high quality investments. See "Description of the Trust Funds--Principal and Interest Account; and "--Certificate Account", and "Description of the Pooling and Servicing Agreements--Payments on Mortgage Loans; Deposits to the Principal and Interest Account and "--Deposits to Certificate Account".

 (c) Pre-Funding Account....If so provided in the related Prospectus
                             Supplement, the related Trust Fund will include one or more accounts (collectively, the "Pre-Funding Account") established and maintained on behalf of the Certificateholders into which the Trustee will, to the extent described herein and in the related Prospectus Supplement, deposit amounts received from the Depositor to be applied to acquire additional Mortgage Loans subject to certain conditions specified in the related Prospectus Supplement. See "Description of the Trust Funds-- Pre-Funding Account", and "Description of Pooling and Servicing Agreements - Subsequent Mortgage Loans".

 (d) Credit Support.........If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cross-collateralization, overcollateralization or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Description of
 Certificates...............Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee. Pooling and Servicing Agreements are sometimes referred to herein as Agreements. Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in a Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below) will be entitled to distributions of interest accrued thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                            Each series of Certificates will consist of one or
                             more classes of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                             Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates.

                            As to each series of Certificates, unless otherwise
                             specified in the related Prospectus Supplement, one or more elections will be made to treat the Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code").

                            The Certificates will not represent an obligation of
                             or interest in the Depositor, the Servicer or any of their respective affiliates except as set forth herein, nor will the Certificates or any Mortgage Loans be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets and Obligations" and "Description of the Certificates".

Distributions of Interest
 of Certificates............Interest on each class of Offered Certificates
                             (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Remittance Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Remittance Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors-- Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates-- Distributions of Interest on the Certificates".

Distributions of Principal
 on Certificates............The Certificates of each series (other than certain classes of Stripped Interest Certificates) initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Loans included in the related Trust Fund as of, unless the related Prospectus Supplement provides otherwise, the first day of the month of formation of the related Trust Fund (the "Cut-off Date"). The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Remittance Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal on any class of Certificates entitled thereto will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance or a notional balance will not receive distributions in respect of principal. Distributions of principal on any series of Certificates or with respect to one or more classes included therein may be reduced to the extent of delinquencies and other contingencies described herein and in the related Prospectus Supplement and not otherwise covered by Credit Support, if any. See "Description of the Certificates--Distributions of Principal of the Certificates".

Monthly Advances............The Servicer, directly or through Sub-Servicers (as defined herein), will service and administer the Mortgage Loans included in each Trust Fund and, unless otherwise provided in the related Prospectus Supplement, will be obligated as part of its servicing responsibilities to make certain advances (each, a "Monthly Advance") with respect to delinquent scheduled payments of interest on the Mortgage Loans in such Trust Fund. Monthly Advances made by the Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates--Monthly Advances in Respect of Delinquencies".

Compensating Interest.......Unless otherwise specified in the Prospectus
                             Supplement for a series of Certificates, the Servicer will be required to remit to the Trustee on the date specified in the related Prospectus Supplement as the "Determination Date", with respect to each Mortgage Loan in the related Trust Fund as to which a principal prepayment in full (a "Principal Prepayment") or a principal payment which is in excess of four times the scheduled monthly payment and is not intended to cure a delinquency (a "Curtailment") was received during the calendar month preceding the month in which such Determination Date occurs (a "Due Period"), an amount, from and to the extent of amounts otherwise payable to the Servicer as servicing compensation, equal to the excess, if any, of (a) 30 days' interest on the principal balance of the related Mortgage Loan at the Mortgage Rate net of the per annum rate at which the Servicer's servicing fee accrues, over (b) the amount of interest actually received on such Mortgage Loan during such Due Period, net of the Servicer's servicing fee. See "Description of the Certificates--Compensating Interest".

Termination.................Unless otherwise provided in the related Prospectus
                             Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the Mortgage Loans in the related Trust Fund by the Servicer, under the circumstances and in the manner set forth herein. See "Description of the Certificates--Termination".

                            If so specified in the related Prospectus
                             Supplement, a series of Certificates may also be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the provider of Credit Support or the holders of Certificates of a specified class under the circumstances and in the manner set forth therein.

Depositor's Yield...........For each Mortgage Loan, the "Depositor's Yield"
                             represents the right to receive all prepayment penalties and premiums collected on the Mortgage Loan and certain other amounts if specified in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the Depositor's Yield will be retained by the Depositor and will not be a part of any Trust Fund.

Registration of
 Certificates...............If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of CEDE & Co., as the nominee of The Depository Trust Company ("DTC") in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. No person acquiring an interest in

                             Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Tax Status of the
 Certificats................The Certificates of each series will constitute
                             "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in one or more REMICs under Sections 860A through 860G of the Code, unless otherwise specified in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

                            REMIC Regular Certificates generally will be treated
                             as debt obligations of the applicable REMIC for federal income tax purposes. In general, to the extent the assets and income of the REMIC are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates (i) owned by a thrift institution will be treated as "obligations secured principally by an interest in real property" for purposes of
                             Section 7701(a)(19)(C) of the Code and (ii) owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "obligations. . . which. . . are principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. Holders of REMIC Regular Certificates must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of any class of REMIC Regular Certificates issued with original issue discount generally will be required to include the original issue discount in income as it accrues, which will be determined using an initial prepayment assumption and taking into account, from time to time, actual prepayments occurring at a rate different than the prepayment assumption.

                            REMIC Residual Certificates generally will be
                             treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A), 856(c)(3)(B) and 7701(a)(19)(C) of
                             the Code. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates,
                             (ii) may be treated as unrelated business taxable income, for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be prohibited, or may be disregarded under some circumstances for all federal income tax purposes. See "Certain Federal Income Tax Consequences--REMICs --Taxation of Owners of REMIC Residual Certificates", "--Excess Inclusions" and "--Noneconomic REMIC Residual Certificates".

                            Investors are advised to consult their tax advisors
                             and to review "Certain Federal Income Tax
                             Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations........A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment............Unless otherwise provided in the related Prospectus
                             Supplement, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating......................At the date of issuance, as to each series, each class of Offered Certificates will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In connection with the purchase of Offered Certificates, investors should pay particular attention to the following factors and certain other factors as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. The Offered Certificates will not be listed on any securities exchange. The market value of Certificates will fluctuate with changes in prevailing rates of interest and prepayments. Consequently, a sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Pooling and Servicing Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders"; "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling and Servicing Agreements--Evidence as to Compliance" for information concerning the Certificates. Issuance of the Offered Certificates in book-entry form may also reduce the liquidity of such Certificates since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Risk Factors--Book-Entry Registration". Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the Prospectus Supplement for such series.

LIMITED ASSETS AND OBLIGATIONS

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Fund for any other series. If the related Trust Fund is insufficient to make payments on the related Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Principal and Interest Account, Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Remittance Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

     The Certificates will not represent an obligation of or interest in the Depositor, the Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Loans will be obligations (if any) of the Depositor and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies with respect to interest on the Mortgage Loans, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Depositor or Servicer in connection with an agreement to purchase or act as a remarketing agent with respect to a Convertible Mortgage Loan (as defined herein) upon conversion to a fixed rate. Except as so described in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage

Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer or any of their respective affiliates. Proceeds of the assets included in the related Trust Fund for a series of Certificates (including the Mortgage Loans and any Credit Support) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or the Servicer or any of their respective affiliates in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments (including liquidations due to defaults and repurchases due to conversion of Convertible Mortgage Loans to fixed interest rate loans, breaches of representations and warranties or exercise of a repurchase option upon default) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below (or rise significantly above) the applicable mortgage rates, principal prepayments are likely to be higher (or lower) than if prevailing rates remain at the rates borne by the Mortgage Loans underlying or comprising the Mortgage Loans in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier (or later) than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Loans. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates ("Accrual Certificates"), including classes of Offered Certificates, with respect to which certain accrued certificate interest will not be distributed but rather will be added to the principal balance thereof and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate. In the event the rating is revised or withdrawn, the liquidity of the Certificates may be adversely affected.

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling and Servicing Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

     INVESTMENT IN THE MORTGAGE LOANS. An investment in securities such as the Offered Certificates will represent interests in mortgage loans and/or manufactured housing conditional sales contracts and installment loan agreements and may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties will remain at the levels existing on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to the principal balance of that portion of interest that has accrued but is not payable in any month because the amount of interest accrued in such month exceeded the scheduled payment on the Mortgage Loan (such portion of interest, "Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, holders of Certificates of the series evidencing interest in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor") as to which the Mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable the Mortgagor to continue to make required loan payments as such payments increase and thus the likelihood of default will increase. To the extent that such losses are not covered by Credit Support, holders of the Certificates will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the Mortgage Loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

     Certain of the Mortgage Loans included in a Trust Fund, particularly those secured by Multifamily Properties, may not be fully amortizing over their terms to maturity and, thus, will require substantial payments of principal (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

     Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

     Additional special risks associated with particular types of Mortgage Loans may be specified in the related Prospectus Supplement.

     SECOND LIENS. Certain of the Mortgage Loans may be secured by second liens and the related first liens ("First Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by second liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related First Lien to satisfy fully both the First Lien and the Mortgage Loan. In the event that a holder of the First Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the First Lien. The claims of the holder of the First Lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the second lien receives any payments in respect of the Mortgage Loan. If the Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related First Lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the First Lien or purchase the Mortgaged Property subject to the First Lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the second lien, and, accordingly, holders of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage.

     Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted

Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted second mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted second mortgage loan having a small remaining principal balance as it would in the case of a defaulted second mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the defaulted second mortgage loan having a small remaining principal balance than would be the case with the defaulted second mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans. Similarly, the smaller the balance of the Mortgage Loan is in relation to the First Lien, the greater may be the potential is for losses on the Mortgage Loan.

     BANKRUPTCY PROCEEDINGS. If so provided in the Prospectus Supplement for a series of Certificates, certain of the Mortgagors may be subject to a repayment plan (a "Bankruptcy Plan"), filed in proceedings under Chapter 7 or 13 of Title 11, United States Bankruptcy Code (the "Bankruptcy Code"). The Bankruptcy Plan may permit the debtor to cure defaults with respect to the monthly payments due in respect of its Mortgage Loan (such Mortgage Loan, a "Bankruptcy Loan") by scheduling payments to pay arrearages in monthly installments, within a reasonable time period (each such payment, a "Plan Payment"), and reinstating the original loan payment schedule. The debtor may be required to make Plan Payments to the bankruptcy trustee (unless otherwise ordered by the court), which payments the bankruptcy trustee then distributes to creditors, and to continue to make payments due under its Mortgage Note after the effectiveness of the Bankruptcy Plan to the mortgagee named therein in accordance with the provisions of the Bankruptcy Plan. To the extent that losses are not covered by Credit Support, holders of the Certificates representing an interest in a Trust Fund including Bankruptcy Loans will bear all risk of loss resulting from default by the Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Bankruptcy Loans.

     DELINQUENT LOANS. Certain of the Mortgage Loans in a Trust Fund may be up to three months past due as of the related Cut-off Date. The primary risk for holders of Certificates evidencing an interest in such Trust Fund is the increased possibility of (i) the foreclosure of such Mortgage Loan, (ii) the Trustee taking possession of the Mortgaged Property by deed-in-lieu of foreclosure, or (iii) the related Mortgagor becoming subject to bankruptcy proceedings with attendant delays in payment and the further possibility that such Mortgage Loan may become a Bankruptcy Loan.

     REGULATORY MATTERS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Mortgage Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers and unfair and deceptive practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. See "Certain Legal Aspects of The Mortgage Loans".

     The Mortgage Loans are also subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair

Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. The Contracts are also subject to general equitable principles and other rules in consumer credit transactions, such as the "Holder-in-Due Course" Rule of the Federal Trade Commission. See "Certain Legal Aspects of the Mortgage Loans--Consumer Protection Laws with respect to Contracts." Moreover, the Contracts may be subject to potential personal injury litigation based on claims of exposure to the chemical formaldehyde. See "Certain Legal Aspects of the Mortgage Loans--Formaldehyde Litigation with respect to Contracts".

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

     BALLOON PAYMENTS. Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor and applicable tax laws. Because Mortgagors of Mortgage Loans with balloon payments are required to make substantial principal payments upon maturity, the default risk associated with Mortgage Loans with balloon payments is greater than that associated with fully amortizing loans.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support for such series, which may include letters of credit, insurance policies, guarantees, reserve funds, cross-collateralization, overcollateralization or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks. For example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Loans may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one pool of Mortgage Loans in a Trust (each, a "Covered Pool") or more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Pool or a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Pools or Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on assumptions regarding levels of defaults, delinquencies and losses and on other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

     Mortgages will contain a due-on-sale clause which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

THE STATUS OF THE MORTGAGE LOANS IN THE EVENT OF INSOLVENCY OF THE DEPOSITOR

     The Depositor believes that the transfer of the Mortgage Loans by it to a Trust Fund and the sale of Certificates to an independent third party for fair value and without recourse will constitute absolute and unconditional sales. However, in the event of an insolvency and receivership of the Depositor at a time when it or any affiliate holds Certificates, the Federal Deposit Insurance Corporation (the "FDIC") as its receiver, for purposes of such a receivership, could attempt to recharacterize the sale of the Mortgage Loans by the Depositor as a borrowing by the Depositor or such affiliate from the holders of the Certificates, secured by a pledge of the Mortgage Loans. Such an attempt, even if unsuccessful, could result in delays in payments on the Certificates. If such an attempt were successful, the FDIC could elect to liquidate the Mortgage Loans and accelerate payment of the Certificates with the holders thereof entitled to the then outstanding principal amount thereof, if any, together with interest at the applicable Pass-Through Rate to the date of payment. Thus, the holders of Certificates could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment and, in the case of certain Stripped Interest Certificates, may fail to recoup the value of their investment.

LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES

     Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), may adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, or which would not be covered by any applicable Credit Support, would result in a reduction of the amounts distributable to the holders of the Offered Certificates of any series. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Mortgage Loan which goes into default, there may be delays in payment on the Certificates or losses in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation".

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and other retirement arrangements and transactions involving the assets of such plans and arrangements. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of the acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct Servicing Fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics and may in some circumstances be negative.

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series, and/or the consent of the holders of all outstanding Certificates of a specific class affected thereby, and/or the consent of the provider of Credit Support, if any, or a similar means of allocating decision-making under the Pooling and Servicing Agreement ("Voting Rights"), will be required to direct, and will be sufficient to bind all Certificateholders to, or the Certificateholders of the specific class affected thereby to, certain actions, including amending the related Pooling and Servicing Agreement in certain circumstances. See "Description of the Pooling and Servicing Agreements--Events of Default", "--Rights Upon Event of Default" and "--Amendment".

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of Certificates will be initially represented by one or more certificates registered in the name of CEDE & Co., the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Pooling and Servicing Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

                         DESCRIPTION OF THE TRUST FUNDS

MORTGAGE LOANS

     GENERAL. Unless otherwise specified in the related Prospectus Supplement, the primary assets of each Trust Fund will consist of a pool of conventional mortgage loans (the "Mortgages") and/or manufactured housing conditional sale contracts and installment loan agreements (the "Contracts") evidenced by promissory notes (the "Mortgage Notes"), secured by first or second mortgages or deeds of trust or other similar instruments creating first or second liens on Single Family Properties, Multifamily Properties, and/or Manufactured Homes, each as described below (the "Mortgaged Properties") located in any one of the fifty states or the District of Columbia.

     The Mortgage Loans (other than the Contracts) will be secured by Mortgaged Properties that consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units ("Single Family Properties" and the related loans, "Single Family Loans"). The Mortgaged Properties for such loans may also consist of residential properties consisting of five or more dwelling units in multi-story structures ("Multifamily Properties" and the related loans, "Multifamily Loans"; Multifamily Loans, Single Family Loans and the Contracts described below, collectively the "Mortgage Loans"). If specified in the related Prospectus Supplement, the Multifamily Properties may include mixed residential and commercial structures. The Mortgaged Properties may include vacation, second and non-owner-occupied homes. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the Mortgage Note by at least five years.

     The "Contracts" will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those originated by or purchased by the Depositor, either directly or through its affiliates, from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Depositor ("Unaffiliated Sellers") or from its affiliates ("Affiliated Sellers"; Unaffiliated Sellers and Affiliated Sellers are collectively referred to herein as "Sellers"). Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement, with respect to the underwriting standards and criteria applied by the Depositor in originating or purchasing the Mortgage Loans included in the related Trust Fund.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Certificates of a series. The Servicer will, directly or through Sub-Servicers, service the Mortgage Loans pursuant to a Pooling and Servicing

Agreement and will receive a fee for such services. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses".

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Pooling and Servicing Agreements--Assignment of the Mortgage Loans; Repurchases". The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreements including, unless otherwise specified in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in certain payments of interest and/or principal on or with respect to the Mortgage Loans in amounts described herein under "Description of the Certificates--Monthly Advances in Respect of Delinquencies". Any obligation of the Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance as of the applicable Cut-off Date and the largest, smallest and average original principal balance of the Mortgage Loans, (ii) the type of property securing the Mortgage Loans, (iii) the remaining terms to maturity and the weighted average remaining term to maturity of the Mortgage Loans, (iv) the earliest and latest origination date,
(v) the range of loan-to-value ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain other information available to the Depositor and referred to in a general manner under "Description of the Trust Funds-- Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed, together with the related Pooling and Servicing Agreement, as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 30 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for accrual of interest on an actual basis or a daily simple interest basis. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

     ARM LOANS. If provided for in the related Prospectus Supplement, a Mortgage Pool may contain ARM Loans which allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans (each such Mortgage Loan, a "Convertible Mortgage Loan"), generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related Prospectus Supplement, upon any conversion, the Depositor will repurchase or the Servicer or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Depositor or the Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specified conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to so arrange for the sale of the converted Mortgage Loan or the unwillingness of the remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool thereafter may include both fixed rate and ARM Mortgage Loans.

PRINCIPAL AND INTEREST ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, each Trust Fund will include one or more accounts (collectively, the "Principal and Interest Account") established and maintained on behalf of the Certificateholders into which the Servicer will, to the extent described herein and in such Prospectus Supplement, deposit all payments received on or after the Cut-off Date with respect to the Mortgage Loans, other than the Depositor's Yield and amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date. The "Depositor's Yield" represents the right to receive all prepayment penalties and premiums collected on a Mortgage Loan and certain other amounts, if specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Depositor's Yield is retained by the Depositor and will not be a part of any Trust Fund. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, a Principal and Interest Account may be maintained as an interest bearing or non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. See "Description of the Pooling and Servicing Agreements--Payments on the Mortgage Loans; Deposits to Principal and Interest Account".

CERTIFICATE ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the Trustee designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all amounts remitted by the Servicer from the Principal and Interest Account and payments received or advanced with respect to the other assets in the Trust Fund. Unless otherwise provided in the Prospectus Supplement for a series of Certificates, a Certificate Account shall be maintained as a non-interest bearing account and funds held therein may be invested in certain short-term, high quality investments. See "Description of the Pooling and Servicing Agreements--Deposits to Certificate Account".

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the related Trust Fund will include one or more accounts (collectively, the "Pre-Funding Account") established and maintained on behalf of the Certificateholders into which the Trustee will, to the extent described herein and in the related Prospectus Supplement, deposit amounts received from the Depositor to be applied to acquire additional Mortgage Loans subject to certain conditions specified in the related Prospectus Supplement. See "Description of Pooling and Servicing Agreements--Subsequent Mortgage Loans".

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more classes of Certificates in the related series by Credit Support in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee, reserve fund, cross-collateralization, overcollateralization or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors-- Credit Support Limitations" and "Description of Credit Support".

                                 USE OF PROCEEDS

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to finance the purchase of, or to repay short-term loans incurred to originate or finance the purchase of, the Mortgage Loans or will be used by the Depositor for general corporate purposes.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate, the weighted average life of the Mortgage Loans in the related Trust Fund, liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans in the event of optional termination of the Trust Fund or breaches of representations made in respect of such Mortgage Loans by the Depositor, the Servicer and others, and, in the case of Certificates evidencing interests in ARM Loans, by changes in the Net Mortgage Rates (as defined below) or conversions of ARM Loans to a fixed interest rate. See "Risk Factors--Average Life of Certificates; Prepayments; Yields", and "Description of the Pooling and Servicing Agreements--Assignment of Mortgage Loans; Repurchases--Representations and Warranties; Repurchases".

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate. Holders of Stripped Interest Certificates or a class of Certificates having a Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates than the average Net Mortgage Rate.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

     The effective yield to Certificateholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate because, while interest on the Mortgage Loans may accrue from the first day of each month, the distributions of such interest will not be made until the Remittance Date which may be as late as the 25th day of the month following the month in which interest accrues on the Mortgage Loans. Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Remittance Date will include interest accrued during the Interest Accrual Period described in the related Prospectus Supplement for such Remittance Date. If the Interest Accrual Period ends on a date other than a Remittance Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Remittance Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Loans may be made on the first day of the Interest Accrual Period for a Remittance Date and not on such Remittance Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period.

     For each Mortgage Pool, if all necessary advances are made and if there is no unrecoverable loss on any Mortgage Loan, the net effect of each distribution respecting interest will be to pass-through to each class of Certificates of a series then entitled to payments of interest an amount which is equal to one month's interest at the applicable Pass-Through Rate on such class's Certificate Balance or notional balance.

PRINCIPAL PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Loans (including Principal Prepayments, Curtailments (as defined herein), defaults and liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and, in the case of Multifamily Loans, the quality of management of the Mortgaged Properties, and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below (or rise significantly above) the Mortgage Rates on the Mortgage Loans included in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher (or lower) principal prepayments than if prevailing rates remain at the rates borne by such Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Loans included in the related Trust Fund and is likely to be affected by the existence of prepayment premium provisions of the Mortgage Loans in a Mortgage Pool, and by the extent to which the Servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of Principal Prepayments than otherwise identical Mortgage Loans without such provisions, or with lower prepayment premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of Certificates of a series may be mitigated or exacerbated by the priority of distributions of principal to such classes as provided in the related Prospectus Supplement.

     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed in respect of a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

DEFAULTS

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans and thus the yield on the Certificates. In general, defaults on Single Family Loans are expected to occur with greater frequency in their early years. However, there is a risk that Mortgage Loans, including Multifamily Loans, that require balloon payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. The rate of default on Single Family Loans which are refinance or limited documentation mortgage loans, Mortgage Loans with high loan-to-value ratios, and ARM Loans may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Loans included in a Trust Fund and the rate at which payments are made from any Credit Support for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising a Mortgage Pool in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Remittance Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by, among other factors, the rate at which principal on the Mortgage Loans comprising a Mortgage Pool is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising a Mortgage Pool. If any Mortgage Loans comprising a Mortgage Pool in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating the final scheduled Remittance Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Remittance Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Pool will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising such Mortgage Pool. See "Description of the Trust Funds".

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans comprising a Mortgage Pool. Moreover, CPR and SPA were developed based upon historical prepayment experience for Single Family Loans. Thus, it is likely that prepayment of any Mortgage Loans comprising the Mortgage Loans for any series will not conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Remittance Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Loans are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Loans for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE LOAN. A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In addition, a number of Mortgage Loans may be second mortgage loans. The rate of default on second mortgage loans may be greater than that of mortgage loans secured by first liens in comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth herein and in the related Pooling and Servicing Agreement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments generally will, unless otherwise specified in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related fixed percentage set forth in the related Mortgage Note (the "Note Margin") (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Certificates.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance of any related class or classes of Certificates of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased.

     FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Loans that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising a Mortgage Pool and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

     DUE-ON-SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. All of the Mortgage Loans comprising a Mortgage Pool will include "due-on-sale" clauses that permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. Unless otherwise provided in the related Prospectus Supplement, the Servicer, on behalf of the Trust Fund, will employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Mortgage Loan. An ARM Loan may be assumable under certain conditions if the proposed transferee of the related Mortgaged Property establishes its ability to repay the Mortgage Loan and, in the reasonable judgment of the Servicer or the related Sub-Servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Certificates. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "Description of the Pooling and Servicing Agreements--Due-on-Sale Provisions".

                                  THE DEPOSITOR

     Superior Bank FSB (the "Depositor") is a federally chartered stock savings bank acquired by Coast to Coast Financial Corporation, a Nevada corporation, on December 30, 1988. The deposits of the Depositor are insured by the Savings Association Insurance Fund of the FDIC. The Depositor is a member of the Federal Home Loan Bank of Chicago and is subject to regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") and the FDIC. The Depositor maintains its principal office at One Lincoln Centre, Oakbrook Terrace, Illinois 60181 and administrative offices for the consumer finance operations of the Depositor at 135 Chestnut Ridge Road, Montvale, New Jersey 07645. The telephone number of the principal office of the Depositor is (708) 916-4000 and the telephone number of its administrative offices is (201) 930-1500.

     On November 30, 1992, the Depositor acquired by merger the mortgage origination and servicing operating assets utilized by Alliance Funding Company, Inc., a Delaware corporation ("Alliance"), and its subsidiaries in mortgage origination and servicing activities. Effective December 1, 1992 (the "Effective Date") mortgage origination and servicing activities historically conducted by Alliance and its mortgage banking and servicing subsidiaries began to be conducted by two new divisions of the Depositor. These new divisions are the Alliance Funding Company division (primarily engaged in mortgage origination) (the "Alliance Funding Division"), and the Lee Servicing Company division (primarily engaged in mortgage servicing) (the "Servicer" or the "Lee Servicing Division"). As of the Effective Date, the senior officers of Alliance became senior officers of the Alliance Funding Division with direct responsibility for the operations of the new Alliance Funding Division and Lee Servicing Division.

     The Depositor originates mortgage loans (including the Mortgage Loans) on residential and multifamily dwellings nationwide; purchases mortgage loans from lenders, mortgage bankers, and brokers on a wholesale basis; assembles and sells pools of mortgages to commercial banks and other financial institutions; and services the mortgage portfolios it has placed with investors. Since the Effective Date, the Depositor has conducted, from the location previously utilized by Alliance, the mortgage origination activities conducted by Alliance in a manner substantially identical to the conduct of business prior to the Effective Date. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement, with respect to the underwriting criteria of the Depositor.

                                  THE SERVICER

     Since the Effective Date, the Lee Servicing Division has conducted, primarily from its Montvale, New Jersey locations (one of which was previously utilized by Alliance), now operated as agency offices of the Depositor, the mortgage servicing activities previously conducted by Alliance's servicing subsidiary Lee Servicing Corp. ("Lee") in a manner substantially identical to the conduct of business prior to the Effective Date. As of the Effective Date, the Servicer succeeded, without interruption, to the same servicing operations and facilities, including operating systems, computers, files and personnel, maintained and utilized by Lee prior to the Effective Date.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to a Pooling and Servicing Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (vi) provide for payments of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Risk Factors--Limited Liquidity--Limited Assets and Obligations".

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Remittance Date as specified in the related Prospectus Supplement from the available funds for such series and such Remittance Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Remittance Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Remittance Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement and, if so provided in the related Prospectus

Supplement, holds Certificates in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Remittance Date, or under the circumstances specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) will be made on each Remittance Date based on the Accrued Certificate Interest (as defined below) for such class and such Remittance Date, subject to the sufficiency of the portion of the Amount Available (as defined herein) allocable to such class on such Remittance Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Remittance Date. With respect to each class of Certificates and each Remittance Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Remittance Date, at the applicable Pass-Through Rate. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Remittance Date, at the applicable Pass-Through Rate. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement and unless covered by payments of Compensating Interest as described in "--Compensating Interest", the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including applicable law, delinquencies, losses and deferred interest on or in respect of the Mortgage Loans in the related Trust Fund. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Loans and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Loans, may be increased in respect of Deferred Interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Remittance Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Loans as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Remittance Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Remittance Date in respect of which losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Loans comprising such Trust Fund.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on a series of Certificates, based upon the assumption that such Certificates will be issued in June 1996 and that the Remittance Date is the twenty-fifth day of each month:

June 1, 1996.................... Cut-off Date. The "Original Pool Principal
                                   Balance" will be the aggregate principal balances of the Mortgage Loans as of the Cut-off Date after application of all payments due and collected on such date.

June 2-July 1, 1996............. The Servicer or the Sub-Servicers remit for deposit in the Principal and Interest
                                   Account all amounts received on account
                                   of the Mortgage Loans.

June 28, 1996................... Record Date (the last day of the month immediately preceding the month of the
                                   related Remittance Date). Distributions on
                                   July 25, 1996 will be made to
                                   Certificateholders of record at the close of business on June 28, 1996.

July 22, 1996................... Determination Date (e.g., the day of the
                                   month which is at least two business days prior to the Remittance Date). The Servicer determines the amount of principal and interest that will be distributed to the Certificateholders on July 25, 1996, and transfers funds in the Principal and Interest Account to the Certificate Account together with any Monthly Advances and Compensating Interest.

Not later than 10:00 a.m., New
  York time, on July 24, 1996... If applicable, notice in the event that an
                                   Event of Default has occurred with respect to such Remittance Date is given by the Trustee. The Trustee will notify the Servicer and the provider of the Credit Support of the amount of Credit Support, if any, required to be distributed to the Certificateholders on July 25, 1996.

July 25, 1996...................  Remittance Date (e.g., the 25th day of the
                                   month or if such 25th day is not a business day, the first business day immediately following). The Trustee or its designee will distribute to Certificateholders the amounts required to be distributed pursuant to the related Pooling and Servicing Agreement.

MONTHLY ADVANCES IN RESPECT OF DELINQUENCIES

     Unless otherwise provided in the related Prospectus Supplement, the Servicer will be required as part of its servicing responsibilities to remit to the Trustee for deposit in the Certificate Account, not later than the close of business on each Determination Date, an amount (each, a "Monthly Advance") to be distributed on the related Remittance Date, equal to the aggregate of payments of interest (net of related Servicing Fees and Trustee's fees) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent as of the first day of the month in which such Remittance Date occurs and, with respect to each REO Property (as defined herein) which was acquired during or prior to the related Due Period and which was not disposed of during such Due Period, an amount equal to the excess, if any, of interest on the principal balance deemed to apply to such REO Property for the most recently ended calendar month at the related Mortgage Rate (net of related Servicing Fees and Trustee's fees) over the net income from such property for such month.

     Monthly Advances are intended to maintain a regular flow of scheduled interest payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, Monthly Advances will be reimbursable only out of late collections of interest on Mortgage Loans; provided, however, that unless otherwise provided in the related Prospectus Supplement, any such Monthly Advance will be reimbursable from any amounts available in the Certificate Account, after distributions to Certificateholders, to the extent that the Servicer shall determine in its good faith business judgment that such advance (a "Nonrecoverable Monthly Advance") is not ultimately recoverable from late collections of interest. If so specified in the related Prospectus Supplement, the obligations of the Servicer to make Monthly Advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

COMPENSATING INTEREST

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will remit to the Trustee for deposit in the Certificate Account, not later than the close of business on each Determination Date and with respect to each Mortgage Loan in the related Trust Fund for which a Principal Prepayment or Curtailment was received during the related Due Period, from and to the extent of amounts otherwise payable to it as servicing compensation, an amount equal to the difference between (a) 30 days' interest on the principal balance of such Mortgage Loan as of the beginning of the related Due Period at the Mortgage Rate, net of the per annum rate at which the Servicer's Servicing Fee accrues (the "Net Mortgage Rate"), and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period, net of the Servicer's Servicing Fees (such difference, "Compensating Interest").

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the related Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Trustee will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Pooling and Servicing Agreement, a statement prepared by the Servicer setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount available for distribution to holders of Certificates for such Remittance Date;

          (iv) the aggregate amount of Monthly Advances and Compensating Interest included in such distribution;

          (v) the aggregate principal balance of the Mortgage Loans at the close of business on such Remittance Date;

          (vi) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Remittance Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (vii) the aggregate amount of principal and interest received on the Mortgage Loans during the related Due Period;

          (viii) the amount deposited in the reserve fund, if any, or Spread Account (as defined herein), if any, on such Remittance Date;

          (ix) the amount remaining in the reserve fund, if any, or Spread Account, if any, as of the close of business on such Remittance Date;

          (x) the weighted average Mortgage Rate;

          (xi) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Remittance Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Remittance Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xiii) certain delinquency and foreclosure information;

          (xiv) the Servicing Fees and Trustee's fees and such other information as Certificateholders may reasonably request which is produced or available in the ordinary course of the Servicer's business; and

          (xv) as to any series which includes Credit Support, certain information regarding any payments thereunder or coverage provided and the remaining availability thereof.

     Additional information may be included in reports to holders of Certificates if required by the Pooling and Servicing Agreement with respect to a series of Certificates.

     Within a reasonable period of time after the end of each calendar year, the Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses
(i)-(iii) and (xiv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

TERMINATION

     Unless otherwise provided in the related Prospectus Supplement, the obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate upon notice to the Trustee of either: (a) the later of the distribution to holders of Certificates of a series of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under such Pooling and Servicing Agreement and the payment of all amounts due and payable to the provider of Credit Support, if any, and the Trustee or (b) mutual consent of the Servicer, the provider of Credit Support, if any, and all Certificateholders in writing; provided, however, that in no event will the trust established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement, alive as of the Cut-off Date.

     Unless otherwise provided in the related Prospectus Supplement and subject to provisions in such Pooling and Servicing Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Pooling and Servicing Agreement for each series on any date on which the outstanding principal balance of the Mortgage Pool is less than 10% of the Original Pool Principal Balance by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at the price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of the Mortgage Loans and REO Properties, and (y) to the extent not covered by interest collections on the Mortgage Loans that are distributable to holders of Certificates, 30 days' interest on such amount computed at a rate equal to the sum of the Pass-Through Rates of the Certificates for such series. In connection with any such purchase, the Servicer will pay the outstanding fees and expenses of the Trustee and the provider of Credit Support and the Servicer shall remit to the Trustee for remittance to holders of Certificates on the final Remittance Date all other amounts then on deposit in the Principal and Interest Account that would have constituted part of the amount available for distribution to holders of Certificates for subsequent Remittance Dates absent such purchase.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the provider of Credit Support or the holders of Certificates of a specified class under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of CEDE & Co., the nominee of the depository, The Depository Trust Company ("DTC").

     If so provided in the related Prospectus Supplement for a series of Certificates, holders of Certificates may hold their Certificates through DTC (in the United States) or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositories").

     Transfers between Participants (as defined below) will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants (each as defined below) will occur in accordance with their respective rules and operating procedures.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, owners of Offered Certificates ("Certificate Owners") or prospective owners, as the case may be, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificate Owners will receive all distributions of principal and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders may receive payments after the related Remittance Date because, while payments are required to be forwarded to CEDE & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) will be CEDE & Co., as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificate Owners under the related Pooling and Servicing Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain other entities, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative established policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued as Book-Entry Certificates will be issued as Definitive Certificates only if (i) DTC or the Servicer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Certificates and the Servicer is unable to locate a qualified successor or (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, if holders of Offered Certificates evidencing not less than 51% of the Voting Rights advise the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Upon surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement and such holders of Definitive Certificates will deal directly with the Trustee with respect to transfers, notices and distributions. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Pooling and Servicing Agreement will provide that the applicable Certificateholders will be notified of such event. For purposes of this Prospectus and each Prospectus Supplement, unless the context otherwise requires, the term "Certificateholder" shall be deemed to mean Certificate Owner.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee. The Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Pooling and Servicing Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Pooling and Servicing Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Superior Bank FSB, 135 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: Secretary.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Loans included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans on and after the Cut-off Date, other than the Depositor's Yield and amounts received on and after the Cut-off Date in respect of interest accrued prior to the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans and the other assets comprising the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule (the "Mortgage Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the appraised value, the loan-to-value ratio as of the date indicated and the scheduled payment of principal and interest.

     With respect to each Mortgage Loan (other than the Contracts), the Depositor will, unless otherwise provided in the related Prospectus Supplement, deliver or cause to be delivered to the Trustee (or to the custodian acting on behalf of the Trustee, if set forth in the Prospectus Supplement with respect to a series of Certificates) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee with evidence of recording thereon (except for any such assignment of Mortgage not returned from the public recording office, or one or more blanket certificates attaching copies of one or more assignments of mortgage relating thereto where the original assignment is not being delivered to the Trustee), evidence of title insurance, intervening assignments of Mortgage (except for any such assignment of the Mortgage that has been lost or has not been returned from the public recording office and any assumption and modification agreements (each, a "Trustee's Mortgage File"). In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the Pooling and Servicing Agreement for any series because they have been lost or have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Trustee a certified true photocopy of such Mortgage or assignment. The Depositor will deliver or cause to be delivered to the Trustee any such Mortgage or assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records. In addition, the Depositor will, unless specified in the related Prospectus Supplement, as to each Contract, deliver or cause to be delivered the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral.

     The Trustee will review (or cause to be reviewed) each Trustee's Mortgage File within 45 days after the initial issuance of the Certificates of each series, unless otherwise provided in the related Prospectus Supplement, to ascertain that all required documents have been executed and received. If the Trustee or the provider of Credit Support, if applicable under the related Pooling and Servicing Agreement, during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File to be missing or defective in any material respect, the Trustee or the provider of Credit Support, as applicable, shall promptly so notify the Depositor. Unless otherwise provided in the related Prospectus Supplement, if within 60 days after the Trustee's notice to it respecting such defect the Depositor has not remedied the defect and the defect materially and adversely affects the interest of the holders of Certificates in the related Mortgage Loan or the interests of the provider of Credit Support if applicable, the Depositor will, on the next succeeding Determination Date, either (i) substitute in lieu of such Mortgage Loan a mortgage loan or loans which meet certain criteria set forth in the related Pooling and Servicing Agreement (each, a "Qualified Substitute Mortgage Loan") and, if the then aggregate outstanding principal balance of such Qualified Substitute Mortgage Loans is less than the principal balance of such Mortgage Loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the Trustee the amount of any such shortfall or (ii) purchase such Mortgage Loan at a price (the "Mortgage Loan Purchase Price") equal to the principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon through the due date for such Mortgage Loan in the Due Period most recently ended prior to such Determination Date computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances (as defined herein) made by the Servicer, which purchase price shall be deposited in the Principal and Interest Account.

     Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to holders of Certificates or the Trustee for omission of, or a material defect in, a constituent document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series, with respect to each Mortgage Loan included in the related Trust Fund, the Depositor will make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Mortgage Loan on the Mortgage Loan Schedule; (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan; (iii) the authority of the Depositor to sell the Mortgage Loan; (iv) the payment status of the Mortgage Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard insurance coverage on the Mortgaged Property.

     Unless otherwise provided in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within 60 days following the date on which such Warranting Party discovered such breach or was notified of such breach, then such Warranting Party will be obligated to, on the Determination Date next succeeding the end of such 60 day period, either (i) repurchase such Mortgage Loan from the Trustee at the Mortgage Loan Purchase Price therefor or (ii) if during the first two years following the initial issuance of the related Certificates, or thereafter if an opinion of counsel is provided, replace such Mortgage Loan with one or more Qualified Substitute Mortgage Loans, provided that if the aggregate outstanding balance of such Qualified Substitute Mortgage Loan is less than the outstanding principal balance of the defective Mortgage Loan plus accrued and unpaid interest thereon, the Warranting Party shall also remit for distribution to the holders of Certificates an amount equal to such shortfall. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor nor the Servicer (except to the extent that it is the Warranting Party) will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

     A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon a breach of any such representation of the Servicer which materially and adversely affects the interests of the Certificateholders, the Servicer will be obligated to cure the breach in all material respects.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO PRINCIPAL AND INTEREST ACCOUNT

     Unless otherwise provided in the related Prospectus Supplement, the Servicer will, as to each Trust Fund, establish and maintain or cause to be established and maintained a Principal and Interest Account for the collection of payments on the related Mortgage Loans, which must be either (A) an account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc. ("S&P"), and A2 or better by Moody's Investors Service, Inc. ("Moody's") and in one of the two highest short-term rating categories by S&P and in the highest short-term rating category by Moody's and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) if required by the related Pooling and Servicing Agreement, approved in writing by the provider of Credit Support and S&P or (B) a trust account or accounts (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity (the account or accounts described in (A) or (B), an "Eligible Account"). Amounts on deposit in the Principal and Interest Account may be invested in certain high quality instruments ("Permitted Instruments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Principal and Interest Account will be paid to the Servicer or its designee as additional servicing compensation and the Servicer shall be responsible for any losses thereon. The Principal and Interest Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by each Rating Agency and so specified in the related Prospectus Supplement, a Principal and Interest Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

     The Servicer will deposit or cause to be deposited in the Principal and Interest Account for each Trust Fund within one business day of receipt of good funds, unless otherwise provided in the Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received by the Servicer or on its behalf on or subsequent to the Cut-off Date (other than any amounts representing the Depositor's Yield and amounts received on or after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date):

            (i) all payments on account of principal, including Principal Prepayments, Curtailments and other excess payments of principal, on the Mortgage Loans (net of the Depositor's Yield, if any);

           (ii) all payments on account of interest on the Mortgage Loans (net of amounts received on and after the Cut-off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date);

          (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds"), any proceeds received in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or any release of a part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise ("Released Mortgaged Property Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") net of fees and advances reimbursable therefrom plus the net proceeds on a monthly basis with respect to any Mortgaged Properties ("REO Property") acquired for the benefit of Certificateholders by foreclosure or by deed-in-lieu of foreclosure or otherwise (collectively, "Net Liquidation Proceeds");

           (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Depositor as described under "Description of the Pooling and Servicing Agreements-- Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", net of the Depositor's Yield, if any, in respect of such Mortgage Loan;

            (v) all payments required to be deposited in the Principal and Interest Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

          (vi) any amount required to be deposited by the Servicer in connection with losses realized on investments of funds held in the Principal and Interest Account in Permitted Instruments.

     Unless otherwise specified in the related Prospectus Supplement, the foregoing requirements for deposit in the Principal and Interest Account may be net of any portion thereof retained by the Servicer as its servicing compensation which need not, to the extent permitted by the related Pooling and Servicing Agreement, be deposited in the Principal and Interest Account. See "Description of the Pooling and Servicing Agreements--Servicing and Other Compensation and Payment of Expenses".

DEPOSITS TO CERTIFICATE ACCOUNT

     The Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained a Certificate Account which must be an Eligible Account.

     The Trustee will deposit or cause to be deposited in the Certificate Account for each Trust Fund, unless otherwise provided in the Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following amounts (collectively, the "Amount Available") received on or subsequent to the Cut-off Date:

          (i) all amounts transferred to the Trustee by the Servicer from the Principal and Interest
     Account;

          (ii) any Monthly Advances and Compensating Interest remitted to the Trustee by the Servicer as described under "Description of the Certificates--Monthly Advances in respect of Delinquencies--Compensating Interest";

          (iii) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

          (iv) all income or gain from investments of funds on deposit in the Certificate Account and any amount required to be deposited by the Servicer in connection with losses realized on investments of funds in the Certificate Account; and

          (v) the Termination Price.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the original principal amount of a series of Certificates may exceed the principal balance of the Mortgage Loans initially being delivered to the Trustee. Cash in an amount equal to such difference will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement, amounts on deposit in the Pre-Funding Account may be used to purchase additional Mortgage Loans for the related Trust Fund. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Prospectus Supplement and Pooling and Servicing Agreement. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related series of Certificates at the time and in the manner set forth in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with the Pooling and Servicing Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". The Servicer will be required to perform the customary functions of a servicer of comparable loans, including: collecting payments from mortgagors maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the terms of the Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; and maintaining accounting records relating to the Mortgage Loans.

     The Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the foregoing, the Servicer may at its own discretion waive any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, subject to the limitations set forth in the related Pooling and Servicing Agreement. In the event the Servicer consents to the deferment of the due dates for payments due on a Mortgage Note, the Servicer will nonetheless make payment of any required Monthly Advances with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

     Under a Pooling and Servicing Agreement, a Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. In the case of Single Family Loans and Contracts, a Servicer may, among other things, grant a period of temporary indulgence (generally up to four months) to a Mortgagor or may enter into a plan providing for repayment by such Mortgagor of delinquent amounts within a specified period (generally up to one year) from the date of execution of the plan. However, unless otherwise specified in the related Prospectus Supplement, the Servicer must first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for such Mortgage Loan or Contract. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable credit enhancement.

     In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the related Pooling and Servicing Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located.

     If a Mortgagor files a bankruptcy petition, the Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

SERVICING ADVANCES

     In the course of performing its servicing obligations, the Servicer will, unless otherwise specified in the related Prospectus Supplement, pay all reasonable and customary "out of pocket" costs and expenses incurred in the performance of its servicing obligations in accordance with the general servicing standards described above, which costs and expenses may include the cost of (i) the preservation, restoration and protection of Mortgaged Properties, including advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and flood insurance policies, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage Loan and (iv) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien. Each such expenditure will constitute a "Servicing Advance".

     Unless otherwise specified in the related Prospectus Supplement, the Servicer may recover Servicing Advances, if not theretofore recovered from the mortgagor on whose behalf such Servicing Advance was made, from late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that such Servicing Advances will not be ultimately recoverable from late collections, Insurance Proceeds, Released Mortgaged Property Proceeds or Liquidation Proceeds on the related Mortgage Loans ("Nonrecoverable Servicing Advances"), unless otherwise provided in the related Prospectus Supplement, the Servicer may be reimbursed from distributions of the Amount Available after distributions to the Certificateholders. The Servicer is not required to make any Servicing Advance which it determines would be a Nonrecoverable Servicing Advance.

SUB-SERVICERS

     A Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Servicer will remain obligated under the related Pooling and Servicing Agreement. The sub-servicing agreement between a Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will be consistent with the terms of the related Pooling and Servicing Agreement and will not result in a withdrawal or downgrading of the rating of any class of Certificates issued pursuant to such Pooling and Servicing Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Servicer and the Sub-Servicer, the related Pooling and Servicing Agreement will provide that, if for any reason the Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Servicer for certain expenditures which it makes, generally to the same extent the Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses".

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the name of the Trustee on behalf of the Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments; provided, however, that the Servicer will not be required to foreclose in the event that it determines that foreclosure would not be in the best interests of the Certificateholders or the provider of Credit Support, if any.

     In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs.

     The limitations imposed by the Pooling and Servicing Agreement for a series of Certificates and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure".

     If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the related Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Principal and Interest Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan and unreimbursed Servicing Advances incurred with respect to the Mortgage Loan.

HAZARD INSURANCE POLICIES

     Each Pooling and Servicing Agreement will require the Servicer to maintain or cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the least of (i) the outstanding principal balance owing on the related Mortgage Loan and any First Lien, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. Generally, if at the origination of the Mortgage Loan or at any time during the term of the Mortgage Loan, the Servicer determines that the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the Mortgage Loan and any First Lien and (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended. The Servicer will also be required to maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1994, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Principal and Interest Account.

     In the event that the Servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the first paragraph of this sub-section, the Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

DUE-ON-SALE PROVISIONS

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer, on behalf of the Trustee, will be required under the related Pooling and Servicing Agreement, to the extent it has knowledge of such conveyance or prospective conveyance, to enforce the rights of the Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer will not be required to exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. The Servicer may also be authorized under the related Pooling and Servicing Agreement, subject to certain approvals, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Loan (the "Servicing Fee") which amount will be set forth in the Prospectus Supplement with respect to a series of Certificates. Since the Servicer's primary compensation is a percentage of the principal balance of each Mortgage Loan, such amounts will decrease in accordance with the amortization schedule of each Mortgage Loan. Unless otherwise provided in the related Prospectus Supplement, the Servicer may retain, as additional servicing compensation, all assumption fees, modification fees and other administrative fees, late payment charges, release fees, bad check charges, any other servicing-related fees (other than the Depositor's Yield), Net Liquidation Proceeds not otherwise required to be deposited into the Principal and Interest Account pursuant to the related Pooling and Servicing Agreement, interest or other income which may be earned on funds held in the Principal and Interest Account, Certificate Account and any other account created under the related Pooling and Servicing Agreement. The Pooling and Servicing Agreement and Prospectus Supplement with respect to a series of Certificates will set forth any other amounts payable to the Servicer. Any Sub-Servicer will receive a portion of the Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Servicer or Trustee may, to the extent provided in the related Prospectus Supplement, pay certain expenses incurred, including, without limitation, payment of the fees and disbursements of the Trustee and the obligor under an instrument of Credit Support, if any. The Pooling and Servicing Agreement and Prospectus Supplement with respect to a series of Certificates may provide that additional accounts be established by the Servicer or the Trustee into which the Servicer or the Trustee will deposit amounts sufficient to pay such fees.

EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date specified in the Pooling and Servicing Agreement, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation

Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing by or on behalf of the Servicer of residential mortgage loans during the most recently completed fiscal year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications as may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable reports of firms of public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

     Each such Pooling and Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Servicer will be obtainable by Certificateholders without charge upon written request to the Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Servicer may not assign the related Pooling and Servicing Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the Depositor, the provider of Credit Support, if any, the Trustee and the majority Certificateholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with such Pooling and Servicing Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, Events of Default under the related Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied after the giving of written notice of such failure to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by any Certificateholder; (ii) any failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interests of the Certificateholders, or any required Monthly Advance to the extent of the full amount; (iii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement which continues unremedied for no more than sixty days after the giving of written notice of such failure to the Servicer by the Trustee, the provider of Credit Support, if applicable, or the Depositor, or to the Servicer, the Depositor and the Trustee by any Certificateholder; and
(iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, receivership or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, so long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, shall, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each Rating Agency or provider of Credit Support, if any, with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Pooling and Servicing Agreement.

     The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee by written agreement, upon written consent of the provider of Credit Support, if any, without notice to or the consent of any of the holders of Certificates covered by the Pooling and Servicing Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein which may be inconsistent with any other provisions thereof, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof; provided that such action will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement; and provided further that no such amendment may reduce in any manner the amount of or, delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or change the rights or obligations of any other party without the consent of such party. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Pooling and Servicing Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Servicer or its designee in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Principal and Interest Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates, the Servicer and its affiliates and any Sub-Servicer and its affiliates. The Trustee may resign at any time in the manner set forth in the related Pooling and Servicing Agreement, in which event the Servicer will be obligated to appoint a successor Trustee. The Trustee may be removed if it ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or if it becomes insolvent. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of appointment by a successor trustee. The Trustee may appoint separate trustees and co-trustees to the extent provided in the related Pooling and Servicing Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Loans. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one pool of Mortgage Loans in a Trust (each, a "Covered Pool") or more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Pools or Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Pools or Covered Trusts prior to such Covered Pool or Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Remittance Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected. If one or more classes of Subordinate Certificates of a series are Offered Certificates, the related Prospectus Supplement will provide information as to the sensitivity of distributions on such Certificates based on certain default assumptions.

CROSS-SUPPORT PROVISIONS

     If so provided in the related Prospectus Supplement, the Mortgage Loans for a series of Certificates may be divided into separate groups, each supporting a separate class or classes of Certificates of a series, and credit support may be provided by cross-support provisions requiring that distributions be made on certain classes of Certificates evidencing interests in one group of Mortgage Loans prior to distributions on other classes of Certificates evidencing interests in a different group of Mortgage Loans. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and otherwise as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS OR SPREAD ACCOUNT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Loans as specified in the related Prospectus Supplement. A reserve fund for a series of Certificates which is funded over time by depositing therein a portion of the interest payment on each Mortgage Loan will be referred to as a "Spread Account" in the related Prospectus Supplement and Pooling and Servicing Agreement.

     Amounts on deposit in any reserve fund for a series of Certificates, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of or interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Remittance Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any reserve funds will be invested in Permitted Instruments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to the Servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Certificateholders and the use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If so provided in the Prospectus Supplement for a series of Certificates, a portion of the interest payment on each Mortgage Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Certificates and, thus, accelerate the rate of payment of principal on such class or classes of Certificates.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans secured by one- to four-family residential properties that are general in nature. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

     Single Family and Multifamily Loans. Each Single Family and Multifamily Loan will be secured by either a deed of trust or mortgage, depending upon the prevailing practice in the state in which the Mortgaged Property subject to such Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent, i.e., the payment of the indebtedness secured thereby. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except that it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee). Mortgages, deeds of trust and deeds to secure debt are not prior to liens for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages, deeds of trust and deeds to secure debt and other encumbrances depends on their terms in some cases and generally on the order of recordation of the mortgage, deed of trust or the deed to secure debt in the appropriate recording office.

     The Mortgages that encumber Multifamily Properties will contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by the majority of states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Servicer will be required under the related Pooling and Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Pooling and Servicing Agreement, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available remedies under the mortgage. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure, the court would issue a judgment of foreclosure and would generally appoint a referee or other court officer to conduct the sale of the property.

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or deed to secure debt which authorizes the sale of the property to a third party upon any default by the borrower under the terms of the note, deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, prior to such sale, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations, including attorney's and trustee's fees to the extent allowed by applicable law. Certain states may require notices of sale to be published periodically for a proscribed period in a specified manner prior to the date of the trustee's sale. Generally, state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is often a public sale. Because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, a third party may be unwilling to purchase the property at a foreclosure sale. Until recently, potential buyers were confronted with the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67d of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy
Code). However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "'reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with".

     For these reasons, it is common for the lender to purchase the property from the trustee, referee or other court officer for an amount equal to the principal amount of the indebtedness secured by the mortgage or deed of trust, accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including the obligation to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     A second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the first mortgage in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the second loan, and may be subrogated to the rights of the first mortgagee. In addition, in the event that the foreclosure of a second mortgage triggers the enforcement of a "due-on-sale" clause, the second mortgagee may be required to pay the full amount of the first mortgage to the first mortgagee. Accordingly, with respect to those Mortgage Loans which are second mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     Under the REMIC provisions of the Code and the Pooling and Servicing Agreement with respect to a series of Certificates, the Servicer may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the cost of direct operation by the Servicer.

     Some states impose prohibitions or limitations on remedies available to the mortgagee, including the right to recover the debt from the mortgagor. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

     In certain jurisdictions, real property transfer or recording taxes or fees may be imposed on the REMIC with respect to its acquisition (by foreclosure or otherwise) and disposition of REO Property, and any such taxes or fees imposed may reduce Liquidation Proceeds with respect to such REO Property, as well as distributions payable to the Certificateholders.

REPOSSESSION WITH RESPECT TO CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

            (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

           (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

SECOND MORTGAGES

     Some of the Mortgage Loans may be secured by second mortgages or deeds of trust, which are junior to first mortgages or deeds of trust held by other lenders. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, the terms of the second mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust. In the event of a conflict between the terms of the first mortgage or deed of trust and the second mortgage or deed of trust, the terms of the first mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the second mortgage.

RIGHTS OF REDEMPTION

     Single Family and Multifamily Properties. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

     Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Single Family and Multifamily Properties. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

     Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Single Family and Multifamily Properties. All of the Single Family and Multifamily Loans will include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

     All of the Mortgage Loans will contain "due-on-sale" clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Exempted from the general rule of enforceability of due-on-sale clauses are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, the exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation ("FHLMC") has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Manufactured Homes. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home as to which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges. Title V also provides that, subject to conditions (among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit), state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

     In the Pooling and Servicing Agreement, the Depositor represents and warrants that each Mortgage Loan was originated in compliance with applicable state law in all material respects.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related Pooling and Servicing Agreement, late charges will be retained by the Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller of goods and certain related creditors and their assignees in a consumer credit transaction to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the assignee of the contract may also be unable to collect amounts still due thereunder. It is likely that the majority of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trust Fund, as assignee of the Contracts, will be subject to any claims or defenses that the obligor under the Contract may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed-in-lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust Fund).

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Certificateholders could suffer a loss if (i) the Depositor fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (ii) the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the Offered Certificates of any series, but, as described in the related Prospectus Supplement, may be covered by Credit Support. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation applies to any Mortgage Loan which goes into default there may be delays in payment on the Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Certificateholders in the event that the Credit Support, if any, has been exhausted or is no longer in effect or does not cover such shortfall.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Trustee will covenant to elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

CLASSIFICATION OF REMICS

     Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Servicer will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

TIERED REMIC STRUCTURES

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans...secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

GENERAL

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

ORIGINAL ISSUE DISCOUNT

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, the Servicer nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate" a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" or at an "objective rate" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

MARKET DISCOUNT

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of

Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

PREMIUM

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

GENERAL

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return and may cause such after-tax rate of return to be negative.

TAXABLE INCOME OF THE REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See

"--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

BASIS RULES, NET LOSSES AND DISTRIBUTIONS

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

EXCESS INCLUSIONS

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

NONECONOMIC REMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute "noneconomic" residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

MARK-TO-MARKET RULES

     On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of Servicing Fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property

(a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Servicer or the Trustee in either case out of its own funds, provided that the Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES
TO CERTAIN ORGANIZATIONS

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity for taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership", all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partners).

TERMINATION

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee, unless otherwise stated in the related Prospectus Supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust to the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences". Prospective investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in Certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the Trust Assets. In addition, if the Trust Assets constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of Section 406(a) of ERISA, and from the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of certificates in the initial issuance of certificates and the servicing and operation of "mortgage pools" (as defined below). PTCE 83-1 permits, subject to certain general and specific conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans, related to the origination, maintenance and termination of mortgage pools (other than pools including Multifamily Loans and Contracts) and the acquisition and holding of certain mortgage pool pass-through certificates representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 does not provide an exemption for Certificates subordinate to other certificates of the same series and is not available for mortgage pools consisting of Multifamily Loans or Contracts.

     PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one- to four-family, residential property; (b) property which had secured obligations and which has been acquired by foreclosure; and (c) undistributed cash." The Depositor expects that each pool of Single Family Loans (but not a Mortgage Pool consisting of Multifamily Loans or Contracts) will be a "mortgage pool" within the meaning of PTCE 83-1.

     PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor". The Depositor has been advised that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Certificates representing interests in a Trust Fund consisting of Mortgage Loans issued in a series consisting of only a single class of Certificates; and (ii) Senior Certificates representing interests in a Trust Fund consisting of Mortgage Loans issued in a series in which there is only one class of Senior Certificates; provided that the Certificates described in clauses (i) and (ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

     It is not clear whether all types of Certificates that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Certificates that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Stripped Interest Certificates and Stripped Principal Certificates; or (b) Certificates in a series including classes of Certificates which differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Certificates evidencing an interest in a Trust Fund as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Certificates representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Certificates.

     PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pool plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest are fiduciaries.

     The Prospectus Supplement for a series of Certificates will set forth whether the Trustee in respect of that series is affiliated with the Depositor. If the Credit Support for a series of Certificates constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Single Family Loans or the principal balance of the largest Single Family Loan, then the Depositor has been advised that the second general condition referred to above will be satisfied. It is not expected that the Depositor will receive total compensation for forming and providing services to the Mortgage Pools which will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Certificates must make its own determination as to whether (i) the Certificates constitute "mortgage pool pass-through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and (iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

     It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration certificates of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Certificates. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Certificates or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving a Trust Fund. The applicable Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     All depository institutions considering an investment in the Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale. The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of two or more of these methods; such methods are as follows:

          1. by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. by placements by the Depositor with institutional investors through dealers; and

          3. by direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, a series of Certificates may be offered in whole or in part in exchange for the Mortgage Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Certificates. If underwriters (each, an "Underwriter") are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor.

     The Offered Certificates may be distributed in a firm commitment underwriting subject to the terms and conditions of an underwriting agreement. In such event, the Prospectus Supplement may also specify that the underwriter will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, an underwriter may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by the underwriter acting as agent or in some cases as principal with respect to Offered Certificates that they have previously purchased or agreed to purchase. If the underwriter acts as agent in the sale of Offered Certificates, the underwriter will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that the underwriter elects to purchase Offered Certificates as principal, the underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The related underwriting agreement may require that the Depositor indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or that it will contribute to payments the underwriter may be required to make in respect thereof.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be an "underwriter" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by a Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated in one of the four highest rating categories by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the provider of Credit Support, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

Accrual Certificates..................................................4, 10, 25
Accrued Certificate Interest.................................................26
Affiliated Sellers...........................................................17
Alliance ....................................................................24
Alliance Funding Division....................................................24
Amount Available.............................................................37
ARM Loans....................................................................18
Bankruptcy Code..............................................................13
Bankruptcy Loan..............................................................13
Bankruptcy Plan..............................................................13
Book-Entry Certificates......................................................25
CEDEL ........................................................................6
CEDEL Participants...........................................................32
CERCLA   ....................................................................15
Certificate Account.......................................................2, 19
Certificate Balance...........................................................3
Certificate Owners...........................................................31
Certificateholders..........................................................iii
Certificates..................................................................1
Code .........................................................................4
Commission...................................................................ii
Compensating Interest........................................................28
Contracts....................................................................17
Convertible Mortgage Loan....................................................19
Covered Trust............................................................14, 44
CPR .........................................................................22
Credit Support.............................................................i, 3
Curtailment...................................................................6
Cut-off Date..................................................................5
Deferred Interest............................................................11
Definitive Certificates......................................................25
Depositor.................................................................1, 24
Determination Date...........................................................25
DOL .........................................................................72
DTC .................................................................iii, 6, 30
Due Period....................................................................6
Effective Date...............................................................24
Eligible Account.............................................................36
ERISA ....................................................................8, 72
Euroclear.....................................................................6
Euroclear Participants.......................................................32
Exchange Act.................................................................ii
FDIC ........................................................................15
FHLMC .......................................................................53
First Liens..................................................................12
FTC Rule ....................................................................55
Garn-St Germain Act..........................................................53
Indirect Participants........................................................31
Insurance Proceeds...........................................................36
L/C Bank ....................................................................45
Lee .........................................................................25
Lee Servicing Division.......................................................24
Liquidation Proceeds.........................................................37
Manufactured Homes............................................................1
Monthly Advance...........................................................5, 28
Moody's .....................................................................36

Mortgage Loan Purchase Price.................................................35
Mortgage Loan Schedule.......................................................34
Mortgage Loans............................................................i, 17
Mortgage Notes...............................................................17
Mortgage Pool..............................................................i, 1
Mortgage Rate.............................................................2, 18
Mortgaged Properties......................................................1, 17
Mortgages....................................................................17
Mortgagor....................................................................11
Multifamily Loan.........................................................39, 73
Multifamily Loans............................................................17
Multifamily Properties....................................................1, 17
Net Liquidation Proceeds.....................................................37
Net Mortgage Rate............................................................28
Nonrecoverable Monthly Advance...............................................28
Nonrecoverable Servicing Advances............................................39
Note Margin..................................................................23
Offered Certificates..........................................................i
OTS .........................................................................24
Parties in Interest..........................................................72
Pass-Through Rate.............................................................3
Permitted Instruments........................................................36
Plan Payment.................................................................13
Plans .......................................................................72
Pooling and Servicing Agreement...............................................3
Pre-Funding Account..........................................................37
Principal and Interest Account............................................2, 19
Principal Prepayment..........................................................6
Qualified Substitute Mortgage Loan...........................................35
Rating Agency.................................................................8
Record Date..................................................................25
Released Mortgaged Property Proceeds.........................................37
Relief Act...............................................................15, 55
REMIC Regular Certificates....................................................7
REMIC Residual Certificates...................................................7
Remittance Date...............................................................4
REO Property.................................................................37
S&P .........................................................................36
Sellers .....................................................................17
Senior Certificates.......................................................4, 25
Servicing Fee................................................................41
Single Family Loans..........................................................17
Single Family Properties..................................................1, 17
SMMEA .......................................................................74
SPA .........................................................................22
Stripped Interest Certificates...............................................25
Stripped Principal Certificates...........................................4, 25
Sub-Servicer.................................................................39
Sub-Servicing Agreement......................................................39
Subordinate Certificates..................................................4, 25
Termination Price............................................................30
Title V  ....................................................................54
Trust Assets.................................................................ii
Trust Fund....................................................................i
Trustee  .....................................................................1
Trustee's Mortgage File......................................................34
Unaffiliated Sellers.........................................................17
Voting Rights................................................................16
Warranting Party.............................................................35
Window Period Loans..........................................................53

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement..........................................  S-4
Risk Factors.............................................................. S-20
The Mortgage Pool......................................................... S-24
Certain Yield and Prepayment Considerations............................... S-50
The Depositor............................................................. S-65
Description of the Certificates........................................... S-72
Pooling Agreement......................................................... S-93
The Certificate Insurer and the Certificate
Insurance Policy.......................................................... S-97
Certain Federal Income Tax Consequences...................................S-100
ERISA Considerations......................................................S-102
Legal Investment..........................................................S-104
Method of Distribution....................................................S-105
Experts...................................................................S-106
Ratings...................................................................S-106
Legal Matters.............................................................S-106
Index of Principal Definitions............................................S-107
Global Clearance, Settlement and Tax Documentation
Procedures................................................................  I-1

                                   PROSPECTUS

Summary of Prospectus ....................................................    1
Risk Factors .............................................................    9
Description of the Trust Funds ...........................................   17
Use of Proceeds ..........................................................   20
Yield Considerations .....................................................   20
The Depositor ............................................................   24
The Servicer .............................................................   25
Description of the Certificates ..........................................   25
Description of the Pooling and Servicing Agreements ......................   33
Description of Credit Support ............................................   44
Certain Legal Aspects of Mortgage Loans ..................................   46
Certain Federal Income Tax Consequences ..................................   56
State And Other Tax Consequences .........................................   72
ERISA Considerations .....................................................   72
Legal Investment .........................................................   74
Method of Distribution ...................................................   75
Legal Matters ............................................................   76
Financial Information ....................................................   76
Rating ...................................................................   76
Index of Principal Definitions ...........................................   77


     UNTIL DECEMBER 11, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                  $300,000,000

                                AFC MORTGAGE LOAN
                            ASSET BACKED CERTIFICATES
                                  SERIES 1997-3


                               SUPERIOR BANK FSB,

                                    DEPOSITOR



                       $35,000,000 CLASS 1A-1 CERTIFICATES
                           VARIABLE PASS-THROUGH RATE


                       $30,500,000 CLASS 1A-2 CERTIFICATES
                             6.62% PASS-THROUGH RATE

                       $12,000,000 CLASS 1A-3 CERTIFICATES
                             6.69% PASS-THROUGH RATE


                       $22,027,857 CLASS 1A-4 CERTIFICATES
                             7.07% PASS-THROUGH RATE


                       $21,000,000 CLASS 1A-5 CERTIFICATES
                             6.90% PASS-THROUGH RATE


                       $179,472,143 CLASS 2A CERTIFICATES
                           VARIABLE PASS-THROUGH RATE


                             _______________________

                              PROSPECTUS SUPPLEMENT
                             _______________________



                               MERRILL LYNCH & CO.
                                J.P. MORGAN & CO.


                               SEPTEMBER 12, 1997


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